Exhibit 99.1

SONIC CAPITAL LLC,

SONIC INDUSTRIES FRANCHISING LLC,

AMERICA’S DRIVE-IN HOLDING INC.,

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC

AMERICA’S DRIVE-IN RESTAURANTS LLC,

SRI REAL ESTATE HOLDING LLC and

SRI REAL ESTATE PROPERTIES LLC,

each as Co-Issuer

and

CITIBANK, N.A.,

as Trustee and Securities Intermediary

BASE INDENTURE

Dated as of December 20, 2006

Asset Backed Notes

(Issuable in Series)

(Continued)

(Continued)

(Continued)

(Continued)

ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS

Exhibit A	Interim Servicer’s Report
Exhibit B	Monthly Servicer’s Report
Exhibit C-1	Form of Grant of Security Interest in Trademarks
Exhibit C-2	Form of Grant of Security Interest in Patents
Exhibit C-3	Form of Grant of Security Interest in Copyrights
Exhibit D-1	Form of Supplemental Grant of Security Interest in Trademarks
Exhibit D-2	Form of Supplemental Grant of Security Interest in Patents
Exhibit D-3	Form of Supplemental Grant of Security Interest in Copyrights
Exhibit E	Form of Information Request Certification

SCHEDULES

Schedule 7.7	-	Tax Assessments
Schedule 7.13	-	Non-Perfected Liens
Schedule 7.19	-	Insurance

x

BASE INDENTURE, dated as of December 20, 2006, by and among SONIC CAPITAL LLC, a Delaware limited liability company (the “Master Issuer”), SONIC INDUSTRIES FRANCHISING LLC, a Delaware limited liability company (the “Franchise Assets Holder”), AMERICA’S DRIVE-IN HOLDING INC., a Kansas corporation (the “ADIC Holdco”), AMERICA’S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company (the “IP Holder”), AMERICA’S DRIVE-IN RESTAURANTS LLC, a Kansas limited liability company (“New ADIC”), SRI REAL ESTATE HOLDING LLC, a Delaware limited liability company (“SRI Real Estate Holdco”), SRI REAL ESTATE PROPERTIES LLC, a Delaware limited liability company (“SRI Real Estate Assets Holder” and together with the Master Issuer, the Franchise Assets Holder, ADIC Holdco, the IP Holder, New ADIC and SRI Real Estate Holdco, collectively, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Co-Issuers have duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more series of asset backed notes (the “Notes”), issuable as provided in this Base Indenture; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Co-Issuers, in accordance with its terms, have been done, and the Co-Issuers propose to do all the things necessary to make the Notes, when executed by the Co-Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Co-Issuers, the legal, valid and binding obligations of the Co-Issuers as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

Capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Definitions List may be amended, supplemented or modified from time to time in accordance with the provisions hereof.

Section 1.2 Cross-References.

Unless otherwise specified, references in the Indenture and in each other Related Document to any Article or Section are references to such Article or Section of the Indenture or such other Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3 Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Related Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Related Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

Section 1.4 Rules of Construction.

In the Indenture and the other Related Documents, unless the context otherwise requires:

(a) the singular includes the plural and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the applicable Related Document, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c) reference to any gender includes the other gender;

(d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(f) with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”.

ARTICLE II

THE NOTES

Section 2.1 Designation and Terms of Notes.

(a) Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Co-Issuers, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Co-Issuers executing such Notes, as evidenced by execution of such Notes by such Authorized Officers. All Notes of any Series shall, except as specified in the applicable Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

(b) With respect to any Variable Funding Note Purchase Agreement entered into by the Co-Issuers in connection with the issuance of any Class A-1 Senior Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall be true (except to the extent that the Series Supplement with respect to such Class of Notes shall provide otherwise):

(i) for purposes of any provision of any Indenture Document relating to any vote, consent, direction or the like to be given by such Class on any date, any commitments to extend credit under such Variable Funding Note Purchase Agreement that are not drawn on such date shall be treated as if they were fully drawn and outstanding as Outstanding Principal Amount, without duplication as among different Subclasses so as to ensure that for such purpose the Outstanding Principal Amount does not exceed the maximum aggregate amount of such commitments; and

(ii) for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Variable Funding Note Purchase Agreement have been terminated thereunder.

Section 2.2 Notes Issuable in Series.

(a) The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement.

(b) So long as each of the certifications described in clause (viii) below are true and correct as of the applicable Series Closing Date, Notes of a new Series may from time to time be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least five (5) Business Days (except in the case of the issuance of the Initial Series of Notes) in advance of the related Series Closing Date and upon delivery by the Co-Issuers to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i) a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series to be authenticated and the Note Rate with respect to such new Series;

(ii) a Series Supplement satisfying the criteria set forth in Section 2.3 executed by the Co-Issuers and the Trustee and specifying the Principal Terms of such new Series;

(iii) if there is one or more Series of Notes Outstanding, written confirmation from each Rating Agency that the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such issuance;

(iv) any related Insurance Agreement entered into in connection with such issuance and executed by each of the parties thereto;

(v) any related Enhancement Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.31;

(vi) any related Interest Rate Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.32;

(vii) if the Initial Series of Notes is Outstanding and such new Series of Notes are Senior Notes, the prior written consent of Ambac; provided, however, that such consent shall not be required if:

(A) the Co-Issuers have complied in all respects with the Credit Protection First Offer Procedure and Ambac has failed to accept such offer in accordance therewith;

(B) the written confirmation referred to in clause (iii) above has been received from each Rating Agency; and

(C) after giving effect to the issuance of such new Series of Notes, the ABS Leverage Ratio as of the applicable Series Closing Date is equal to or less than the Initial ABS Leverage Ratio;

(viii) an Officer’s Certificate dated as of the applicable Series Closing Date to the effect that:

(A) no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of the new Series of Notes;

(B) no Cash Trapping Period is in effect or will commence as a result of the issuance of the new Series of Notes;

(C) all conditions precedent with respect to the authentication and delivery of such new Series of Notes provided in this Base Indenture, the related Series Supplement and, if applicable, the related Variable Funding Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such new Series of Notes have been satisfied;

(D) if such new Series of Notes are Senior Notes, the G&C Agreement is in full force and effect as to such new Series of Notes;

(E) if the Initial Series of Notes is Outstanding and if such new Series of Notes includes Subordinated Debt, the terms of any such new Series of Notes with respect to the issuance of any Subordinated Debt include the Subordinated Debt Provisions to the extent applicable; and

(F) each of the parties to the Related Documents with respect to such new Series of Notes has covenanted and agreed in the Related Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

(ix) a Tax Opinion dated the applicable Series Closing Date; provided, however, that, if there are no Notes Outstanding, only the opinion set forth in clause (b) of the definition of Tax Opinion is required to be given in connection with the issuance of such new Series of Notes;

(x) an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that:

(A) all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement and the new Series of Notes is permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement;

(B) the related Series Supplement has been duly authorized, executed and delivered by the Co-Issuers;

(C) such new Series of Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Series Supplement, will constitute valid, binding and enforceable obligations of the Co-Issuers entitled to the benefits of this Base Indenture and the related Series Supplement, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(D) if such new Series of Notes are Senior Notes, the G&C Agreement is enforceable with respect to such new Series of Senior Notes;

(E) the Lien and the security interests created by the Base Indenture and the G&C Agreement on the Collateral remain perfected as required by the Base Indenture and the G&C Agreement and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such new Series of Notes;

(F) a bring-down of the non-consolidation opinion delivered on the Initial Closing Date;

(G) if any new assets are being transferred to the Securitization Entities in connection with the issuance of such new Series of Notes, a true sale or true contribution opinion with respect to the transfer of such assets; and

(H) the related Series Supplement is a legal, valid and binding agreement of the Co-Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity; and

(xi) such other documents, instruments, certifications, agreements or other items as the Control Party may reasonably require.

(c) Upon satisfaction, or waiver by the Control Party (which waiver shall be in writing), of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by the Co-Issuers.

Section 2.3 Series Supplement for Each Series.

In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which may include, without limitation:

(a) its name or designation;

(b) the Initial Principal Amount with respect to such Series;

(c) the Note Rate with respect to such Series and the applicable Default Rate;

(d) the Series Closing Date;

(e) the Series Anticipated Repayment Date;

(f) the Series Legal Final Maturity Date;

(g) each Rating Agency rating such Series;

(h) the name of the Clearing Agency, if any;

(i) the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Series and the terms governing the operation of any such account and the use of moneys therein;

(j) the method of allocating amounts deposited into any Series Distribution Account with respect to such Series;

(k) whether the Notes of such Series will be issued in multiple Classes or Subclasses and the rights and priorities of each such Class or Subclass;

(l) any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date;

(m) whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon;

(n) whether the Notes of such Series include Senior Notes, and/or Subordinated Notes;

(o) whether the Notes of such Series include Class A-1 Senior Notes or Class A-1 Subfacilities issued pursuant to a Variable Funding Note Purchase Agreement;

(p) the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(q) the existence of any related Policy and the Insurer thereunder, if any;

(r) the terms of any related Interest Rate Hedge and the Interest Rate Hedge Provider thereof, if any; and

(s) any other relevant terms of such Series of Notes that do not change the terms of any Series of Notes Outstanding and that do not prevent the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding with respect to the issuance of such new Series (all such terms, the “Principal Terms” of such Series).

Section 2.4 Execution and Authentication.

(a) The Notes shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Co-Issuers by an Authorized Officer of each Co-Issuer and delivered by the Co-Issuers to the Trustee for authentication and redelivery as provided herein. The signature of each such Authorized Officer on the Notes may be manual or facsimile. If an Authorized Officer of any Co-Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Base Indenture, the Co-Issuers may deliver Notes of any particular Series (issued pursuant to Section 2.2) executed by the Co-Issuers to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c) No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer (and, the Luxembourg agent (the “Luxembourg Agent”), if the Notes of the Series to which such Note belongs are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Co-Issuers to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of a Series issued under the within mentioned Indenture.

Citibank, N.A., as Trustee

By:
Authorized Signatory

(d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Co-Issuers, and the Co-Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee and the Control Party (which need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Co-Issuers, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5 Registrar and Paying Agent.

(a) The Co-Issuers shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the commitment of each Noteholder and the principal amount owing to each Noteholder from time to time. The Co-Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent and the term “Registrar” shall include any co-registrars. The Co-Issuers may change the Paying Agent or the Registrar without prior notice to any Noteholder. The Co-Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Co-Issuers to the Trustee and those addressed to the Co-Issuers) in connection with the Notes to the Co-Issuers.

(b) The Co-Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Co-Issuers fail to maintain a Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Co-Issuers shall appoint a replacement Registrar or Paying Agent, as applicable.

Section 2.6 Paying Agent to Hold Money in Trust.

(a) The Co-Issuers will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and, if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee notice of any default by any Co-Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv) immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v) comply with all requirements of applicable Tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding Taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the

Co-Issuers upon delivery of a Company Request. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers (and not to any Insurer) for payment thereof (but only to the extent of the amounts so paid to the Co-Issuers), and all liability of the Trustee or the Paying Agent (and any Insurer) with respect to such trust money paid to the Co-Issuers shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Co-Issuers, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Co-Issuers. The Trustee may also adopt and employ, at the expense of the Co-Issuers, any other commercially reasonable means of notification of such repayment.

Section 2.7 Noteholder List.

(a) The Trustee will furnish or cause to be furnished by the Registrar to the Co-Issuers, the Servicer, the Control Party or the Paying Agent or any Class A-1 Administrative Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Co-Issuers, the Servicer, the Control Party, the Paying Agent or such Class A-1 Administrative Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the applicable Series Supplement, holders of Notes of any Series having an aggregate Outstanding Principal Amount of not less than 10% of the aggregate Outstanding Principal Amount of such Series (the “Applicants”) may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of such Series or any other Series with respect to their rights under the Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Co-Issuers notice that such request has been made, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Registrar nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, the Co-Issuers shall furnish to the Trustee at least seven (7) Business Days before each Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8 Transfer and Exchange.

(a) Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute and, after the Co-Issuers have executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute, and after the Co-Issuers have executed, the Trustee upon receipt of a Company Order shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee may require. The Co-Issuers shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c) All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Co-Issuers, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d) The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee or the Registrar, as the case may be, shall not be required to register the transfer or exchange of any Note of any Series for a period of fifteen (15) days preceding the due date for payment in full of the Notes of such Series and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e) Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but the Co-Issuers or the Registrar may require payment by the Noteholder of a sum sufficient to cover any Tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f) Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Co-Issuers or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

(g) If the Notes are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to the Co-Issuers upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

Section 2.9 Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, the Control Party, any Agent, any Insurer and the Co-Issuers may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, the Control Party, any Agent, any Insurer nor any Co-Issuer shall be affected by notice to the contrary.

Section 2.10 Replacement Notes.

(a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Trustee and the Control Party such security or indemnity as may be required by them to hold the Co-Issuers, the Trustee and the Control Party harmless then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Co-Issuers shall execute and upon their request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Co-Issuers may (with the consent of the Control Party) pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Co-Issuers, the Trustee and the Control Party shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers, the Trustee or the Control Party in connection therewith.

(b) Upon the issuance of any replacement Note under this Section 2.10, the Co-Issuers may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) connected therewith.

(c) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by any Co-Issuer or any Affiliate of any Co-Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12 Book-Entry Notes.

(a) Unless otherwise provided in any applicable Series Supplement, the Notes of each Class of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class. The Notes of each Class of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note

Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i) the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(ii) the Co-Issuers, the Paying Agent, the Registrar, the Trustee, the Control Party and the Insurers may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class or Series of Notes;

(iv) subject to the rights of the Control Party under the Indenture, the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the procedures of the Clearing Agency; and

(v) subject to the rights of the Control Party under the Indenture, whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the aggregate Outstanding Principal Amount of a Series or Class of a Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b) Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c) Whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Co-Issuers shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

Section 2.13 Definitive Notes.

(a) The Notes of any Series or Class of any Series, to the extent provided in the related Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. All Class A-1 Senior Notes of any Series shall be issued in the form of Definitive Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b) With respect to the Notes of any Series or Class of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Co-Issuers advise the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Co-Issuers are unable to locate a qualified successor, (ii) the Co-Issuers, at their option, advise the Trustee in writing that they elect to terminate the book-entry system through the Clearing Agency with respect to any Series or Class of any Series of Notes Outstanding issued in the form of Book-Entry Notes or (iii) after the occurrence of a Rapid Amortization Event, with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Co-Issuers shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series or Class of such Series of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Class of such Series as Noteholders of such Series or Class of such Series hereunder and under the applicable Series Supplement.

Section 2.14 Cancellation.

The Co-Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Co-Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Except as provided in any Variable Funding Note Purchase Agreement executed and delivered in connection with the issuance of any Series or any Class of any Series of Notes, the Co-Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Co-Issuers shall direct that cancelled Notes be returned to them for destruction pursuant to a Company Order. No cancelled Notes may be reissued.

Section 2.15 Principal and Interest.

(a) The principal of and premium, if any, on each Series of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Priority of Payments.

(b) Each Series of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Payment Date in accordance with the Priority of Payments.

(c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d) If the Co-Issuers default in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of the Co-Issuers (and with the consent of the Control Party), cease to be payable to the Persons who were Noteholders of such Series on the applicable Record Date (unless the Insurer with respect to such Series of Notes has thereafter made payment thereof to such Persons under the applicable Policy) and the Co-Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the date on which such interest is to be paid, at the rate provided in the applicable Series Supplement and in the Notes of such Series. The Co-Issuers shall fix or cause to be fixed each such special record date and related payment date, and at least fifteen (15) days before the special record date, the Co-Issuers (or the Trustee, in the name of and at the reasonable expense of the Co-Issuers) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(e) Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Co-Issuers or the applicable Class A-1 Administrative Agent, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding Taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding Taxes.

Section 2.16 Tax Treatment.

The Base Indenture has been structured and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable Tax law as indebtedness of the Co-Issuers or, if any of the Co-Issuers is treated as a division of another entity, such other entity. Any Person or entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for all purposes of federal, state and local income or franchise Taxes and any other Tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is treated as a division of another entity, such other entity.

ARTICLE III

SECURITY

Section 3.1 Grant of Security Interest.

(a) To secure the Obligations, each Co-Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in, each Co-Issuer’s right, title and interest in all of the following property to the extent now owned or at any time hereafter acquired by such Co-Issuer (collectively, the “Indenture Collateral”):

(i)(A) the Collateral Franchise Documents including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Collateral Franchise Documents, whether payable as fees, rent, expenses, costs, indemnities, dividends, distributions, insurance recoveries, damages for the breach of any of the Collateral Franchise Documents or otherwise, but excluding any and all Excluded Amounts, and all security and supporting obligations for such amounts payable thereunder and (B) all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Collateral Franchise Documents (whether arising pursuant to the terms of the Collateral Franchise Documents or otherwise available to such Co-Issuer at law or in equity), the right to enforce any of the Collateral Franchise Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Franchise Documents or the obligations of any party thereunder;

(ii) the Collateral Transaction Documents, including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Collateral Transaction Documents, whether payable as fees, rent, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Collateral Transaction Documents or otherwise, all security and supporting obligations for amounts payable hereunder and thereunder and performance of all obligations hereunder and thereunder, including, without limitation, (A) all rights of the Co-Issuers to the Franchise IP under each IP License Agreement to which such Co-Issuer is a party and (B) all rights of the Co-Issuers under the Servicing Agreement and in and to all records, reports and documents in which they have any interest thereunder, and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Collateral Transaction Documents (whether arising pursuant to the terms of the Collateral Transaction Documents or otherwise available to such Co-Issuer at law or in equity), the right to enforce any of the Collateral Transaction Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Transaction Documents or the obligations of any party thereunder;

(iii) the Equity Interests of any Person owned by any Co-Issuer including, without limitation, the Franchisor, the Franchise Assets Holder, ADIC Holdco, the IP Holder, New ADIC, the SRI Real Estate Assets Holder and the Kansas Sonic Partnerships, and all rights as a member or shareholder of each of any such Person under the Charter Documents or the Kansas Sonic Partnership Agreements, as the case may be, of each such Person, including, without limitation, all moneys and other property distributable thereunder to any such Co-Issuer and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to each such Charter Document or such Kansas Sonic Partnership Agreement (whether arising pursuant to the terms of such Charter Document, such Kansas Sonic Partnership Agreement or otherwise available to such Co-Issuer at law or in equity), the right to enforce each such Charter Document or such Kansas Sonic Partnership Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to each such Charter Document or such Kansas Sonic Partnership Agreement;

(iv) the Franchise IP, including all Proceeds and products thereof; provided that the grant of security interest hereunder shall not include any application for a Trademark that would be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all United States Trademark and foreign applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not affect the status or validity of such Trademark;

(v) the Lock-Box Account, the Concentration Account, the IP Holder Operating Account and any other Securitization Entity Operating Account owned by any of the Co-Issuers, the Cash Trap Reserve Account and the Collection Account, each Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;

(vi) the Senior Notes Interest Reserve Account, any Account Agreement related thereto and all money and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in such account and all Proceeds thereof;

(vii) each other Base Indenture Account and each Series Account, each Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in such account and all Proceeds thereof;

(viii) all other assets of the Co-Issuers now owned or at any time hereafter acquired by such Co-Issuer, including, without limitation, all of the following (each as defined in the New York UCC): all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments (including, without limitation, any Non-Cash Proceeds Notes), securities accounts and other investment property, commercial tort claims, letter-of-credit rights, letters of credit and money;

(ix) all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by such Co-Issuer or by anyone on its behalf; and

(x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees or other supporting obligations given by any Person with respect to any of the foregoing;

provided that the Indenture Collateral shall not include any Excluded Amounts, any Securitization Entity Excluded Amounts Lock-Box Account, or any Securitization Entity Excluded Amounts Concentration Account; provided further that the security interest in the property set forth in clause (vi) above, shall only be for the benefit of the Senior Noteholders, the Trustee, solely in its capacity as trustee for the Senior Noteholders, and the Insurers.

(b) The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements, all as provided in this Base Indenture. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c) In addition, pursuant to Section 8.37, the Co-Issuers shall execute and deliver to the Trustee, for the benefit of the Secured Parties, a Mortgage (including each Assignment of Rents included therein) with respect to each Owned Property, each Partner Drive-In Master Lease and each New Franchise Drive-In Lease, which shall be delivered to the Trustee or its agent to be held in escrow; provided that upon the occurrence of a Mortgage Recordation Event, the Trustee shall (i) engage a third-party service provider (which shall be reasonably acceptable to the Control Party) and shall deliver to such third-party service provider for recordation promptly within five (5) Business Days of the occurrence of such Mortgage Recordation Event all such Mortgages (including each Assignment of Rents included therein) with each applicable Governmental Authority with respect to each such Mortgage (including each Assignment of Rents included therein) and (ii) pay all Mortgage Filing Fees in connection with such recordation. The Trustee shall be reimbursed by the Co-Issuers for any and all costs and expenses incurred in connection with such recordation, including all Mortgage Filing Fees, pursuant to and in accordance with the Priority of Payments. Neither the Trustee nor any custodian on behalf of the Trustee shall be under any duty or obligation to inspect, review or examine any such Mortgages or to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they are in recordable form. Neither the Trustee nor any agent on its behalf shall in any way be liable for any delays in the recordation of any Mortgage, for the rejection of a Mortgage by any recording office or for the failure of any Mortgage to create in favor of the Trustee, for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, the Co-Issuers’ right, title and interest in and to each Owned Property, each Partner Drive-In Master Lease and each New Franchise Drive-In Lease, and the Proceeds thereof.

(d) The parties hereto agree and acknowledge that a portion of the Collateral relating to certificated Equity Interests, instruments and the Mortgages (and the Assignments of Rent included therein) may be held by a custodian on behalf of the Trustee.

Section 3.2 Certain Rights and Obligations of the Co-Issuers Unaffected.

(a) Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Co-Issuers acknowledge that the Servicer, on behalf of the Securitization Entities, including, without limitation, the IP Holder, shall, subject to the terms and conditions of the Servicing Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Servicing Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by or on behalf of such Securitization Entities in the ordinary course of business under the Collateral Documents, and to enforce all rights, remedies, powers, privileges and claims of each Co-Issuer under the Collateral Documents and (ii) to give, in accordance with the Servicing Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given in the ordinary course of business by any Co-Issuer under any IP License Agreement to which such Co-Issuer is a party.

(b) The grant of the security interest by the Co-Issuers in the Indenture Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve any Co-Issuer from the performance of any term, covenant, condition or agreement on such Co-Issuer’s part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on such Co-Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of such Co-Issuer or from any breach of any representation or warranty on the part of such Co-Issuer.

Section 3.3 Performance of Collateral Documents.

Upon the occurrence of a default or breach (a) by any Sonic Entity (other than any Co-Issuer) party to a Collateral Transaction Document or (b) by any Person (other than any Sonic Entity) party to a Collateral Franchise Document (only if a Servicer Termination Event or an Event of Default has occurred and is continuing) promptly following a request from the Trustee to do so and at the Co-Issuers’ expense, the Co-Issuers agree to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Control Party) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Co-Issuers, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Co-Issuers to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Co-Issuers shall have failed, within fifteen (15) days of receiving the direction of the Trustee to take action to accomplish such directions of the Trustee, (ii) the Co-Issuers refuse to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Control Party reasonably determines that such action must be taken immediately, in any such case the Control Party may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Control Party), at the expense of the Co-Issuers, such previously directed action and any related action permitted under this Base Indenture which the Control Party thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Co-Issuers to take such action), on behalf of the Co-Issuers and the Secured Parties.

Section 3.4 Stamp, Other Similar Taxes and Filing Fees.

The Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Related Document or any Indenture Collateral. The Co-Issuers shall pay, and jointly and severally indemnify and hold harmless each Secured Party against, any and all amounts in respect of, all search, filing, recording and registration fees, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Related Document.

Section 3.5 Authorization to File Financing Statements.

The Co-Issuers hereby irrevocably authorize the Secured Parties at any time and from time to time to file or record in any filing office in the United States, any state thereof and any Designated Foreign Country financing statements and other filing or recording documents or instruments with respect to the Indenture Collateral, including, without limitation, any and all Franchise IP, to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. Each Co-Issuer authorizes the filing of any such financing statement naming the Trustee as secured party and indicating that the Indenture Collateral includes “all assets” of each such Co-Issuer or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Franchise IP. The Co-Issuers agree to furnish any information necessary to accomplish the foregoing promptly upon the Trustee’s request. The Co-Issuers also hereby ratify and authorize the filing on behalf of the Secured Parties of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

ARTICLE IV

REPORTS

Section 4.1 Reports and Instructions to Trustee.

(a) Interim Servicer’s Certificate. By 2:30 p.m. (New York City time) on the Business Day prior to each Interim Allocation Date, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause to be furnished, to the Trustee, the Rating Agencies and each Insurer a certificate substantially in the form of Exhibit A (each a “Interim Servicer’s Certificate”);

(b) Monthly Servicer’s Certificate. On or before the third Business Day prior to each Payment Date, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause to be furnished, to the Trustee, each Insurer, the Rating Agencies and the Paying Agent a certificate substantially in the form of Exhibit B (each a “Monthly Servicer’s Certificate”).

(c) Monthly Noteholders’ Statement. On or before the second Business Day prior to each Payment Date, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause to be furnished, to the Trustee, the Rating Agencies and each Insurer a Monthly Noteholders’ Statement with respect to each Series of Notes substantially in the form provided in the applicable Series Supplement.

(d) Monthly Compliance Certificates. On or before the second Business Day prior to each Payment Date, the Master Issuer and SRI Real Estate Holdco shall deliver, or cause to be delivered, to the Trustee, the Rating Agencies and each Insurer an Officer’s Certificate to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing.

(e) Scheduled Principal Payments Deficiency Notices. On the last Interim Allocation Date with respect to any Monthly Collection Period, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause to be furnished, to the Trustee, each Insurer and the Rating Agencies written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes that occurred with respect to such Monthly Collection Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(f) Annual Accountants’ Reports. As soon as available to the Master Issuer and SRI Real Estate Holdco pursuant to Section 3.3 of the Servicing Agreement, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause to be furnished, to the Trustee, the Rating Agencies and each Insurer the reports of the Independent Accountants required to be delivered to the Master Issuer and SRI Real Estate Holdco by the Servicer thereunder.

(g) Master Issuer and Franchisor Financial Statements. The Master Issuer shall furnish, or cause to be furnished, to the Trustee, each Insurer and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year, unaudited consolidated and combined balance sheets of the Master Issuer as of the end of such quarter and unaudited consolidated and combined statements of income, changes in member’s equity and cash flows of the Master Issuer for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; provided that the financial statements of the Master Issuer referred to in this clause (i) shall treat SRI Real Estate Holdco and SRI Real Estate Assets Holder as combined entities of the Master Issuer; and

(ii) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, audited consolidated and combined balance sheets of each of the Master Issuer and the Franchisor as of the end of such fiscal year and audited consolidated and combined statements of income, changes in member’s equity and cash flows of each of the Master Issuer and the Franchisor for such fiscal year, setting forth in comparative form the figures for the previous fiscal year prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Accountants stating that such audited financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP; provided that the financial statements of the Master Issuer referred to in this clause (ii) shall treat SRI Real Estate Holdco and SRI Real Estate Assets Holder as combined entities of the Master Issuer;

(h) Holdco Financial Statements. The Master Issuer and SRI Real Estate Holdco shall furnish to the Trustee, each Insurer and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i) as soon as available and in any event not later than the date required to be filed with the Securities and Exchange Commission pursuant to the Exchange Act with respect to each of the first three quarters of each fiscal year, an unaudited consolidated balance sheet of Holdco as of the end of each of the first three quarters of each fiscal year and unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of Holdco for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(ii) as soon as available and in any event not later than the date required to be filed with the Securities and Exchange Commission pursuant to the Exchange Act with respect to each fiscal year, an audited consolidated balance sheet of Holdco as of the end of each fiscal year and audited consolidated statements of income, changes in shareholders’ equity and cash flows of Holdco for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of independent public accountants of recognized national standing stating such audited consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP.

(i) Additional Information. The Master Issuer and SRI Real Estate Holdco will furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of Holdco, SISI, SRI or any other Sonic Entity as the Trustee or any Insurer may reasonably request.

(j) Instructions as to Withdrawals and Payments. The Master Issuer and SRI Real Estate Holdco will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement. The Trustee and the Paying Agent shall promptly follow any such written instructions.

(k) Sonic Systemwide Sales Calculation Date Report. If on any Payment Date, Sonic Systemwide Sales, as calculated on such Payment Date, are less than $2,887,500,000, the Master Issuer and SRI Real Estate Holdco shall furnish, or cause to be furnished, to the Trustee, each Insurer and the Rating Agencies, on the Sonic Systemwide Sales Calculation Date immediately following such Payment Date, a report setting forth Sonic Systemwide Sales as calculated on such Sonic Systemwide Sales Calculation Date (each a “Sonic Systemwide Sales Calculation Date Report”).

Section 4.2 Annual Noteholders’ Tax Statement.

Unless otherwise specified in the applicable Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2007, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Master Issuer and SRI Real Estate Holdco containing the information which is required to be contained in the Monthly Noteholders’ Statements with respect to each Series of Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as indebtedness) as the Master Issuer and SRI Real Estate Holdco deem necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of the Master Issuer and SRI Real Estate Holdco to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of applicable tax law as from time to time in effect.

Section 4.3 Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Co-Issuers agree to provide to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4 Reports, Financial Statements and Other Information to Noteholders.

The Trustee will make the Monthly Servicer’s Reports and the Monthly Noteholders’ Statements available each month and any Sonic Systemwide Sales Calculation Date Report available promptly upon receipt thereof to Noteholders, Note Owners, the Insurers and the Rating Agencies via the Trustee’s internet website at www.sf.citidirect.com. Assistance in using such website can be obtained by calling the Trustee’s customer service desk at (800) 422-2066; provided, however, that as a condition to access to the Trustee’s website, the Trustee shall require each Noteholder or Note Owner accessing its website to register as a Noteholder or Note Owner, as the case may be, and to make a confirmation in form and content similar to Exhibit E; provided further that no prospective purchaser shall have access to the aforementioned information posted on the Trustee’s website. The Trustee shall have the right to change the way such statements are electronically distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. In addition, at the written request of any Noteholder, any Note Owner or any prospective purchaser of Notes designated by a Noteholder or Note Owner, the Trustee shall send hard copies to such Noteholder, Note Owner or prospective purchaser of any of the Related Documents (other than any Insurer Fee Letter) or any of the following documents received by the Trustee under the Indenture: Monthly Servicer’s Certificates, Monthly Noteholders’ Statements, Officer’s Certificates required to be furnished to the Trustee pursuant to Section 4.1, reports of the Independent Accountants furnished to the Trustee pursuant to the Servicing Agreement and financial statements required to be furnished to the Trustee pursuant to Section 4.1; provided, however, that (i) prior to furnishing any such reports or certificates to any Noteholder or Note Owner, the Trustee shall receive from such Noteholder or Note Owner a confirmation, substantially in the form of Exhibit E, executed by such Noteholder or Note Owner to the effect that, in the case of a Note Owner, such Person is a beneficial holder of Notes and, in each case, such Person is requesting the information solely for use in evaluating such Person’s investment in Notes and will otherwise keep such information confidential and (ii) prior to furnishing any such reports or certificates to any prospective purchaser of Notes designated by a Noteholder or Note Owner, the Trustee shall receive from such prospective purchaser of Notes a confirmation, substantially in the form of Exhibit E, executed by such prospective purchaser to the effect that such Person is a prospective transferee of Notes, is requesting the information solely for use in evaluating a possible investment in Notes and will otherwise keep such information confidential.

Section 4.5 Servicer.

Pursuant to the Servicing Agreement, the Servicer has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer, SRI Real Estate Holdco and the other Co-Issuers. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Servicer in lieu of the Master Issuer, SRI Real Estate Holdco or any other Co-Issuer. Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Servicing Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement or Variable Funding Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Servicer.

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1 Lock-Box Account.

(a) Establishment of the Lock-Box Account. On or prior to the Initial Closing Date, SISI shall transfer title of the Lock-Box Account (including any Lock-Box related thereto) to the Master Issuer, which account, as of the Initial Closing Date and at all times thereafter, shall be (i) jointly owned by the Master Issuer and SRI Real Estate Holdco, (ii) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (iii) subject to an Account Control Agreement; provided that only the Qualified Institution holding such Lock-Box shall have access to items deposited therein. The Lock-Box Account shall be an Eligible Account. If the Lock-Box Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that such Lock-Box Account is no longer an Eligible Account, notify the Control Party and establish a new Lock-Box Account that is an Eligible Account and that is pledged to the Trustee for the benefit of the Secured Parties and subject to an Account Control Agreement. If a new Lock-Box Account is established, the Master Issuer and SRI Real Estate Holdco shall transfer all cash and investments from the non-qualifying Lock-Box Account into the new Lock-Box Account and shall transfer all items deposited in the Lock-Box related to the non-qualifying Lock-Box Account to a new Lock-Box related to the new Lock-Box Account.

(b) Administration of the Lock-Box Account. All amounts held in the Lock-Box Account shall be invested in Permitted Investments at the written direction of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Lock-Box Account shall mature not later than the date on which such amount is required to be transferred to the Concentration Account as set forth in Section 5.9. In the absence of written investment instructions hereunder, funds on deposit in the Lock-Box Account shall remain uninvested. Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c) Earnings from the Lock-Box Account. All interest and earnings (net of losses and investment expenses), if any, paid on funds on deposit in the Lock-Box Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.9.

Section 5.2 Concentration Account.

(a) Establishment of the Concentration Account. On or prior to the Initial Closing Date, the Master Issuer and SRI Real Estate Holdco shall jointly establish and maintain the Concentration Account, which such account, as of the Initial Closing Date and at all times thereafter, shall be (i) jointly owned by the Master Issuer and SRI Real Estate Holdco, (ii) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (iii) shall be subject to an Account Control Agreement. The Concentration Account shall be an Eligible Account. If the Concentration Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that such Concentration Account is no longer an Eligible Account, notify the Control Party and establish a new Concentration Account that is an Eligible Account and that is pledged to the Trustee for the benefit of the Secured Parties and subject to an Account Control Agreement. If a new Concentration Account is established, the Master Issuer and SRI Real Estate Holdco shall transfer all cash and investments from the non-qualifying Concentration Account into the new Concentration Account.

(b) Administration of the Concentration Account. All amounts held in the Concentration Account shall be invested in Permitted Investments at the written direction of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Concentration Account shall mature not later than the date on which such amount is required to be transferred to the Collection Account as set forth in Section 5.9. In the absence of written investment instructions hereunder, funds on deposit in the Concentration Account shall remain uninvested. Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c) Earnings from the Concentration Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Concentration Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.9.

Section 5.3 Senior Notes Interest Reserve Account.

(a) Establishment of the Senior Notes Interest Reserve Account. On or prior to the Initial Closing Date, the Master Issuer and SRI Real Estate Holdco shall jointly establish and maintain an account in the name of the Trustee for the benefit of the Senior Noteholders, the Trustee, solely in its capacity as trustee for the Senior Noteholders, and the Insurers, bearing a designation clearly indicating that the funds deposited therein (other than reserves for Insurer Premiums, which shall be held solely for the benefit of the Insurers as Secured Parties) are held for the benefit of the foregoing Secured Parties (the “Senior Notes Interest Reserve Account”). The Senior Notes

Interest Reserve Account shall be an Eligible Account. If the Senior Notes Interest Reserve Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that the Senior Notes Interest Reserve Account is no longer an Eligible Account, notify the Control Party and establish a new Senior Notes Interest Reserve Account that is an Eligible Account. If a new Senior Notes Interest Reserve Account is established the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Senior Notes Interest Reserve Account into the new Senior Notes Interest Reserve Account. Initially, the Senior Notes Interest Reserve Account will be established with the Trustee.

(b) Administration of the Senior Notes Interest Reserve Account. All amounts held in the Senior Notes Interest Reserve Account shall be invested in Permitted Investments at the written direction of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Senior Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Account shall remain uninvested. Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c) Earnings from the Senior Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Senior Notes Interest Reserve Account or for distribution to the Collection Account in accordance with Section 5.9.

Section 5.4 Cash Trap Reserve Account.

(a) Establishment of the Cash Trap Reserve Account. On or prior to the Initial Closing Date, the Master Issuer and SRI Real Estate Holdco shall jointly establish and maintain an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Cash Trap Reserve Account”). The Cash Trap Reserve Account shall be an Eligible Account. If the Cash Trap Reserve Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that the Cash Trap Reserve Account is no longer an Eligible Account, notify the Control Party and establish a new Cash Trap Reserve Account that is an Eligible Account. If a new Cash Trap Reserve Account is established the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Cash Trap Reserve Account into the new Cash Trap Reserve Account. Initially, the Cash Trap Reserve Account will be established with the Trustee.

(b) Administration of the Cash Trap Reserve Account. All amounts held in the Cash Trap Reserve Account shall be invested in Permitted Investments at the written direction of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Cash Trap Reserve Account shall mature not later than the Business Day prior to the next succeeding Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Account shall remain uninvested. Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c) Earnings from the Cash Trap Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Cash Trap Reserve Account or for distribution to the Collection Account in accordance with Section 5.9.

Section 5.5 Collection Account.

(a) Establishment of Collection Account. On or prior to the Initial Closing Date, the Master Issuer and SRI Real Estate Holdco shall jointly establish and maintain the Collection Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall be an Eligible Account. If the Collection Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that the Collection Account is no longer an Eligible Account, notify the Control Party and establish a new Collection Account that is an Eligible Account. If a new Collection Account is established the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Collection Account into the new Collection Account. Initially, the Collection Account will be established with the Trustee.

(b) Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Permitted Investments at the written direction of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Collection Account shall mature not later than the Business Day prior to the next succeeding Interim Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested. Neither the Master Issuer nor SRI Real Estate Holder shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c) Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.10.

Section 5.6 Collection Account Administrative Accounts.

(a) Establishment of Collection Account Administrative Accounts. The Master Issuer and SRI Real Estate Holdco shall jointly establish and maintain eight administrative accounts associated with the Collection Account, each of which shall be an Eligible Account, for the benefit of the Secured Parties bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Secured Parties (collectively, the “Collection Account Administrative Accounts”):

(i) an account for the deposit of Senior Notes Monthly Insured Interest (the “Senior Notes Interest Account”);

(ii) an account for the deposit of Subordinated Notes Monthly Interest (the “Subordinated Notes Interest Account”);

(iii) an account for the deposit of Insurer Premiums (the “Insurer Premiums Account”);

(iv) an account for the deposit of the Class A-1 Senior Notes Monthly Commitment Fees (the “Class A-1 Senior Notes Commitment Fees Account”)

(v) an account for the deposit of Indemnification Payments, Senior Notes Scheduled Principal Payments, Senior Notes Principal Deficiency Amounts or any other principal payments with respect to the Senior Notes (the “Senior Notes Principal Payments Account”);

(vi) an account for the deposit of Indemnification Payments, Subordinated Notes Scheduled Principal Payments or any other principal payments with respect to the Subordinated Notes (the “Subordinated Notes Principal Payments Account”);

(vii) an account for the deposit of Senior Notes Monthly Post-ARD Contingent Uninsured Interest and Class A-1 Senior Notes Monthly Uninsured Interest (the “Senior Notes Uninsured Interest Account”); and

(viii) an account for the deposit of the Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest Amount (the “Subordinated Notes Uninsured Interest Account”);

provided that if any Collection Account Administration Account is at any time no longer an Eligible Account, the Master Issuer and SRI Real Estate Holdco shall, within five (5) Business Days of obtaining knowledge that such Collection Account Administration Account is no longer an Eligible Account, notify the Control Party and establish a new Collection Account Administration Account that is an Eligible Account to replace such non-qualifying Collection Account Administration Account. If such new Collection Account Administration Account is established, the Master Issuer and SRI Real Estate Holdco shall transfer all cash and investments from the non-qualifying Collection Account Administration Account into the new Collection Account Administration Account.

(b) Administration of the Collection Account Administrative Accounts. All amounts held in the Collection Account Administrative Accounts shall be invested in Permitted Investments at the written direction of the Master Issuer and SRI Real Estate Holdco; provided, however, that any such investment in the Collection Account Administrative Accounts shall mature not later than the Business Day prior to the next succeeding Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall remain uninvested. Neither the Master Issuer nor SRI Real Estate Holdco shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c) Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deposited therein and shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.10.

Section 5.7 Trustee as Securities Intermediary.

(a) The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively the “Indenture Trustee Accounts”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Indenture Trustee Account is not the Trustee, the Master Issuer and SRI Real Estate Holdco shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.7.

(b) The Securities Intermediary agrees that:

(i) The Indenture Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii) The Indenture Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) All securities or other property (other than cash) underlying any Financial Assets credited to any Indenture Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Indenture Trustee Account be registered in the name of the Master Issuer and/or SRI Real Estate Holdco, payable to the order of the Master Issuer and SRI Real Estate Holdco or specially indorsed to the Master Issuer and SRI Real Estate HoldCo;

(iv) All property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Indenture Trustee Account;

(v) Each item of property (whether investment property, security, instrument or cash) credited to an Indenture Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi) If at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Indenture Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer, SRI Real Estate Holdco or any other Securitization Entity or any other Person;

(vii) The Indenture Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Indenture Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii) The Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Indenture Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Master Issuer or SRI Real Estate Holdco purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.7(b)(vi); and

(ix) Except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Indenture Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest, in the Indenture Trustee Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has actual knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Indenture Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Control Party and the Master Issuer and SRI Real Estate Holdco thereof.

(c) At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Indenture Trustee Accounts and in all proceeds thereof, and (acting at the direction of the Control Party) shall be the only Person authorized to originate entitlement orders in respect of the Indenture Trustee Accounts, provided, however, that at all other times the Master Issuer and SRI Real Estate Holdco shall, subject to the terms of the Indenture, jointly be authorized to instruct the Trustee to originate entitlement orders in respect of the Indenture Trustee Accounts.

Section 5.8 Establishment of Series Accounts.

To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

Section 5.9 Collections and Investment Income.

(a) Collections in General. Until the Indenture is terminated pursuant to Section 11.1, the Master Issuer shall cause all Collections due and to become due to the Master Issuer, SRI Real Estate Holdco, any other Securitization Entity or the Trustee, as the case may be, to be deposited in the following manner:

(i) all amounts due under or in connection with the Franchise Arrangements and the New Franchise Drive-In Leases, which have been paid by the Franchisee (other than a Sonic Partnership) party thereto by ACH or electronic funds transfer from a bank account of such Franchisee, shall be paid directly into either the Concentration Account or, solely with respect to payments comprised only of Excluded Amounts, into a Securitization Entity Excluded Amounts Concentration Account from the bank account of such Franchisee;

(ii) all amounts due under or in connection with the Franchise Arrangements and the New Franchise Drive-In Leases, which have not been paid by the Franchisee (other than a Sonic Partnership) party thereto by ACH or electronic funds transfer from a bank account of such Franchisee, shall be sent, as determined by the Servicer, to either (A) the Lock-Box related to the Lock-Box Account or (B) solely with respect to payments comprised only of Excluded Amounts, into a Lock-Box related to a Securitization Entity Excluded Amounts Lock-Box Account; provided that any item received in any such Lock-Box shall be deposited for collection within two (2) Business Days of the receipt thereof;

(iii) all amounts due under or in connection with the Sonic Sign Leases or the Existing Franchise Drive-In Leases, which have been paid by the Franchisee (other than a Sonic Partnership) party thereto, shall be paid, as determined by the Servicer, directly into either the Concentration Account, an Excluded Amounts Concentration Account, the Lock-Box related to the Lock-Box Account or the Lock-Box related to an Excluded Amounts Lock-Box Account;

(iv) all amounts deposited into the Lock-Box Account pursuant to clause (ii) or (iii) above shall be withdrawn by the Servicer in accordance with the Servicing Agreement and deposited into the Concentration Account within one (1) Business Day of the deposit thereof into the Lock-Box Account;

(v) all amounts, including all Sonic Partnership Gross Sales and Sonic Sign Lease Payments, collected from any Sonic Partnership shall be paid, as determined by the Servicer, by ACH or electronic funds transfer from a bank account of such Sonic Partnership directly into the Concentration Account or an Excluded Amounts Concentration Account, as determined by the Servicer; provided that all amounts due under or in connection with any Franchise Arrangement or any Partner Drive-In Master Lease to which any such Sonic Partnership is a party and all Kansas Sonic Partnership Distributions shall be deposited in accordance with clause (ix), (x) or (xii) below, as the case may be;

(vi) all payments of amounts owing by any counterparty to a Third-Party Vendor Agreement shall be paid directly into either the Concentration Account, the Technology Fund Account, the System Marketing Fund Account or a Securitization Entity Excluded Amounts Concentration Account at the sole discretion of the Servicer in accordance with the Servicing Agreement;

(vii) all amounts deposited into the Concentration Account pursuant to clause (i) above that constitute Retained Collections shall be withdrawn by the Servicer in accordance with the Servicing Agreement and deposited into the Collection Account within two (2) Business Days of the deposit thereof into Concentration Account;

(viii) upon receipt by the Servicer of the Monthly P/L Statement from the Franchisee who deposited any amounts pursuant to clause (ii) above, any portion of such amounts that have been deposited into the Concentration Account pursuant to clause (iv) above that constitute Retained Collections shall be withdrawn by the Servicer in accordance with the Servicing Agreement and deposited into the Collection Account within three (3) Business Days of the receipt of such Monthly P/L Statement;

(ix) all amounts due under or in connection with the Franchise Arrangements or the Partner Drive-In Master Leases, which are owed by the Sonic Partnership party thereto and constitute Retained Collections shall be deposited directly by the Servicer in accordance with the Servicing Agreement into the Collection Account when due whether from the Concentration Account, an Excluded Amounts Concentration Account or otherwise;

(x) all Kansas Sonic Partnership Distributions, which are made by any Kansas Sonic Partnership shall be deposited directly by the Servicer in accordance with the Servicing Agreement into the Collection Account when distributed in accordance with and pursuant to the Kansas Sonic Partnership Agreements whether from the Concentration Account, an Excluded Amounts Concentration Account or otherwise;

(xi) all amounts deposited into the Concentration Account that constitute Advertising Fees, Advertising Co-Op Fees, Technology Fees or System Marketing Fees shall be withdrawn and transferred by the Servicer into the Advertising Fund Account, the applicable Cooperative Advertising Fund Account, the Technology Fund Account or the System Marketing Fund Account, as the case may be, in accordance with the Servicing Agreement;

(xii) all Advertising Fees, Advertising Co-Op Fees, Technology Fees, or System Marketing Fees owed by any Sonic Partnership shall be deposited when due into the Advertising Fund Account, the applicable Cooperative Advertising Fund Account, the Technology Fund Account or the System Marketing Fund Account, as the case may be, in accordance with the Servicing Agreement;

(xiii) all amounts deposited into the Concentration Account that constitute Excluded Amounts (other than the Excluded Amounts set forth in clause (xi) or (xii) above) shall be withdrawn and transferred by the Servicer, in its sole discretion, in accordance with the Servicing Agreement;

(xiv) all distributions, including any Free Cash Flow and any IP Holder License Revenue, to the Master Issuer or SRI Real Estate Holdco, as the case may be, from any Securitization Entity shall be deposited into the Collection Account upon receipt thereof; provided that all IP Holder License Revenues on deposit in any Securitization Entity Operating Account shall be withdrawn therefrom and transferred by the Servicer, in accordance with the Charter Documents of each applicable Securitization Entity, to the Collection Account on the Business Day immediately prior to each Interim Allocation Date; and

(xv) all Retained Collections from any other source shall be deposited into the Collection Account within two (2) Business Days of receipt thereof by the Master Issuer, SRI Real Estate Holdco or the Servicer, as the case may be.

(b) Investment Income. On the Business Day immediately prior to each Interim Allocation Date, the Master Issuer and SRI Real Estate Holdco, in their sole discretion, shall, or shall cause the Servicer to, instruct the Trustee to transfer any Investment Income on deposit in the Senior Notes Interest Reserve Account, the Cash Trap Reserve Account or the Collection Account Administrative Accounts to the Collection Account.

(c) IP License Fees. On the Business Day immediately prior to each Interim Allocation Date, the Master Issuer and SRI Real Estate Holdco shall, or shall cause the Servicer to, instruct the Trustee to transfer all IP License Fees owed by any Securitization Entity to the IP Holder from the Collection Account to the IP Holder Operating Account or any other Securitization Entity Operating Account.

(d) Instructions to Franchisees. In accordance with and subject to the terms of the Servicing Agreement, the Master Issuer and SRI Real Estate Holdco shall cause the Servicer to instruct each Franchisee (including each Sonic Partnership) obligated at any time to make any payment that constitutes Retained Collections pursuant to any Franchise Arrangement, any Partner Drive-In Master Lease or any New Franchise Drive-In Lease to the Lock-Box Account, the Concentration Account or the Collection Account unless the Servicer has previously so instructed any such Franchisee.

(e) Misdirected Collections. The Co-Issuers agree that if any Retained Collections shall be received by any Co-Issuer or any other Securitization Entity in an account other than the Lock-Box Account, the Concentration Account or the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by such Co-Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by such Co-Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Servicer certifies to it and the Control Party are not Retained Collections and pay such amounts to or at the direction of the Servicer. All monies, instruments, cash and other proceeds received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V.

Section 5.10 Application of Interim Collections on Interim Allocation Dates. On each Interim Allocation Date with respect to a Monthly Collection Period unless the Master Issuer and SRI Real Estate Holdco shall have failed to deliver on such Interim Allocation Date the Interim Servicer’s Certificate relating to such Interim Allocation Date in which case the application of Interim Collections relating to such Interim Allocation Date shall occur on the Business Day subsequent to the day on which such Interim Servicer’s Certificate is delivered, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw or allocate the funds, including any Investment Income available thereon, on deposit in the Collection Account on such Interim Allocation Date as follows:

(i) first, to allocate to the Senior Notes Principal Payments Account or, if no Senior Notes are Outstanding and no amounts are due but unpaid to any Insurer on such Interim Allocation Date, to the Subordinated Notes Principal Payments Account, any funds on deposit in the Collection Account on such Interim Allocation Date consisting of Indemnification Payments;

(ii) second, to pay to the Servicer an amount equal to the Interim Servicing Fee for such Interim Allocation Date;

(iii) third, to pay (or retain to the extent payable to the Trustee) (A) to the Master Issuer and SRI Real Estate Holdco pro rata based on the Securitization Operating Expenses attributable to the Master Issuer Entities and the SRI Real Estate Entities on such Interim Allocation Date for payment of the Capped Securitization Operating Expenses Amount for such Interim Allocation Date pro rata based on the amount of each type of Securitization Operating Expense payable on such Interim Allocation Date pursuant to this clause (iii) and (B) so long as an Event of Default has occurred and is continuing, to the Trustee for payment of the Post-Default Capped Trustee Expenses Amount for such Interim Allocation Date;

(iv) fourth, to allocate to the Senior Notes Interest Account, the Senior Notes Accrued Monthly Insured Interest Amount for such Interim Allocation Date;

(v) fifth, to allocate to the Insurer Premiums Account, the Accrued Insurer Premiums Amount for such Interim Allocation Date;

(vi) sixth, to allocate to the Class A-1 Senior Notes Commitment Fees Account, the Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount for such Interim Allocation Date;

(vii) seventh, to pay to each Insurer, as applicable, the Insurer Expenses Amount, if any, for such Interim Allocation Date pro rata based on the Policy Exposure of each such Insurer as of such Interim Allocation Date;

(viii) eighth, to pay to the each Insurer, as applicable, the Insurer Reimbursements Amount, if any, for such Interim Allocation Date pro rata based on the Policy Exposure of each such Insurer as of such Interim Allocation Date;

(ix) ninth, to pay to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Capped Class A-1 Senior Notes Administrative Expenses Amount due under such Variable Funding Note Purchase Agreement for such Interim Allocation Date pro rata based on the amounts owed under each such Variable Funding Note Purchase Agreement on such Interim Allocation Date pursuant to this clause (ix);

(x) tenth, to deposit into the Senior Notes Interest Reserve Account, an amount equal to the Senior Notes Interest Reserve Account Deficit Amount on such Interim Allocation Date with respect to each Class of Senior Notes in accordance with the applicable Series Supplement; provided, however, that no amounts, with respect to any Series of Notes, shall be deposited into the Senior Notes Interest Reserve Account pursuant to this clause (x) on any Interim Allocation Date that occurs during the Monthly Collection Period immediately preceding the Series Anticipated Repayment Date relating to such Series of Notes (so long as no Default, Event of Default, Potential Rapid Amortization Event or Rapid Amortization Event has occurred and is continuing) or the Series Legal Final Maturity Date relating to such Series of Notes;

(xi) eleventh, to pay to the Servicer, an amount equal to the Supplemental Servicing Fee, if any, for such Interim Allocation Date;

(xii) twelfth, to allocate to the Senior Notes Principal Payments Account, an amount equal to the sum of (A) the Senior Notes Accrued Scheduled Principal Payments Amount for such Interim Allocation Date and (B) the Senior Notes Scheduled Principal Payments Deficiency Amount for such Interim Allocation Date;

(xiii) thirteenth, so long as no Rapid Amortization Period is continuing, to deposit into the Cash Trap Reserve Account, an amount equal to the Cash Trapping Amount, if any, on such Interim Allocation Date in accordance with the applicable Series Supplement;

(xiv) fourteenth, if such Interim Allocation Date occurs during a Rapid Amortization Period, to allocate to the Senior Notes Principal Payments Account, all remaining funds on deposit in the Collection Account on such Interim Allocation Date until there are no amounts due but unpaid to any Insurer and no principal amounts with respect to the Senior Notes are Outstanding;

(xv) fifteenth, to pay (or retain to the extent payable to the Trustee) to the Master Issuer and SRI Real Estate Holdco pro rata based on the

Securitization Operating Expenses attributable to the Master Issuer Entities and the SRI Real Estate Entities on such Interim Allocation Date for payment of the Excess Securitization Operating Expenses Amount for such Interim Allocation Date pro rata based on the amount of each type of Securitization Entity Operating Expense payable on such Interim Allocation Date pursuant to this clause (xv);

(xvi) sixteenth, to pay to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Excess Class A-1 Senior Notes Administrative Expenses Amount due under such Variable Funding Note Purchase Agreement for such Interim Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement on such Interim Allocation Date pursuant to this clause (xvi);

(xvii) seventeenth, to pay to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Class A-1 Senior Notes Other Amounts due under such Variable Funding Note Purchase Agreement for such Interim Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement on such Interim Allocation Date pursuant to this clause (xvii);

(xviii) eighteenth, to allocate to the Subordinated Notes Interest Account, the Subordinated Notes Accrued Monthly Interest Amount for such Interim Allocation Date;

(xix) nineteenth, if such Interim Allocation Date occurs during a Rapid Amortization Period and no amounts are due but unpaid to any Insurer, to allocate to the Subordinated Notes Principal Payments Account, all remaining funds on deposit in the Collection Account on such Interim Allocation Date;

(xx) twentieth, if there are no Senior Notes Outstanding and no amounts are due but unpaid to any Insurer, to allocate to the Subordinated Notes Principal Payments Account, the Subordinated Notes Accrued Scheduled Principal Payments Amount, if any, for such Interim Allocation Date;

(xxi) twenty-first, to allocate to the Senior Notes Uninsured Interest Account, (A) the Senior Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount and (B) the Class A-1 Senior Notes Accrued Monthly Uninsured Interest Amount for such Interim Allocation Date;

(xxii) twenty-second, to allocate to the Subordinated Notes Uninsured Interest Account, the Subordinated Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount for such Interim Allocation Date;

(xxiii) twenty-third, to pay, as directed by the Servicer in accordance with the Servicing Agreement, the Environmental Remediation Expenses Amount, if any, for such Interim Allocation Date; and

(xxiv) twenty-fourth, to pay to, or at the written direction of, the Master Issuer and SRI Real Estate Holdco pro rata based on the amount of Retained Collections for such Interim Allocation Date attributable to the Master Issuer Entities and the SRI Real Estate Entities, respectively, the Residual Amount for such Interim Allocation Date.

Section 5.11 Payment Date Applications.

(a) Senior Notes Interest Account. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date: (i) the funds allocated to the Senior Notes Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period (or, to the extent necessary to cover any Class A-1 Senior Notes Insured Interest Adjustment Amount, the then-current Monthly Collection Period) to be paid to the Senior Notes from the Collection Account, up to the amount of Senior Notes Monthly Insured Interest accrued and unpaid with respect to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Monthly Insured Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts, and (ii) if the amount of funds allocated to the Senior Notes Interest Account pursuant to the immediately preceding clause (i) is less than the Senior Notes Aggregate Monthly Insured Interest for the Interest Period with respect to each Class of Senior Notes ending most recently prior to such Payment Date, as applicable, an amount equal to the lesser of such insufficiency and the Senior Notes Available Reserve Account Amount from first, the Senior Notes Interest Reserve Account and second, the Cash Trap Reserve Account to be paid to the Senior Notes up to the amount of Senior Notes Monthly Insured Interest accrued and unpaid with respect to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Monthly Insured Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(b) Senior Notes Insured Interest Shortfall Amount. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall determine the excess, if any (the “Senior Notes Insured Interest Shortfall Amount”), of (i) Senior Notes Aggregate Monthly Insured Interest for the Interest Period for each Class of Senior Notes ending most recently prior to the next succeeding Payment Date over (ii) the amount that will be available to make payments on the Senior Notes in accordance with Section 5.11(a) on such Payment Date. If the Senior Notes Insured Interest Shortfall Amount with respect to any Payment Date is greater than zero, the payment of the Senior Notes Aggregate Monthly Insured Interest as reduced by the Senior Notes Insured Interest Shortfall Amount to be distributed on such Payment Date to the Senior Notes will be paid to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Monthly Insured Interest payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Notes Insured Interest Shortfall Amount.

An additional amount of interest (“Additional Senior Notes Insured Interest Shortfall Interest”) shall accrue on the Senior Notes Insured Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Senior Notes Insured Interest Shortfall Amount is paid in full.

(c) Insurer Premiums Account. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date: (i) the funds allocated to the Insurer Premiums Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period (or, to the extent necessary to cover any Class A-1 Senior Notes Insurer Premiums Adjustment Amount, the then-current Monthly Collection Period) and to pay such funds pro rata among the Insurers based upon the Policy Exposure of each such Insurer as of such Payment Date to the applicable Insurer and (ii) if the amount of funds allocated to the Insurer Premiums Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period is less than the Insurer Premiums for the Interest Period ending most recently prior to such Payment Date, an amount equal to the lesser of such insufficiency and the Senior Notes Available Reserve Account Amount (after giving effect to any payments made from the Senior Notes Interest Reserve Account, and/or the Cash Trap Reserve Account pursuant to Section 5.11(a)(ii)) from, first, the Senior Notes Interest Reserve Account and second, the Cash Trap Reserve Account, to pay such funds to the Insurers, as applicable.

(d) Class A-1 Senior Notes Commitment Fees Account. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date: (i) the funds allocated to the Class A-1 Senior Notes Commitment Fees Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period (or, to the extent necessary to cover any Class A-1 Senior Notes Commitment Fee Adjustment Amount, the then-current Monthly Collection Period) to be paid to the Class A-1 Senior Notes from the Collection Account, up to the amount of the Class A-1 Senior Notes Monthly Commitment Fees accrued and unpaid with respect to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes Monthly Commitment Fees payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Class A-1 Senior Notes Commitment Fees Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period is less than Class A-1 Senior Notes Aggregate Monthly Commitment Fees for the Interest Period ending most recently prior to such Payment Date, an amount equal to the lesser of such insufficiency and the Senior Notes Available Reserve Account Amount (after giving effect to any payments made from the Senior Notes Interest Reserve Account and/or the Cash Trap Reserve Account pursuant to Sections 5.11(a)(ii) or 5.11(c)(ii)) from, first, the Senior Notes Interest Reserve Account and second, the Cash Trap Reserve Account to be paid to the Class A-1 Senior Notes up to the amount of Class A-1 Senior Notes Monthly Commitment Fees accrued and unpaid with respect to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes Monthly Commitment Fees payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(e) Class A-1 Senior Notes Commitment Fees Shortfall Amount. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall determine the excess, if any (the “Class A-1 Senior Notes Commitment Fees Shortfall Amount”), of (i) Class A-1 Senior Notes Aggregate Monthly Commitment Fees for the Interest Period ending most recently prior to the next succeeding Payment Date over (ii) the amount that will be available to make payments on the Class A-1 Senior Notes in accordance with Section 5.11(d) on such Payment Date. If the Class A-1 Senior Notes Commitment Fees Shortfall Amount with respect to any Payment Date is greater than zero, the payment of the Class A-1 Senior Notes Aggregate Monthly Commitment Fees as reduced by the Class A-1 Senior Notes Commitment Fees Shortfall Amount to be distributed on such Payment Date to the Class A-1 Senior Notes will be paid to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes Monthly Commitment Fees payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Class A-1 Senior Notes Commitment Fees Shortfall Amount. An additional amount of interest (“Additional Class A-1 Senior Notes Commitment Fees Shortfall Interest”) shall accrue on the Class A-1 Senior Notes Commitment Fees Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Class A-1 Senior Notes Commitment Fees Shortfall Amount is paid in full.

(f) Senior Notes Principal Payments Account. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Senior Notes Principal Payments Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period (i) to be paid to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of the Senior Notes Aggregate Scheduled Principal Payments, the Senior Notes Scheduled Principal Payments Deficiency Amount and amounts distributed to such account pursuant to clause (xiv) of the Priority of Payments owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class and (ii) to be paid to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of Indemnification Payments owed to each such Class of Senior Notes in the following order: first, to Senior Notes (other than Class A-1 Senior Notes) pro rata among each such Class of Senior Notes (other than Class A-1 Senior Notes) based upon the Outstanding Principal Amount of the Senior Notes of such Class and second, to Class A-1 Senior Notes pro rata among Class A-1 Senior Notes based upon the commitment amounts of the Class A-1 Senior Notes of such Class, and deposit such funds into the applicable Series Distribution Accounts.

(g) Subordinated Notes Interest Account. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date: (i) the funds allocated to the Subordinated

Notes Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period to be paid to each Class of Subordinated Notes from the Collection Account, up to the amount of Subordinated Notes Monthly Interest accrued and unpaid with respect to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Monthly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Subordinated Notes Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period pursuant to the immediately preceding clause (i) is less than Subordinated Notes Aggregate Monthly Interest for the Interest Period ending most recently prior to such Payment Date and no Senior Notes are Outstanding and there are no amounts due but unpaid to any Insurer, an amount equal to the lesser of such insufficiency and the Available Cash Trap Reserve Account Amount (after giving effect to any payments made from the Cash Trap Reserve Account pursuant to Sections 5.11(a)(ii), 5.11(c)(ii) and 5.11(d)(ii)) from the Cash Trap Reserve Account to be paid to each Class of Subordinated Notes up to the amount of Subordinated Notes Monthly Interest accrued and unpaid with respect to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Monthly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(h) Subordinated Notes Interest Shortfall Amount. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall determine the excess, if any (the “Subordinated Notes Interest Shortfall Amount”), of (i) Subordinated Notes Aggregate Monthly Interest for the Interest Period ending most recently prior to the next succeeding Payment Date over (ii) the amount that will be available to make payments on the Subordinated Notes in accordance with Section 5.11(g) on such Payment Date. If the Subordinated Notes Interest Shortfall Amount with respect to any Payment Date is greater than zero, payments of Subordinated Notes Aggregate Monthly Interest as reduced by the Subordinated Notes Interest Shortfall Amount to be distributed on such Payment Date to the Subordinated Notes will be paid to each Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Monthly Interest payable with respect to each such Class. An additional amount of interest (“Additional Subordinated Notes Interest Shortfall Interest”) shall accrue on the Subordinated Notes Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Subordinated Notes Interest Shortfall Amount is paid in full.

(i) Subordinated Notes Principal Payments Account. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Subordinated Notes Principal Payments Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period (i) to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of

Subordinated Notes Scheduled Principal Payments and amounts distributed to such account pursuant to clause (xix) of the Priority of Payments owed to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of such Class and (ii) to be paid (so long as no Senior Notes are Outstanding and there are no amounts due but unpaid to any Insurer) to each applicable Class of Subordinated Notes from the Collection Account up to the aggregate amount of Indemnification Payments owed to each such Class of Subordinated Notes, sequentially in order of alphabetical designation and pro rata among each Class of Subordinated Notes of the same alphabetical designation based upon the Outstanding Principal Amount of each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(j) Senior Notes Uninsured Interest Account. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Senior Notes Uninsured Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period to be paid to each applicable Class of Senior Notes from the Collection Account up to the amount of Senior Notes Monthly Post-ARD Contingent Uninsured Interest and Class A-1 Senior Notes Monthly Uninsured Interest distributed to such account owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Monthly Post-ARD Contingent Uninsured Interest and Class A-1 Senior Notes Monthly Uninsured Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(k) Subordinated Notes Uninsured Interest Account. On each Accounting Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on the following Payment Date the funds allocated to the Subordinated Notes Uninsured Interest Account on each Interim Allocation Date with respect to the immediately preceding Monthly Collection Period to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest distributed to such account owed to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(l) Amounts on Deposit in the Senior Notes Interest Reserve Account and the Cash Trap Reserve Account.

(i) On the Accounting Date preceding any Payment Date that is a Cash Trapping Release Event Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on such Payment Date funds then on deposit in the Cash Trap Reserve Account equal to the Cash

Trapping Release Amount and to first, deposit such funds into the Senior Notes Principal Payments Account in an amount equal to the amount of any Senior Notes Scheduled Principal Payments Deficiency that exists on such Payment Date and second, deposit such remaining funds into the Collection Account.

(ii) On the Accounting Date preceding the first Payment Date following the commencement of the Rapid Amortization Period, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on such Payment Date any funds then on deposit in the Cash Trap Reserve Account for payment to each Class of Notes Outstanding and deposit such funds into the applicable Series Distribution Accounts, sequentially in order of alphanumerical designation and pro rata among each such Class of Notes of the same alphanumerical designation based upon the Outstanding Principal Amounts of the Notes of such Class.

(iii) On the Accounting Date preceding the Final Series Anticipated Repayment Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Cash Trap Reserve Account for payment to each Class of Notes Outstanding and deposit such funds into the applicable Series Distribution Accounts, sequentially in order of alphanumerical designation and pro rata among each such Class of Notes of the same alphanumerical designation based upon the Outstanding Principal Amounts of the Notes of such Class.

(iv) If the Master Issuer and SRI Real Estate Holdco determine, with respect to any Series of Senior Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.11 on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Outstanding Principal Amount of such Series of Senior Notes, on the Accounting Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Notes Interest Reserve Account and deposit, sequentially in order of alphanumeric designation and pro rata based upon the Outstanding Principal Amount of the Senior Notes, into the applicable Series Distribution Accounts, an amount equal to the lesser of such insufficiency and the Available Senior Notes Interest Reserve Account Amount (after giving effect to any payments made from the Senior Notes Interest Reserve Account pursuant to Sections 5.11(a)(ii), 5.11(c)(ii) and 5.11(d)(ii)) on such Series Legal Final Maturity Date).

(v) On any date on which no Senior Notes are Outstanding, the Master Issuer and SRI Real Estate Holdco shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Notes Interest Reserve Account and to first, pay to each Insurer all Insurer Premiums, all Insurer Expenses and all Insurer Reimbursements accrued but unpaid to such Insurer and second, deposit all remaining funds into the Collection Account.

(vi) On the Accounting Date preceding the Payment Date on which a Senior Notes Interest Reserve Step-Down Date is to occur, the Master Issuer and SRI Real Estate Holder shall instruct the Trustee in writing to withdraw on such Payment Date funds then on deposit in the Senior Notes Interest Reserve Account equal to the Senior Notes Interest Reserve Step-Down Release Amount and deposit such funds into the Collection Account.

Section 5.12 Determination of Monthly Interest.

Monthly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.13 Determination of Monthly Principal.

Monthly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.14 Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions in General.

(a) Unless otherwise specified in the applicable Series Supplement, on each Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (New York City time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of the Note at the applicable Corporate Trust Office.

(b) Unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement (i) all distributions to Noteholders of all Classes within a Series of Notes will have the same priority, (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each Class of Noteholders will receive its ratable share (based upon the aggregate amount due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series and (iii) in the event that on any date of determination the amount available to make payments to the Noteholders of any Class of any Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each Noteholder of such Class of such Series will receive its ratable share (based upon the aggregate amount due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of such Class of such Series. For the avoidance of doubt, to the extent that the Base Indenture requires a distribution to be made in order of “alphanumerical designation” and a Class of Notes has been designated with both a letter and a number, in determining the order for such distribution, distributions shall be made with regard first to all Classes with the same letter in alphabetical order and within such Classes with regard to the number in numerical order (i.e. A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2).

(c) Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Co-Issuers whether set forth in a Monthly Servicer’s Certificate, a Company Order or otherwise.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Co-Issuers hereby represent and warrant, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date:

Section 7.1 Existence and Power.

Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction (including, without limitation, any Foreign Country) where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Indenture and the other Related Documents.

Section 7.2 Company and Governmental Authorization.

The execution, delivery and performance by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of the other Related Documents to which it is a party (a) is within such

Securitization Entity’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action and (b) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity, except for Liens created by this Base Indenture or the other Related Documents. This Base Indenture and each of the other Related Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3 No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of any Related Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained or made by such Securitization Entity prior to the Initial Closing Date.

Section 7.4 Binding Effect.

This Base Indenture and each other Related Document to which a Securitization Entity is a party is a legal, valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5 Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of any Co-Issuer, threatened against or affecting any Securitization Entity before any court or arbitrator or any Governmental Authority that would, individually or in the aggregate, affect the validity or enforceability of this Base Indenture or any Series Supplement, materially adversely affect the performance by the Securitization Entities of their obligations hereunder or thereunder or which is reasonably likely to have a Material Adverse Effect.

Section 7.6 ERISA.

As of the Initial Closing Date, (i) no Securitization Entity or any member of the Controlled Group of any Securitization Entity has established or sponsors, maintains, contributes to or has any obligation to contribute to (or has in the past six years established, maintained, sponsored, contributed to or incurred any obligation to contribute to) any Plan, (ii) each “employee benefit plan” as defined in Section 3(3) of ERISA that any Securitization Entity or any member of such Securitization Entity’s Controlled Group sponsors, maintains or contributes to, or is obligated to contribute to, is in compliance with applicable provisions of ERISA, the Code and all other applicable laws, except as would not reasonably be expected to have a Material Adverse Effect and (iii) no Securitization Entity nor any member of the same Controlled Group as any Securitization Entity has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws. As of each Series Closing Date that occurs after the Initial Closing Date, each Co-Issuer shall make the representations and warranties in the preceding sentence, provided that, to the extent that any of the Securitization Entities or any member of any Securitization Entity’s Controlled Group has established or become obligated to maintain, sponsor or contribute to any Plan, then, in lieu of the representations and warranties in clause (i) of the preceding sentence, each Co-Issuer shall represent and warrant that, during the six-year period prior to the date on which this representation is made or deemed made, with respect to such Plan, except as would not reasonably be expected to have a Material Adverse Effect: (a) no ERISA Event has occurred, (b) no steps have been taken by any Securitization Entity or any member of the same Controlled Group as any Securitization Entity to terminate such Plan, and no contribution failure has occurred with respect to such Plan sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412(n) of the Code, (c) no condition exists or event or transaction has occurred with respect to such Plan which might result in the incurrence by any Securitization Entity or any member of the same Controlled Group as any Securitization Entity of any liability, fine, lien or penalty under ERISA, the Code or any other applicable law, (d) no such Plan that is a Multiemployer Plan is in “reorganization” (within the meaning of Section 4241 of ERISA) or is “insolvent” (within the meaning of Section 4245 of ERISA), (e) the present value of all accrued benefits under such Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits and (f) no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred involving such Plan.

Section 7.7 Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all federal, state and local Tax returns and all other Tax returns which, to the knowledge of any Co-Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all material Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. As of the Initial Closing Date, except as set forth on Schedule 7.7, no Co-Issuer has received in writing any proposed Tax assessment. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each Foreign Country and each state in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8 Disclosure.

All certificates, reports, statements, notices, documents and other information furnished to the Trustee, the Insurers or the Noteholders by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Related Document, are, at the time the same are so furnished, complete and correct in all material respects and give the Trustee, the Insurers or the Noteholders, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee, the Insurers or the Noteholders, as the case may be, shall constitute a representation and warranty by each Co-Issuer made on the date the same are furnished to the Trustee, the Insurers or the Noteholders, as the case may be, to the effect specified herein.

Section 7.9 Investment Company Act.

No Securitization Entity is, or is controlled by, an “investment company” that is required to be registered under the Investment Company Act.

Section 7.10 Regulations T, U and X.

The transactions contemplated by the Indenture Documents comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11 Solvency.

Both before and after giving effect to the transactions contemplated by the Indenture and the other Related Documents, each Securitization Entity is solvent within the meaning of the Bankruptcy Code and any applicable state law and each Securitization Entity is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

Section 7.12 Ownership of Equity Interests; Subsidiaries.

(a) All of the issued and outstanding limited liability company interests of the Master Issuer are owned by SISI, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by SISI, free and clear of all Liens other than Permitted Liens.

(b) All of the issued and outstanding limited liability company interests of SRI Real Estate Holdco are owned by SRI, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by SRI, free and clear of all Liens other than Permitted Liens.

(c) All of the issued and outstanding limited liability company interests of the Franchisor and the Franchise Assets Holder are owned by the Master Issuer, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by the Master Issuer, free and clear of all Liens other than Permitted Liens.

(d) All of the issued and outstanding capital stock of ADIC Holdco is owned by the Master Issuer, all of which capital stock has been validly issued, is fully paid and non-assessable and is owned of record by the Master Issuer, free and clear of all Liens other than Permitted Liens.

(e) All of the issued and outstanding limited liability company interests of the IP Holder and New ADIC are owned by ADIC Holdco, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by ADIC Holdco, free and clear of all Liens other than Permitted Liens.

(f) All of the issued and outstanding limited liability company interests of the SRI Real Estate Assets Holder are owned by SRI Real Estate Holdco, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by SRI Real Estate Holdco, free and clear of all Liens other than Permitted Liens.

(g) The Master Issuer has no subsidiaries and owns no Equity Interests in any other Person, other than the Franchisor, the Franchise Assets Holder and ADIC Holdco. The Franchisor, the Franchise Assets Holder, the IP Holder and New ADIC have no subsidiaries and own no Equity Interests in any other Person, other than the Equity Interests of the Kansas Sonic Partnerships owned by New ADIC. ADIC Holdco has no subsidiaries and owns no Equity Interests in any other Person, other than the IP Holder and New ADIC.

Section 7.13 Security Interests.

(a) Each Co-Issuer and the Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. The Co-Issuers’ and the Guarantor’s rights under the Collateral Documents constitute accounts or general intangibles under the applicable UCC. This Base Indenture and the G&C Agreement constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (except as described on Schedule 7.13) and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from each Co-Issuer and the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Co-Issuers and the Guarantor have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the G&C Agreement. All action necessary to perfect such first-priority security interest has been duly taken.

(b) Other than the security interest granted to the Trustee hereunder, pursuant to the other Related Documents or any other Permitted Lien, none of the Co-Issuers or the Guarantor has pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements and filings with the United States Patent and Trademark Office, the United States Copyright Office or any applicable foreign intellectual property office or agency) to protect and evidence the Trustee’s security interest in the Collateral in the United States and each Designated Foreign Country has been duly and effectively taken, except as described on Schedule 7.13; provided that (i) notwithstanding anything to the contrary contained in this Section 7.13, any filings with the United States Patent and Trademark Office, the United States Copyright Office or any applicable foreign intellectual property office will be made, and, to the extent the security interest in any Collateral is perfected upon such filing, such security interest will be perfected, as soon as reasonably practicable after the Initial Closing Date, but in no event later than thirty (30) days thereafter with respect to filings with the United States Copyright office and ninety (90) days thereafter with respect to filings with the United States Patent and Trademark Office, and (ii) any filings with the foreign intellectual property office or agency of any Designated Foreign Country shall be required to be made only once such Foreign Country is designated for purposes of this Section 7.13(b) as a “Designated Foreign Country” in accordance with Section 5.2(d) of the Servicing Agreement and not on the Initial Closing Date. No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Co-Issuer or the Guarantor and listing such Co-Issuer or the Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction in the United States or in any Designated Foreign Country except in respect of Permitted Liens or such as may have been filed, recorded or made by such Co-Issuer or the Guarantor in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and the G&C Agreement, and neither any Co-Issuer nor the Guarantor has authorized any such filing.

(c) All authorizations in this Base Indenture and the G&C Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the G&C Agreement are powers coupled with an interest and are irrevocable for so long as the Indenture has not been terminated in accordance with its terms.

Section 7.14 Related Documents.

The Related Documents are in full force and effect. There are no Defaults thereunder.

Section 7.15 Non-Existence of Other Agreements.

Other than as permitted by Section 8.22, (a) no Securitization Entity is a party to any contract or agreement of any kind or nature and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. No Securitization Entity has engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issue of Series of Notes, the execution of the Related Documents to which such Securitization Entity is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.16 Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to such Securitization Entity.

Section 7.17 Other Representations.

All representations and warranties of each Securitization Entity made in each Related Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.

Section 7.18 No Employees.

Notwithstanding any other provision of the Indenture or any Charter Documents of any Securitization Entity to the contrary, no Securitization Entity has any employees.

Section 7.19 Insurance.

The Securitization Entities maintain or cause to be maintained on the Initial Closing Date the insurance coverages described on Schedule 7.19 hereto. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.20 Environmental Matters.

Except as would not be expected to have a Material Adverse Effect:

(a) the Securitization Entities: (i) are in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and (iii) are in compliance with all of their Environmental Permits;

(b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Securitization Entity or any of its Affiliates, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could reasonably be expected to (i) give rise to liability of any Securitization Entity or any of its Affiliates under any applicable Environmental Law, (ii) interfere with any Securitization Entity’s or any of its Affiliates’ continued operations or (iii) impair the fair saleable value of any real property owned or leased by any Securitization Entity or any of its Affiliates;

(c) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Securitization Entity or any of its Affiliates is, or to the knowledge of the Securitization Entities or any of their Affiliates will be, named as a party that is pending or, to the knowledge of any Securitization Entity or any of its Affiliates, threatened;

(d) neither any Securitization Entity nor any of its Affiliates has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the Federal Comprehensive Environmental Response, Compensation and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

(e) neither any Securitization Entity nor any of its Affiliates has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, in each case, that would be expected to result in ongoing obligations or costs relating to compliance with or liability under any Environmental Law; and

(f) neither any Securitization Entity nor any of its Affiliates has assumed or retained, by contract or conduct, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

ARTICLE VIII

COVENANTS

Section 8.1 Payment of Notes.

(a) Each Co-Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(e), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement or any other Related Document, amounts properly withheld under the applicable Tax law or any applicable state, local or foreign law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Co-Issuers (or by any Insurer, as applicable) to such Noteholder for all purposes of the Indenture and the Notes.

(b) By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate Tax certifications (which includes (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or applicable successor form or (ii) an applicable Internal Revenue Service Form W-8, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Co-Issuers as provided in clause (a) above.

Section 8.2 Maintenance of Office or Agency.

(a) The Co-Issuers will maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Co-Issuers in respect of the Notes and the Indenture may be served, and where, at any time when the Co-Issuers are obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment. The Co-Issuers will give prompt written notice to the Trustee and the Control Party of the location, and any change in the location, of such office or agency. If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Control Party with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

(b) The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Co-Issuers will give prompt written notice to the Trustee and the Control Party of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Co-Issuers hereby designate the applicable Corporate Trust Office as one such office or agency of the Co-Issuers.

Section 8.3 Payment and Performance of Obligations.

Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon the Securitization Entity or upon the income, properties or operations of any Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Documents and the Securitization Entity Leases, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Co-Issuers hereunder and the Guarantor under the G&C Agreement regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4 Maintenance of Existence.

Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, maintain its existence as a limited liability company or corporation validly existing, and in good standing under the laws of its state of organization and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state and each foreign country in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect.

Section 8.5 Compliance with Laws.

Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, comply in all respects with all Requirements of Law with respect to such Co-Issuer or such other Securitization Entity except where such noncompliance would not be reasonably likely to result in a Material Adverse Effect.

Section 8.6 Inspection of Property; Books and Records.

Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP. Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, permit each of the Control Party and the Trustee or any Person appointed by it to act as its agent to visit and inspect any of its properties upon reasonable notice and during normal business hours, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent certified public accountants at the Control Party’s, the Trustee’s or such Person’s reasonable expense, all at such reasonable times upon reasonable notice and as often as may reasonably be requested; provided, however, that each Insurer or any Person appointed by it to act as its agent (so long as any Insurer is the Control Party) is entitled to one such visit per calendar year at the expense of the Co-Issuers (the “Insurer Reimbursable Annual Surveillance Expenses”); provided further that during the continuance of a Rapid Amortization Event or an Event of Default each of the Control Party and the Trustee or any Person appointed by it to act as its agent may visit and conduct such activities at any time and all such visits and activities shall be at the Co-Issuers’ expense (any such expenses incurred by any Insurer, the “Insurer Reimbursable Rapid Amortization Surveillance Expenses”).

Section 8.7 Actions under the Collateral Documents and Related Documents.

(a) Except as otherwise provided in Section 8.7(d), no Co-Issuer will, or will permit any Securitization Entity that is a Subsidiary of such Co-Issuer to, take any action which would permit any Sonic Entity or any other Person party to a Collateral Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Collateral Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Collateral Transaction Document.

(b) Except as otherwise provided in Section 8.7(d), no Co-Issuer will, or will permit any Securitization Entity that is a Subsidiary of such Co-Issuer to, take any action which would permit any other Person party to a Collateral Franchise Document or a Securitization Entity Lease to have the right to refuse to perform any of its respective obligations under such Collateral Franchise Document or such Securitization Entity Lease or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Collateral Franchise Document or such Securitization Entity Lease if such action when taken by or on behalf of any Securitization Entity by the Servicer or otherwise would be in violation of the Servicing Standard.

(c) Except as otherwise provided in Section 3.2(a), each Co-Issuer agrees that it will not, and will cause each Securitization Entity that is a Subsidiary of such Co-Issuer not to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Document or under a Securitization Entity Lease or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to such Co-Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor.

(d) Each Co-Issuer agrees that it will not, and will cause each Securitization Entity that is a Subsidiary of such Co-Issuer not to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Related Documents; provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of any Related Document without any such consent:

(i) to add to the covenants of any Securitization Entity for the benefit of the Secured Parties or to add to the covenants of any Sonic Entity for the benefit of any Securitization Entity; or

(ii) to make such other provisions in regard to matters or questions arising under the Related Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner, the Control Party or any other Secured Party; provided that an Opinion of Counsel (in form and substance reasonably satisfactory to the Control Party) shall be delivered to the Trustee and the Control Party to such effect.

Section 8.8 Notice of Defaults and Other Events.

Promptly (and in any event within two (2) Business Days) upon becoming aware of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Servicer Termination Event, (iv) any Servicer Termination Event, (v) any Default, (vi) any Event of Default or (vii) any default under any Collateral Transaction Document, the Co-Issuers shall give the Trustee, the Control Party and the Rating Agencies with respect to each Series of Notes Outstanding notice thereof, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Co-Issuers. The Co-Issuers shall, at their expense, promptly provide to the Control Party and the Trustee such additional information as the Control Party or the Trustee may request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9 Notice of Material Proceedings.

Without limiting Section 8.29, promptly (and in any event within five (5) Business Days) upon becoming aware thereof, the Co-Issuers shall give the Trustee, the Control Party and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority involving any Sonic Entity which is reasonably likely to have a Material Adverse Effect.

Section 8.10 Further Requests.

Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11 Further Assurances.

(a) Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, do such further acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain and maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Related Documents or to better assure and confirm unto the Trustee, the Control Party, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the G&C Agreement. If any Co-Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), the Control Party itself may perform such agreement or obligation, and the reasonable expenses of the Control Party incurred in connection therewith shall be payable by the Co-Issuers upon the Control Party’s demand therefor. The Control Party is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within two (2) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c) Notwithstanding the provisions set forth in clauses (a) and (b) above, the Co-Issuers and the Guarantor shall not be required to perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement) or any real property included in the Collateral.

(d) If any Co-Issuer or the Guarantor shall obtain an interest in any commercial tort claim (as such term is defined in the New York UCC) such Person shall within ten (10) Business Days of becoming aware that it has obtained such an interest sign and deliver documentation acceptable to the Control Party granting a security interest under the Base Indenture or the G&C Agreement, as the case may be, in and to such commercial tort claim.

(e) Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

Section 8.12 Liens.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13 Other Indebtedness.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under the G&C Agreement, (ii) any Partner Drive-In Master Lease and any New Franchise Drive-In Lease and (iii) any Indebtedness of any Securitization Entity to any other Securitization Entity.

Section 8.14 No ERISA Plan.

No Securitization Entity or any member of the same Controlled Group as any Securitization Entity shall establish, sponsor, maintain, contribute to or incur any obligation to contribute to any Plan unless such Securitization Entity notifies the Trustee and the Control Party in writing that it intends to incur such obligation and the Control Party consents in writing, which consent shall not be unreasonably withheld or delayed, but which may be subject to such reasonable conditions as the Control Party may require. Within five (5) business days after becoming aware of the occurrence of any ERISA Event or, with respect to any such Plan, or, within three (3) business days after receiving notice of the institution of proceedings or the taking of any other action by the PBGC, any Securitization Entity or any member of the same Controlled Group as any Securitization Entity, which is intended to result in the withdrawal from, or the termination, reorganization or insolvency of, any such Plan, including any such Plan that is a Multiemployer Plan, the Securitization Entities shall provide the Trustee and the Control Party with a written notice of the same.

Section 8.15 Mergers.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, merge or consolidate with or into any other Person (whether by means of single transaction or a series of related transactions).

Section 8.16 Asset Dispositions.

(a) No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), except in the case of the following (each, a “Permitted Asset Disposition”):

(i) any Real Estate Asset Dispositions; provided that (A) during each fiscal year of the Co-Issuers, all Real Estate Asset Dispositions Proceeds received during such fiscal year and prior to the commencement of a Rapid Amortization Period up to and including the Real Estate Asset Dispositions Threshold shall be deposited into the Collection Account unless such proceeds are Reinvested in Eligible Real Estate Assets within 180 days of the date of such Real Estate Asset Disposition; provided that any Real Estate Asset Disposition Proceeds being held for Reinvestment in accordance with this clause (A) shall remain the property of a Securitization Entity, shall be held in the Concentration Account and shall not be distributed or transferred to any other entity that is not a Securitization Entity, (B) during each fiscal year of the Co-Issuers, all Real Estate Asset Disposition Proceeds received during such fiscal year and prior to the commencement of a Rapid Amortization Period in excess of the Real Estate Asset Dispositions Threshold shall be used to prepay the Outstanding Principal Amount (to the extent of such proceeds) of any Notes Outstanding in accordance with the Indenture unless such proceeds are Reinvested in Eligible Real Estate Assets within 180 days of the date of such Real Estate Asset Disposition; provided that any Real Estate Asset Disposition Proceeds being held for reinvestment in accordance with this clause (B) shall remain the property of a Securitization Entity, shall be held in the Concentration Account and shall not be distributed or transferred to any other entity that is not a Securitization Entity and (C) all Real Estate Asset Dispositions Proceeds received on or following the commencement of a Rapid Amortization Period shall be deposited into the Collection Account;

(ii) any other sale, lease, license, transfer or other disposition of property owned by any Securitization Entity to which the Control Party has given the Master Issuer and SRI Real Estate Holdco prior written consent; provided that all Asset Disposition Proceeds arising from such sale, lease, license, transfer or other disposition are deposited in accordance with the instructions provided by the Control Party in the document providing such prior written consent and that if such document does not contain deposit instructions, that such Asset Disposition Proceeds shall be deposited into the Collection Account; and

(iii) any license of the Franchise IP expressly permitted under the terms of the Related Documents.

(b) No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, consummate a Real Estate Asset Disposition for Non-Cash Proceeds if the total number of Owned Properties that have been sold, transferred or otherwise disposed of pursuant to a Real Estate Asset Disposition for Non-Cash Proceeds and with respect to which there is a Non-Cash Proceeds Note outstanding exceeds ten percent (10%) of the number of all Owned Properties owned by the Securitization Entities at the time such Real Estate Asset Disposition is to be consummated.

(c) Each Non-Cash Proceeds Note, if any, shall accrue interest at a fair market rate and shall mature no later than five (5) years after the disposition of the Owned Property for which such Non-Cash Proceed Note relates.

Section 8.17 Acquisition of Assets.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, acquire, by long-term or operating lease or otherwise, any property if such acquisition when effected by or on behalf of any Securitization Entity by the Servicer or otherwise would be in violation of the Servicing Standard.

Section 8.18 Dividends, Officers’ Compensation, etc.

Neither the Master Issuer nor SRI Real Estate Holdco will declare or pay any distributions on any of its limited liability company interests; provided, however, that so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Master Issuer and SRI Real Estate Holdco may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Master Issuer Operating Agreement or the SRI Real Estate Holdco Operating Agreement, as the case may be. Without limiting Section 8.27, no Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, pay any wages or salaries or other compensation to its officers, directors, employees or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Manager. No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, redeem, purchase, retire or otherwise acquire for value any Equity Interest or other security in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as consented to by the Control Party.

Section 8.19 Legal Name, Location Under Section 9-301 or 9-307.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Control Party and the Rating Agencies with respect to each Series of Notes Outstanding. In the event that any Co-Issuer or other Securitization Entity desires to so change its location or change its legal name, such Co-Issuer will, or will cause such other Securitization Entity that is a Subsidiary of such Co-Issuer to, make any required filings and prior to actually changing its location or its legal name such Co-Issuer will, or will cause such other Securitization Entity to, deliver to the Trustee and the Control Party (i) an Officer’s Certificate and an Opinion of Counsel confirming that all required filings have been made, subject to Section 8.11(c), to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of such Co-Issuer or other Securitization Entity and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20 Charter Documents.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, amend or consent to the amendment of any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Control Party shall have consented thereto (such consent not to be unreasonably withheld) and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided, however, the Co-Issuers and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein.

Section 8.21 Investments.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person if such investment when made by or on behalf of any Securitization Entity by the Servicer or otherwise would be in violation of the Servicing Standard and other than (a) investments in the Base Indenture Accounts, the Series Accounts, the Concentration Account and the Lock-Box Account or (b) in any other Securitization Entity.

Section 8.22 No Other Agreements.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, enter into or be a party to any agreement or instrument other than any Related Document, any Collateral Franchise Document, any Securitization Entity Lease, any other document permitted by a Series Supplement or the Related Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Enhancement (subject to Section 8.31) or any Interest Rate Hedge (subject to Section 8.32).

Section 8.23 Other Business.

No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected by or on behalf of any Securitization Entity by the Servicer or otherwise would be in violation of the Servicing Standard.

Section 8.24 Maintenance of Separate Existence.

(a) Each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to:

(i) maintain their own deposit and securities account or accounts, separate from those of any of its Affiliates (other than the other Securitization Entities), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than the other Securitization Entities) other than as provided in the Related Documents;

(ii) ensure that all transactions between it and any of its Affiliates (other than the other Securitization Entities), whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Related Documents meet the requirements of this clause (ii);

(iii) to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from that of any of its Affiliates (other than the other Securitization Entities); provided that segregated offices in the same building shall constitute separate addresses for purposes of this clause (iii). To the extent that any Securitization Entity and any of its members or Affiliates (other than the other Securitization Entities) have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv) issue separate financial statements from any of its Affiliates (other than the other Securitization Entities) prepared at least quarterly and prepared in accordance with GAAP;

(v) conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vi) not assume or guarantee any of the liabilities of any of its Affiliates (other than the other Securitization Entities);

(vii) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii) maintain at least one Independent Manager on its Board of Managers or its Board of Directors, as the case may be.

(b) Each Co-Issuer, on behalf of itself and each of the other Securitization Entities, confirms that the statements contained under “Background” and in the “Company Certificates” referenced in the opinion of Shearman & Sterling LLP regarding substantive consolidation matters delivered to the Trustee on the Initial Closing Date are true and correct with respect to itself and each other Securitization Entity, and that each Co-Issuer will, and will cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25 Covenants regarding Franchise IP.

(a) The Co-Issuers agree that in accordance with, and solely as and to the extent provided by, the terms of the Servicing Agreement and the IP License Agreements, as applicable, they shall, and they shall cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to: (i) maintain their rights in and to the Franchise IP, including all applicable registrations and applications, in all material respects, (ii) with respect to each of the Trademarks included in the Franchise IP, not permit the abandonment or expiration of any United States or foreign application or registration and shall, to the extent required by applicable law, diligently prosecute each United States and foreign application for trademark registration and maintain registrations of such Trademarks, including, to the extent required by applicable law, timely filing statements of use, applications for renewal and affidavits of use and/or incontestability and timely paying necessary examination, maintenance and renewal fees, and (iii) use, and ensure that all licensed users of Franchise IP use, proper statutory notice in connection with its use of each item of Franchise IP in accordance with applicable law, (iv) take all reasonable steps to preserve and protect each item of its Franchise IP, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks included in the Franchise IP, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of such Trademarks use such consistent standards of quality and (v) not do any act, or omit to do any act, whereby any Franchise IP may expire prematurely or become abandoned or invalid.

(b) The Co-Issuers shall notify the Trustee and the Control Party in writing within thirty (30) Business Days if they know that any application or registration relating to any material Franchise IP (now or hereafter existing) has become abandoned, dedicated to the public domain, invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such final determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, similar offices or agencies in any foreign countries in which material Franchise IP is located or any court but excluding any non-final determinations of the United States Patent and Trademark Office or any similar office or agency in any such foreign country) regarding any Securitization Entity’s ownership of any material Franchise IP, its right to register the same, or to keep and maintain the same.

(c) With respect to the Franchise IP, the IP Holder, and each other Co-Issuer agrees to cause the IP Holder to, execute, deliver and file instruments substantially in the form of Exhibit C-1 hereto with respect to Trademarks that are Registered, Exhibit C-2 hereto with respect to Patents that are Registered and Exhibit C-3 with respect to Copyrights that are Registered, or otherwise in form and substance reasonably satisfactory to the Control Party, and any other instruments or documents as may be reasonably necessary or, in Control Party’s reasonable opinion, desirable under the law of any appropriate jurisdiction, in the United States or any Designated Foreign Country, to perfect or protect the Trustee’s security interest granted under this Base Indenture and the G&C Agreement in the Patents, Trademarks and Copyrights that are Registered included in the Franchise IP; provided that any filings with the foreign intellectual property office or agency of any Designated Foreign Country shall be required to be made once such Foreign Country is designated for purposes of this Section 8.25(c) as a “Designated Foreign Country” in accordance with Section 5.2(d) of the Servicing Agreement and not on the Initial Closing Date.

(d) If any Co-Issuer or the Guarantor, either itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any foreign country in which Franchise IP is located, such Co-Issuer or Guarantor shall, by the end of the fiscal quarter in which such filing occurred, (i) give the Trustee and the Control Party written notice thereof and (ii) upon request of the Control Party, subject to Section 3.1(a)(iv), shall execute and deliver all instruments and documents, and take all further action, that the Control Party may reasonably request in order to continue, perfect or protect the security interest granted hereunder in the United States or any Designated Foreign Country, including, without limitation, executing and delivering (x) the Supplemental Grant of Security Interest in Trademarks substantially in the form attached as Exhibit D-1 hereto (y) the Supplemental Grant of Security Interest in Patents substantially in the form attached as Exhibit D-2 hereto and/or (z) the Supplemental Grant of Security Interest in Copyrights substantially in the form attached as Exhibit D-3 hereto.

(e) In the event that any Franchise IP is infringed upon, misappropriated or diluted by a third party in any material respect, the IP Holder or any other Co-Issuer shall promptly notify the Trustee and the Control Party in writing upon becoming aware of such infringement, misappropriation or dilution. The IP Holder and each other Co-Issuer shall, unless the IP Holder (or the Servicer on behalf of the IP Holder) shall reasonably determine in compliance with the Servicing Standard that such Franchise IP is in no way material to the conduct of the business or operations, in accordance with and solely as and to the extent permitted by the terms of the Servicing Agreement and the IP License Agreements, as applicable, take all reasonable and appropriate actions, at its reasonable expense, to protect or enforce such Franchise IP, including suing for infringement, misappropriation or dilution and for an injunction against such infringement, misappropriation or dilution; provided that the IP Holder shall deliver written notice to the Trustee and the Control Party of such determination and upon the Trustee’s or the Control Party’s written request shall promptly provide, in reasonable detail, the basis for such determination.

Section 8.26 Real Property Leases.

No Co-Issuer shall, or shall permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, enter into any lease of real property with a Franchisee, including any Sonic Partnership, after the Initial Closing Date if such lease when entered into by or on behalf of such Securitization Entity by the Servicer or otherwise would be in violation of the Servicing Standard.

Section 8.27 No Employees.

The Co-Issuers and the other Securitization Entities shall have no employees.

Section 8.28 Insurance.

The Co-Issuers shall maintain, or cause the Servicer to maintain, with financially sound insurers with an S&P Credit Rating of not less than “BBB-” and with a claims-paying ability rated not less than “A:VIII” by A.M. Best’s Key Rating Guide, insurance coverages customary for business operations of the type conducted in respect of the Sonic System; provided that the Co-Issuers shall, on any insurance policy maintained by the Servicer for the benefit of any Securitization Entity, cause the Servicer to list each such Securitization Entity as an “additional insured” or “loss payee.” The terms and conditions of all such insurance shall be no less favorable to the Co-Issuers than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities. The Co-Issuers shall annually provide to the Trustee and the Control Party evidence reasonably satisfactory to the Control Party (which may be by covernote) that the insurance required to be maintained by the Co-Issuers hereunder is in full force and effect, by not later than December 31 of each calendar year. Notwithstanding anything to the contrary contained herein, the Co-Issuers’ obligation under this Section 8.28 with respect to each applicable Franchise Arrangement, Partner Drive-In Master Lease or New Franchise Drive-In Lease shall be deemed satisfied if the applicable Co-Issuer has contractually obligated the Franchisee party to such Franchise Arrangement, Partner Drive-In Master Lease or New Franchise Drive-In Lease, as the case may be, to maintain insurance with respect to such Franchise Arrangement, Partner Drive-In Master Lease or New Franchise Drive-In Lease, as the case may be, in a manner that is customary for business operations of this type.

Section 8.29 Litigation.

The Co-Issuers, upon obtaining knowledge thereof, shall provide prompt written notice to the Control Party and the Rating Agencies with respect to the threat or commencement of any material litigation, arbitration or administrative proceedings against any Securitization Entity or any property included in the Collateral. In the event that any such litigation, arbitration or proceeding shall have been commenced, the Co-Issuers shall keep the Control Party informed on a regular basis as reasonably requested by the Control Party regarding the same. The Control Party shall be entitled, but not obligated, to consult with the Co-Issuers and any of their Affiliates with respect to, and participate in the defense or resolution of, any such proceeding.

Section 8.30 Environmental.

(a) The Co-Issuers shall, and shall cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, comply in all material respects with, and to the extent within the control of any Securitization Entity ensure compliance in all material respects by all Franchisees with, all applicable Environmental Laws, and shall obtain and comply in all material respects with and maintain, and take commercially reasonable steps to ensure that all Franchisees obtain and comply in all material respects with and maintain, any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws in connection with any real properties constituting Collateral.

(b) The Co-Issuers shall, and shall cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, conduct and complete all investigations, assessments, studies, sampling and testing, and all remedial, removal and other actions required to be conducted by any Securitization Entity under Environmental Laws in connection with any real properties constituting Collateral, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws in connection with any such properties.

(c) The Co-Issuers shall, and shall cause each other Securitization Entity that is a Subsidiary of such Co-Issuer to, promptly notify the Control Party, the Trustee and the Rating Agencies, in writing, upon becoming aware of (i) any material presences or release of Materials of Environmental Concern in, on, under, from or migrating towards any real property included in the Collateral; (ii) any material non-compliance with any Environmental Laws related in any way to any such property; (iii) any required or proposed remediation of environmental conditions relating to any such property; and (iv) any written notice of which any Securitization Entity becomes aware from any source (including but not limited to a governmental entity) relating in any way to any of the foregoing matters in this Section 8.30(c), possible material liability of any Person pursuant to any Environmental Law with respect to any such property, other materially adverse environmental conditions in connection with any such property, or any actual or potential administrative or judicial proceedings under Environmental Laws in connection with any such property.

(d) In connection with the acquisition by an Securitization Entity of any fee or leasehold interest in real property that will be included in the Collateral, the Co-Issuers shall conduct the environmental investigation and, as applicable, further studies and, if required, remediation efforts, contemplated in Section 5.1(b) of the Servicing Agreement.

(e) The Co-Issuers shall pay the Environmental Remediation Expenses Amount through the Priority of Payments, to the extent of funds available therefor, on the Payment Date immediately succeeding the delivery of the Monthly Servicer Certificate in which such Environmental Remediation Expenses Amount is identified.

Section 8.31 Enhancements. No Enhancement shall be provided in respect of any Series of Notes, nor will any Enhancement Provider have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Enhancement, such consent not to be unreasonably withheld.

Section 8.32 Interest Rate Hedges; Derivatives Generally.

(a) No Interest Rate Hedge shall be provided in respect of any Series of Notes, nor will any Interest Rate Hedge Provider have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Interest Rate Hedge such consent not to be unreasonably withheld.

(b) No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument without the prior written consent of the Control Party.

Section 8.33 Voluntary Subordinated Debt Repayments. No Co-Issuer shall repay any Subordinated Debt after the Series Anticipated Repayment Date with respect to the Initial Series of Notes with amounts obtained by the Master Issuer from SISI or by SRI Real Estate Holdco from SRI or any other direct or indirect owner of Equity Interests of the Master Issuer or SRI Real Estate Holdco in the form of any capital contributions or any portion of any Residual Amounts distributed to the Master Issuer or SRI Real Estate Holdco pursuant to the Priority of Payments unless and until all Senior Notes Outstanding have been paid in full and are no longer Outstanding and no amounts are due but unpaid to any Insurer.

Section 8.34 Negative Pledge. No Co-Issuer will, or will permit any other Securitization Entity that is a Subsidiary of such Co-Issuer to, (a) grant a Mortgage on any real property assets to any Person other than the Trustee for the benefit of the Secured Parties, (b) provide a Title Insurance Policy (i) with respect to any Existing Owned Property naming any Person other than Holdco or its Subsidiaries as the insured party thereunder or (ii) with respect to any New Owned Property naming any Person other than a Securitization Entity as the insured party thereunder, (c) provide a collateral assignment of any leases or rents with respect to any real property assets to any Person other than the Trustee for the benefit of the Secured Parties or (d) create, incur, assume or permit to exist a Lien (other than a Permitted Lien) in favor of any Person upon any Securitization Entity Excluded Amounts Lock-Box Account or any Securitization Entity Excluded Amounts Concentration Account or any money or other property (including, without limitation, Investment Property and Financial Assets) on deposit in, or credited from time to time to, such accounts or any Proceeds constituting collections thereof.

Section 8.35 Kansas Sonic Partnership Distributions. New ADIC shall cause each Kansas Sonic Partnership to make a Kansas Sonic Partnership Distribution no less frequently than once per calendar month.

Section 8.36 Annual Bringdown Opinion. On or before December 31 of each calendar year, commencing with December 31, 2007, the Co-Issuers shall furnish to the Trustee, the Rating Agencies and the Control Party Opinions of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the G&C Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are, subject to clause (c) above, necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and the G&C Agreement under Article 9 of the New York UCC in the United States and under any comparable law in any Designated Foreign Country in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest. Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the G&C Agreement and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments or other documents that will, in the opinion of such counsel, be required, subject to clause (c) above, to maintain the perfection of the lien and security interest of this Base Indenture and the G&C Agreement under Article 9 of the New York UCC in the Collateral in the United States and under any comparable law in any Designated Foreign Country until December 31 in the following calendar year.

Section 8.37 Mortgages. With respect to each Existing Owned Property, New ADIC or the SRI Real Estate Assets Holder, as the case may be, shall execute and deliver to the Trustee, for the benefit of the Secured Parties, a Mortgage in a form suitable for recordation under applicable law (which shall include an Assignment of Rents with respect to any lease of such Existing Owned Property whether pursuant to a Partner Drive-In Master Lease, a New Franchise Drive-In Lease or otherwise ) with respect to each such Existing Owned Property within ninety (90) days of the Initial Closing Date to be held in escrow by the Trustee or its agent and recorded by the Trustee or its agent solely upon the occurrence of a Mortgage Recordation Event. With respect to each New Owned Property, New ADIC or the SRI Real Estate Assets Holder, as the case may be, shall execute and deliver promptly to the Trustee, for the benefit of the Secured Parties, a Mortgage (which shall include an Assignment of Rents with respect to any lease of such New Owned Property whether pursuant to a Partner Drive-In Master Lease, a New Franchise Drive-In Lease or otherwise) with respect to each such New Owned Property upon the purchase of such New Owned Property to be held in escrow by the Trustee or its agent and recorded by the Trustee or its agent solely upon the occurrence of a Mortgage Recordation Event.

Section 8.38 Franchise Drive-Ins. The total number of Franchise Drive-Ins shall at no time comprise less than sixty-five percent (65%) of all Drive-Ins.

ARTICLE IX

REMEDIES

Section 9.1 Rapid Amortization Events.

Upon the occurrence of any one of the following events:

(a) the Debt Service Coverage Ratio for any Payment Date is less than the Rapid Amortization DSCR Threshold with respect to the annual period in which such Payment Date occurs;

(b) Sonic Systemwide Sales on any Sonic Systemwide Sales Calculation Date are less than $2,750,000,000;

(c) a Servicer Termination Event shall have occurred;

(d) an Event of Default shall have occurred; or

(e) the Co-Issuers have not repaid, including through one or more refinancings, any Series of Notes (or Class thereof) on or prior to the Series Anticipated Repayment Date relating to such Series or Class, a “Rapid Amortization Event” shall be deemed to have occurred, as and when declared by the Control Party by written notice to the Trustee and the Co-Issuers but without the giving of further notice or any other action on the part of the Trustee or any Noteholder; provided, however, that upon the occurrence of the event set forth in clause (e) above, a Rapid Amortization Event shall automatically occur without any declaration thereof by the Control Party.

Section 9.2 Events of Default.

If any one of the following events shall occur (each an “Event of Default”):

(a) any Co-Issuer defaults in the payment of any interest on, or other amount (other than amounts referred to in clause (b) below) payable in respect of, any Series of Notes Outstanding when the same becomes due and payable (in each case without giving effect to payments of any interest on, or other amount payable in respect of, any Series of Notes made by any Insurer or other financial guarantor that has insured or guaranteed payment of interest on, or other amounts payable in respect of, such Series of Notes);

(b) any Co-Issuer defaults in the payment of or any principal of, and premium, if any, on any Series of Notes Outstanding or any other Obligation (other than amounts referred to in clause (a) above) when the same becomes due and payable (whether on any Series Legal Final Maturity Date, any redemption date, any prepayment date or any maturity date or otherwise with respect to such Series and without giving effect to payments of any principal of any Series of Notes made by any Insurer or other financial guarantor that has insured or guaranteed payment of principal of such Series of Notes);

(c) Sonic Systemwide Sales on any Sonic Systemwide Sales Calculation Date are less than $2,250,000,000;

(d) any Securitization Entity fails to comply with any of its other agreements or covenants in, or other provisions of, the Indenture or any other Related Document (other than with respect to any provision of the Charter Documents covered by clause (l) below) to which it is a party and, if such failure is capable of remedy, the failure continues unremedied for a period of thirty (30) days after the earlier of (i) the date on which any Securitization Entity obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, is given to any Securitization Entity by the Trustee or to each Securitization Entity and the Trustee by the Control Party;

(e) any representation made by any Securitization Entity in the Indenture or any other Related Document is false in any material respect when made and, if such falsity is capable of remedy, such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which any Securitization Entity obtains knowledge thereof or (ii) the date that written notice thereof is given to any Securitization Entity by the Trustee or to each Securitization Entity and the Trustee by the Control Party;

(f) the occurrence of an Event of Bankruptcy with respect to any Securitization Entity;

(g) any Series of Insured Senior Notes are not repaid in full on or before the date that is twenty-four (24) months prior to the Series Legal Final Maturity Date with respect to such Series;

(h) the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is an “investment company” or is under the “control” of an “investment company”;

(i) any of the Related Documents or any material portion thereof shall cease, for any reason, to be in full force and effect, enforceable in accordance with its terms or any Sonic Entity shall so assert in writing;

(j) any Insurer makes any payment of a claim under any Policy;

(k) any Securitization Entity fails to comply in any material respect with any of the provisions of Section 5(c), 7, 8, 9(a), 9(h), 9(j), 10, 16, 19(e), 20, 21, 22, 23, 24 or 29 of the Master Issuer Operating Agreement or the comparable provisions of any other Securitization Entity’s Charter Documents and such failure continues for a period of five (5) Business Days after (i) the date on which any Securitization Entity obtains knowledge thereof or (ii) the date on which written notice of such failure is given to any Securitization Entity by the Trustee or to each Securitization Entity and the Trustee by the Control Party;

(l) the transfer of any material portion of the property contributed pursuant to the Initial Contribution Agreements fails to constitute a valid transfer of ownership of such property and the Proceeds thereof; provided, however, that no Event of Default shall occur pursuant to this clause (l) if, with respect to any such property deemed not have been validly transferred, SISI has made an Indemnification Payment to the Master Issuer pursuant to Section 7.1 of the SISI Contribution Agreement with respect to such property or SRI has made an Indemnification Payment to SRI Real Estate Holdco pursuant to Section 7.1 of the SRI Contribution Agreement with respect to such property, as applicable;

(m)(i) the IP Holder fails to have good title to the Franchise IP, free and clear of all Liens, other than Permitted Liens, except such failures which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (ii) either the Master Issuer or SRI Real Estate Holdco itself or through any of its wholly-owned Subsidiaries fails to have good title to the Franchise Arrangements, the Real Estate Assets and all other Collateral, free and clear of all Liens, other than Permitted Liens, except for such failures which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(n) the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral to the extent required by the Related Documents or any Sonic Entity or any Affiliate thereof so asserts in writing;

(o) a final judgment or order for the payment of money shall be rendered against any Sonic Entity, and such judgment or order is in an amount which, when aggregated with the amount of other unsatisfied final judgments or orders against any Sonic Entity, exceeds $20,000,000 and either: (i) such judgment or order is not discharged within the period of thirty (30) days after entry thereof or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order shall not be in effect; or

(p) a final judgment or order for the payment of money shall be rendered against any Securitization Entity and such judgment or order is in an amount which, when aggregated with the amount of other unsatisfied final judgments or orders against any Securitization Entity exceeds $1,000,000 and either: (i) such judgment or order is not discharged within the period of thirty (30) days after entry thereof or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order shall not be in effect;

then (i) in the case of any event described in each clause above (except for clause (f) thereof) that is continuing the Trustee, at the direction of the Control Party and on behalf of the Noteholders, by written notice to the Co-Issuers, may declare the Notes of all Series to be immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes of all Series, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents shall become immediately due and payable or (ii) in the case of any event described in clause (f) above, the unpaid principal amount of the Notes of all Series, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture, shall immediately and without further act become due and payable. Promptly following its receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Co-Issuers, the Servicer, each Rating Agency, the Control Party, the Performance Manager, each Noteholder and each other Secured Party.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party, by written notice to the Co-Issuers and to the Trustee, may rescind and annul such declaration and its consequences, if all existing Events of Default, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 9.3 Rights of the Control Party and Trustee upon Event of Default.

(a) Payment of Principal and Interest. Each Co-Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Co-Issuers will, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party, pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and each Insurer and their agents and counsel.

(b) Proceedings To Collect Money; Claims Under Policies. In case any Co-Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee (at the direction of the Control Party), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against any Co-Issuer and collect in the manner provided by law out of the property of any Co-Issuer, wherever situated, the moneys adjudged or decreed to be payable. In addition, if a default is made in the payment of any interest or principal on a Series of Insured Notes (or insufficient funds are on deposit with the Trustee as of the applicable Accounting Date or the applicable Series Legal Final Maturity Date, as applicable, with respect to payments insured by any Insurer such that a default in the interest or principal on such Series of Insured Notes will occur on a Payment Date or a Series Legal Final Maturity Date) or if a Preference Amount exists, the Trustee shall make a claim under the related Policy for the amount of interest and/or principal due but unpaid by the Co-Issuers or such Preference Amount as applicable in accordance with the terms of such Policy. Upon receipt of any payment of a claim under any Policy, the Trustee shall deposit the funds from such payment into the applicable Series Distribution Accounts, sequentially in order of alphanumerical designation and pro rata among each Class of Insured Senior Notes of the same alphanumerical designation based upon the amount of interest owed with respect to each such Class or based upon the Outstanding Principal Amount of the Insured Senior Notes of such Class, as the case may be.

(c) Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party pursuant to a Control Party Order, shall:

(i) proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Trustee (at the direction of the Control Party) or the Control Party shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Related Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Related Document or by law, including any remedies of a secured party under applicable law;

(ii)(A) direct the Co-Issuers to exercise (and each Co-Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of any Co-Issuer against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to any Co-Issuer, and any right of any Co-Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Co-Issuers shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party), to take commercially reasonable action to accomplish such directions of the Trustee, (y) any Co-Issuer refuses to take such action or (z) the Control Party reasonably determines that such action must be taken immediately, take such previously directed or, in the case of actions described in clause (z) above, contemporaneously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Co-Issuers to take such action);

(iii) institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Related Document, with respect to the Collateral; provided that the Trustee shall not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder and title to such property shall instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

(iv) sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party and the Trustee will provide notice to the Co-Issuers and each Holder of Subordinated Notes of a proposed sale of Collateral.

(d) Sale of Collateral. In connection with any sale of the Collateral hereunder, under the G&C Agreement (which may proceed separately and independently from the exercise of remedies under the Indenture) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, the G&C Agreement or any other Related Document:

(i) the Trustee, any Noteholder, any Insurer, any Enhancement Provider, any Interest Rate Hedge Provider and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii) the Trustee (at the direction of the Control Party) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

(iv) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e) Application of Proceeds. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right hereunder or under the G&C Agreement shall be held by the Trustee as additional collateral for the repayment of Obligations, shall be deposited into the Collection Account and shall be applied as provided in Article V; provided, however, that, unless otherwise provided in this Article IX, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical designation and pro rata among each Class of Notes of the same alphabetical designation based upon Outstanding Principal Amount of the Notes of each such Class.

(f) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g) Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(h) Insurer Default. In the case of an Insurer Default, the Trustee shall institute such Proceedings or take such other action to enforce the obligations of the Insurer under the applicable Policy as the Majority Noteholders (determined as if the only Outstanding Notes were those Notes covered by such Policy) shall direct in writing.

(i) Power of Attorney. Each Co-Issuer hereby grants to the Trustee an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office, United States Copyright Office, any similar office or agency in each foreign country in which any Franchise IP is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Franchise IP, and record the same.

Section 9.4 Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, each Co-Issuer for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the G&C Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b) waives all benefit or advantage of any such laws;

(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture; and

(d) consents and agrees that, subject to the terms of the Indenture and the G&C Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party) determine.

Section 9.5 Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes, any Insurance Agreement or any other Related Document or otherwise, the liability of the Securitization Entities to the Noteholders, any Insurer and any other Secured Parties under or in relation to the Indenture, the Notes, any Insurance Agreement or any other Related Document or otherwise, is limited in recourse to the Collateral. The Collateral having been applied in accordance with the terms hereof, none of the Noteholders, the Insurers or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6 Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee at the direction of the Control Party pursuant to a Control Party Order, shall elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of, and premium, if any, and interest on each Series of Notes Outstanding and all other Obligations and the Control Party, as applicable, shall take such desire into account when determining whether to maintain possession of the Collateral.

Section 9.7 Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 12.2, the Control Party by notice to the Trustee, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (f) thereof) and its consequences; provided, however, that any existing Default or Event of Default described in clause (j) of Section 9.2 shall not be permitted to be waived by the Control Party unless each affected Insurer has consented to such waiver. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Subject to Section 12.2, a Default or an Event of Default described in clause (f) of Section 9.2 shall not be subject to waiver. Subject to Section 12.2, the Control Party, by notice to the Trustee, may waive any existing Potential Rapid Amortization Event or any Rapid Amortization Event in its sole discretion; provided however, that a Rapid Amortization Event described in clause (e) of Section 9.1 relating to a particular Series of Notes (or Class thereof) shall not be permitted to be waived by any party unless the Control Party, each affected Insurer and each affected Noteholder has consented to such waiver.

Section 9.8 Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party may cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a) such direction of time, method and place shall not be in conflict with any rule of law or with the Indenture;

(b) the Control Party may take any other action deemed proper by the Control Party that is not inconsistent with such direction; and

(c) such direction shall be in writing;

provided further that, subject to Section 10.1, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9 Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Related Document only if:

(a) the Noteholder gives to the Trustee and the Control Party written notice of a continuing Event of Default;

(b) the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes make a written request to the Trustee and the Control Party to pursue the remedy;

(c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee and the Control Party indemnity satisfactory to the Trustee and the Control Party against any loss, liability or expense;

(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e) during such sixty (60) day period the Majority Noteholders do not give the Trustee a direction inconsistent with the request; and

(f) the Control Party has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Related Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10 Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11 The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Insurers, the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the Insurers or any Co-Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, the Insurers or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any Insurer, the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Insurer, any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder, any Insurer or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder, any Insurer or any other Secured Party in any such proceeding.

Section 9.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by the Control Party, a suit by a Noteholder pursuant to Section 9.10 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13 Restoration of Rights and Remedies.

If the Trustee, any Insurer, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Related Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee, such Insurer or to such Noteholder or other Secured Party, then and in every such case the Trustee, the Insurers and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Insurers, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee, any Insurer or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Related Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Related Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15 Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16 Waiver of Stay or Extension Laws.

Each Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Related Document; and each Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Control Party, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X

THE TRUSTEE

Section 10.1 Duties of the Trustee.

(a) If an Event of Default or Rapid Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture and the other Related Documents, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event or a Servicer Termination Event of which a Trust Officer has not received written notice; provided further, however, that the Trustee shall have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party in connection with any Event of Default or Rapid Amortization Event or for acting or failing to act due to any direction or lack of direction from the Control Party. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct. The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement opinion, report, document, order or other instrument furnished by the Co Issuers under the Indenture.

(b) Except during the occurrence and continuance of an Event of Default or Rapid Amortization Event of which a Trust Officer shall have actual knowledge:

(i) The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Related Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into the Indenture or any other Related Document against the Trustee; and

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Related Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This clause (c) does not limit the effect of clause (b) of this Section 10.1.

(ii) The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable in its individual capacity with respect to any action it takes, suffers or omits to take in good faith in accordance with a direction received by it pursuant to the Indenture.

(iv) The Trustee shall not be charged with knowledge of any Mortgage Recordation Event, Default, Event of Default, Potential Rapid Amortization Event or Rapid Amortization Event or the commencement and continuation of a Cash Trapping Period until such time as a Trust Officer shall have actual knowledge or have received written notice thereof. In the absence of such actual knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(d) Notwithstanding anything to the contrary contained in the Indenture or any of the other Related Documents, no provision of the Indenture or the other Related Documents shall require the Trustee to expend or risk its own funds or incur any material liability (financial or otherwise) if there are reasonable grounds for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of the Indenture or the G&C Agreement. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e) In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Related Documents.

(g) Whether or not therein expressly so provided, every provision of the Indenture and the other Related Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Securitization Entities to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Related Documents by the Securitization Entities.

(i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the Control Party, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, under the Indenture.

(j) The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refilling or redeposition of any thereof; provided, however, the Trustee shall be obligated to take all necessary actions in connection with any filings delivered by the Servicer or the Co-Issuers as required by the terms of the Indenture, (ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Base Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k) The Trustee shall not be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

Section 10.2 Rights of the Trustee. Except as otherwise provided by Section 10.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided, however, the Trustee shall have received the consent of the Control Party prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of negligence which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Related Documents.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Related Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Control Party, any of the Noteholders or any other Secured Party, pursuant to the provisions of this Base Indenture or any Series Supplement, unless the Trustee shall have been offered reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(f) Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by any Insurer or the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Co-Issuers, and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g) The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence or willful misconduct for the performance of such act.

Section 10.3 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or an Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4 Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing and if it is actually known to a Trust Officer, or written notice of the existence thereof has been delivered to a Trust Officer, the Trustee shall promptly provide the Noteholders, the Insurers, the Co-Issuers, any Class A-1 Administrative Agent and each Rating Agency with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and facsimile and otherwise by first class mail.

Section 10.5 Compensation and Indemnity.

(a) The Co-Issuers shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Related Documents to which the Trustee is a party as the Trustee and the Co-Issuers shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Co-Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. The Co-Issuers shall not be required to reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b) The Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Related Documents to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Co-Issuers or otherwise, including, without limitation, to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Co-Issuers, any Insurer, the Control Party or any Noteholder or any other Person), the enforcing of the Indenture or any other Related Document or the exercise or performance of any of its powers or duties hereunder or under any other Related Document, the preservation of any of its rights to, or the realization upon, any of the Collateral or the enforcement of the provisions of this Section 10.5(b); provided, however, that the Co-Issuers shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c) The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6 Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b) The Trustee may, after giving thirty (30) days prior written notice to the Co-Issuers, the Control Party, the Servicer, each Insurer, each Noteholder, each Class A-1 Administrative Agent and each Rating Agency, resign at any time from its office and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Control Party or the Majority Noteholders (with the Control Party’s prior written consent) may remove the Trustee at any time by so notifying the Trustee and the Co-Issuers. So long as no Event of Default or Rapid Amortization Event has occurred and is continuing, the Co-Issuers (with the Control Party’s prior written consent) may remove the Trustee at any time. The Co-Issuers (with the Control Party’s prior written consent) shall remove the Trustee if:

(i) the Trustee fails to comply with Section 10.8;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Co-Issuers shall promptly, with the prior written consent of the Control Party, appoint a successor Trustee. Within one year after the successor Trustee takes office, the Majority Noteholders (with the Control Party’s prior written consent) may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

(c) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Co-Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee after written request by the Control Party or any Noteholder fails to comply with Section 10.8, the Control Party or such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) As long as no Insurer Default shall have occurred and be continuing, the Control Party (so long as it is an Insurer) may at any time require the Co-Issuers to remove the Trustee if (i) the Control Party (so long as it is an Insurer) determines that reasonable cause exists for such removal or (ii) in the opinion of independent counsel of recognized standing (A) any payment of principal, premium, if any, or interest in respect of the Collateral would be subject to withholding or deduction for or on account of Taxes, (B) the Trustee would not be entitled to receive a gross-up in respect of such payment and (C) such withholding or deduction could be avoided by appointing a successor Trustee; provided that in the case of clause (ii) above the Co-Issuers shall not be required to remove the Trustee if the Co-Issuers or the Trustee take action which causes the Trustee to avoid such withholding or deduction which is reasonably satisfactory to the Control Party (including the appointment of a co-Trustee). The Control Party may exercise its rights under this Section 10.6(e) by giving written notice to the Co-Issuers and the Trustee, in which case the Co-Issuers shall promptly remove the Trustee and appoint a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Control Party and the Co-Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Related Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to Noteholders and each Class A-1 Administrative Agent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, the Co-Issuers’ obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

Section 10.7 Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that written notice of such consolidation, merger or conversion shall be provided to the Co-Issuers, each Insurer, the Noteholders and each Class A-1 Administrative Agent; provided further that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8 Eligibility Disqualification.

(a) There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Control Party and (v) have a long-term unsecured debt rating of at least “A” and “A2” by Standard & Poors and Moody’s, respectively.

(b) At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Related Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Control Party, the Co-Issuers, the Servicer and each Class A-1 Administrative Agent and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Control Party. No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Control Party and the Co-Issuers unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) The Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Related Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Related Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Control Party and the Co-Issuers.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Related Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10 Representations and Warranties of Trustee.

The Trustee represents and warrants to the Co-Issuers, each Insurer and the Noteholders that:

(a) The Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b) The Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Related Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Related Document and to authenticate the Notes;

(c) This Base Indenture and each other Related Document to which it is a party has been duly executed and delivered by the Trustee; and

(d) The Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8.

ARTICLE XI

DISCHARGE OF INDENTURE

Section 11.1 Termination of the Co-Issuers’ and Guarantor’s Obligations.

(a) The Indenture and the G&C Agreement shall cease to be of further effect (except that (i) the Co-Issuers’ obligations under Section 10.5 and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Sections 11.2 and 11.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 13.13 shall survive) when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation, the Co-Issuers have paid all sums payable hereunder and under each other Indenture Document, each Insurer has received all amounts due or to become due and payable hereunder or under each applicable Insurance Agreement and all commitments to extend credit under all Variable Funding Note Purchase Agreements have been terminated.

(b) In addition, except as may be provided to the contrary in any Series Supplement, the Co-Issuers may terminate all of their obligations under the Indenture and all obligations of the Guarantor under the G&C Agreement in respect thereof if:

(i) the Co-Issuers irrevocably deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal, premium, if any, and interest on the Notes to maturity, redemption or prepayment, as the case may be, and to pay all other sums payable by them hereunder and under each other Indenture Document and under any Insurance Agreement; provided, however, that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes and such other sums;

(ii) the Co-Issuers deliver to each Insurer (unless no Policy is in effect and all amounts due to all Insurers have been paid in full) and the Trustee an Officer’s Certificate of the Co-Issuers stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with, and an Opinion of Counsel to the same effect;

(iii) the Co-Issuers deliver to the Trustee an Officer’s Certificate of the Co-Issuers stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(iv) the Co-Issuers deliver to the Trustee an Opinion of Counsel to the effect that such termination of the Co-Issuers’ and Guarantor’s obligations will not result in the recognition of income or gain by the Noteholders or Note Owners at the time of such termination;

(v) the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such deposit and termination of obligations pursuant to this Section 11.1;

(vi) each Policy has expired or been terminated or canceled by the Trustee in accordance with its terms and the Trustee has returned each such Policy to the applicable Insurer and all amounts due under each applicable Insurance Agreement (including the Insurer Premiums, the Insurer Reimbursements and the Insurer Expenses due but unpaid) have been paid in full; and

(vii)	all commitments under all Variable Funding Note Purchase Agreements have been terminated;

then, the Indenture and the G&C Agreement shall cease to be of further effect (except as provided in this Section 11.1), and the Trustee, on demand of the Co-Issuers, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the G&C Agreement.

(c) In addition, except as may be provided to the contrary in any Series Supplement, the Co-Issuers, solely in connection with any optional or mandatory prepayment or redemption in full of all Outstanding Notes, may terminate all of their obligations under the Indenture and all obligations of the Guarantor under the G&C Agreement in respect thereof if:

(i) the Co-Issuers irrevocably deposit in trust with the Trustee an amount of funds sufficient to pay, when due, principal, premium, if any, and interest on the Notes to the applicable prepayment or redemption date, as the case may be, and to pay all other sums payable by them hereunder, under each other Indenture Document and under any Insurance Agreement; provided, however, that the Trustee shall have been irrevocably instructed to apply such funds to the payment of such principal, premium, if any, and interest with respect to the Notes and such other sums;

(ii) the Co-Issuers deliver irrevocable notice of prepayment or redemption in full in accordance with the terms of the Indenture with respect to all Outstanding Notes and the date of prepayment or redemption as specified in such notice is not longer than twenty (20) Business Days after the date of such notice;

(iii) the Co-Issuers deliver to each Insurer (unless no Policy is in effect and all amounts due to all Insurers have been paid in full) and the Trustee an Officer’s Certificate of each Co-Issuer stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with, and an Opinion of Counsel to the same effect; and

(iv) all commitments under all Variable Funding Note Purchase Agreements have been terminated and all amounts due and payable thereunder (including all Outstanding Principal Amounts thereunder and all accrued interest and fees thereon) shall have been paid in full, in each case on or before the date such deposit is made;

then the Indenture and the G&C Agreement shall cease to be of further effect (except as provided in this Section 11.1), and the Trustee, on the demand and at the reasonable expense of the Co-Issuers, shall execute proper instruments prepared by the Co-Issuers acknowledging confirmation of and discharge under the Indenture and the G&C Agreement.

(d) After the conditions set forth in Section 11.1(a) or (c) have been met, or after such irrevocable deposit is made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request shall acknowledge in writing the discharge of the Co-Issuers’ obligations under the Indenture and the G&C Agreement except for those surviving obligations specified above and shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Co-Issuers.

(e) In order to have money available on a payment date to pay principal, and premium, if any, or interest on the Notes and the other sums referred to above, the U.S. Government Obligations shall be payable as to principal, and premium, if any, or interest at least one (1) Business Day before such payment date in such amounts as will provide the necessary money. The U.S. Government Obligations shall not be callable at the issuer’s option.

(f) The representations and warranties set forth in Article VII shall survive for so long as any Series of Notes are Outstanding, and may not be waived with respect to any Series of Notes Outstanding

(g) The Co-Issuers and the Noteholders hereby agree that, if any funds remain on deposit in the Collection Account after the termination of the Indenture and payment of all amounts due to each Insurer, such amounts shall be released by the Trustee and paid to the Co-Issuers.

Section 11.2 Application of Trust Money.

The Trustee or a trustee satisfactory to the Control Party, the Trustee and the Co-Issuers shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Base Indenture and the other Related Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 11.2 shall survive the expiration or earlier termination of the Indenture.

Section 11.3 Repayment to the Co-Issuers.

(a) The Trustee and the Paying Agent shall promptly pay to the Co-Issuers upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any Notes held by them at any time.

(b) Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Co-Issuers upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c) The provisions of this Section 11.3 shall survive the expiration or earlier termination of the Indenture.

Section 11.4 Reinstatement.

If the Trustee is unable to apply any funds received under this Article XI by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers’ obligations under the Indenture, the other Indenture Documents or any Insurance Agreement and in respect of the Notes and the Guarantor’s obligations under the G&C Agreement shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XI. If the Co-Issuers or the Guarantor make any payment of principal, premium or interest on any Notes or any other sums under the Indenture Documents and any Insurance Agreement while such obligations have been reinstated, the Co-Issuers and the Guarantor shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XII

AMENDMENTS

Section 12.1 Without Consent of the Noteholders.

(a) Without the consent of any Noteholder or any other Secured Party, the Co-Issuers and the Trustee, with the consent of the Control Party, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to create a new Series of Notes; provided, however, that the consent of the Control Party is only necessary to the extent required by Section 2.2;

(ii) to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities; provided, however, that no Co-Issuer will pursuant to this Section 12.1(a)(ii) surrender any right or power it has under the Related Documents;

(iii) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Co-Issuers, the Control Party and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(iv) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision contained herein or in any Supplement or in any Notes issued hereunder or in the G&C Agreement or any other Indenture Document to which the Trustee is a party;

(v) to provide for uncertificated Notes in addition to certificated Notes;

(vi) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the G&C Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee; or

(viii) to correct or supplement any provision herein or in any Supplement or in the G&C Agreement or any other Indenture Document to which the Trustee is a party which may be inconsistent with any other provision herein or therein or to make consistent any other provisions with respect to matters or questions arising under this Base Indenture or in any Supplement, in the G&C Agreement or any other Indenture Document to which the Trustee is a party;

provided, however, that, as evidenced by an Opinion of Counsel delivered to the Trustee and the Control Party, such action shall not adversely affect in any material respect the interests of any Noteholder, any Note Owner or any other Secured Party.

(b) Upon the request of the Co-Issuers and receipt by the Control Party and the Trustee of the documents described in Section 2.2 and delivery by the Control Party of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Co-Issuers in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 12.2 With Consent of the Noteholders.

(a) Except as provided in Section 12.1, the provisions of this Base Indenture, the G&C Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party. Notwithstanding the foregoing:

(i) any amendment, waiver or other modification that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 12.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Related Document or defaults hereunder or thereunder and their consequences provided for in herein and therein or for any other action hereunder or thereunder, shall require the consent of the Control Party and each affected Noteholder;

(ii) any amendment, waiver or other modification that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, the G&C Agreement or any other Related Documents with respect to any part of the Collateral or, except as otherwise permitted by the Related Documents, terminate the Lien created by the Indenture, the G&C Agreement or any other Related Documents on any portion of the Collateral at any time subject thereto or deprive any Secured Party of the security provided by the Lien created by the Indenture, the G&C Agreement or any other Related Documents shall require the consent of the Control Party, each affected Noteholder and each other affected Secured Party;

(iii) any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note or of the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); provided that the Control Party shall have the option, in its sole discretion, to waive the requirement set forth in Section 8.16(a) that Real Estate Asset Disposition Proceeds described in clause (ii) of such Section be Reinvested within 180 days of the applicable Real Estate Asset Disposition; (B) affect adversely the interests, rights or obligations of any Noteholder or any other Secured Party individually in comparison to any other Noteholder or any other Secured Party; (C) change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral, including, without limitation, the Priority of Payments; provided that the Control Party shall have the option, in its sole discretion, to amend or otherwise modify the number of days in each Interim Collection Period and the percentage of amounts that are allocated on each Interim Allocation Date pursuant to the definitions of “Accrued Insurer Premiums Amount,” “Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount,” “Class A-1 Senior Notes Accrued Monthly Uninsured Interest Amount,” “Senior Notes Accrued Monthly Insured Interest Amount,” “Senior Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount,” “Senior Notes Accrued Scheduled Principal Payments Amount,” “Subordinated Notes Accrued Monthly Interest Amount,” “Subordinated Notes Accrued Monthly Post-ARD Contingent

Uninsured Interest Amount” or “Subordinated Notes Accrued Scheduled Principal Payments Amount”; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations on or after the respective due dates thereof; (F) subject to the ability of the Control Party to waive certain events as set forth in Section 9.7, amend or otherwise modify any of the following definitions: “Default,” “Event of Default,” “Potential Rapid Amortization Event,” “Rapid Amortization Event” or “Insurer Default” (as defined in the Base Indenture or any applicable Series Supplement) or (G) amend, waive or otherwise modify this Section 12.2, shall require the consent of the Control Party, each affected Noteholder and each other affected Secured Party;

(iv) any amendment, waiver or other modification that would release any Insurer from all or any part of its obligation to make each and every payment under any Policy that it has issued shall require the consent of the Control Party and each affected Noteholder;

(v) any amendment, waiver or other modification that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment or redemption shall require the consent of the Control Party and each affected Noteholder; and

(vi) any amendment, waiver or other modification that would (A) change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral, including, without limitation, the Priority of Payments, (B) amend or otherwise modify the definition of “Subordinated Debt Provisions” (as defined in the Base Indenture or any applicable Series Supplement) or the proviso at the end of the first sentence of Section 9.7, (C) amend, waive or otherwise modify any Series Supplement or (D) amend, waive or otherwise modify this Section 12.2(a)(vi) shall require the consent of each affected Insurer.

(b) No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c) The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

Section 12.3 Supplements.

Each amendment or other modification to the Indenture, the Notes or the G&C Agreement shall be set forth in a Supplement, a copy of which shall be delivered to the Rating Agencies by the Co-Issuers. The initial effectiveness of each Supplement shall be subject to the delivery to the Control Party and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. In addition to the manner provided in Sections 12.1 and 12.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 12.4 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Co-Issuers may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 12.5 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Co-Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 12.6 The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of the Co-Issuers and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Co-Issuers and the Guarantor in accordance with its terms.

Section 12.7 Control Party Amendments and Waiver Fees.

Any fees payable by the Co-Issuers to the Control Party in connection with any amendment, waiver or other modification of the Indenture or the other Related Documents shall be paid by the Co-Issuers pro rata to each Insurer in respect of which an Insurer Default has not occurred and is continuing.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Notices.

(a) Any notice or communication by the Co-Issuers, the Servicer, the initial Insurer or the Trustee to any other party hereto shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Master Issuer:

Sonic Capital LLC

300 Johnny Bench Drive

Oklahoma City, OK 73104

Attention: General Counsel

Facsimile: 405-225-4035

If to the Franchise Assets Holder:

Sonic Industries Franchising LLC

300 Johnny Bench Drive

Oklahoma City, OK 73104

Attention: General Counsel

Facsimile: 405-225-4035

If to ADIC Holdco:

America’s Drive-In Holding Inc.

3500 North Rock Road

Building 1100

Wichita, KS 67226

Attention: General Counsel

Facsimile: 316-681-0153

If to the IP Holder:

America’s Drive-In Brand Properties LLC

3500 North Rock Road

Building 1100

Wichita, KS 67226

Attention: General Counsel

Facsimile: 316-681-0153

If to New ADIC:

America’s Drive-In Restaurants LLC

3500 North Rock Road

Building 1100

Wichita, KS 67226

Attention: General Counsel

Facsimile: 316-681-0153

If to SRI Real Estate Holdco:

SRI Real Estate Holding LLC

300 Johnny Bench Drive

Oklahoma City, OK 73104

Attention: General Counsel

Facsimile: 405-225-4035

If to SRI Real Estate Assets Holder:

SRI Real Estate Properties LLC

300 Johnny Bench Drive

Oklahoma City, OK 73104

Attention: General Counsel

Facsimile: 405-225-4035

If to the Servicer:

Sonic Industries Services Inc.

300 Johnny Bench Drive

Oklahoma City, OK 73104

Attention: General Counsel

Facsimile: 405-225-5973

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: Stuart Fleischmann

Facsimile: 212-848-8179

If to any Co-Issuer with a copy to:

Sonic Industries Services Inc.

300 Johnny Bench Drive

Oklahoma City, OK 73104

Attention: General Counsel

Facsimile: 405-225-5973

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: Stuart Fleischmann

Facsimile: 212-848-8179

If to the initial Insurer:

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

Attention: Bracken Gardner

Telephone: 212-208-3379

Facsimile: 212-208-3509

E-mail: bgardner@ambac.com

              bfeit@ambac.com

              kgraham@ambac.com

              abs&conduitprmg@ambac.com

with a copy to:

Jones Day

222 E. 41st Street

New York, NY 10017

Attention: Ronald Gross

Facsimile: 212-755-7306

If to the Trustee:

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, NY 10013

Attention: Agency & Trust – Sonic

Facsimile: 212-816-5527

If to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street, 4th Floor

New York, NY 10007

Attention: ABS Monitoring Department

Facsimile: 212-553-0573

with a copy of all notices pertaining to other indebtedness:

Moody’s Investors Services, Inc.

99 Church Street, 4th Floor

New York, NY 10007

Attention: Asset Finance Group – Team Managing Director

If to Standard & Poor’s:

Standard & Poor’s Rating Services

55 Water Street, 42nd Floor

New York, NY 10041-0003

Attention: ABS Surveillance Group – New Assets

E-mail: Servicer_reports@sandp.com

If to an additional Insurer: At the address provided in the applicable Policy.

If to an Enhancement Provider or an Interest Rate Hedge Provider: At the address provided in the applicable Enhancement Agreement or the applicable Interest Rate Hedge Agreement.

(b) The Co-Issuers, each Insurer or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Co-Issuers may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c) Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.

(d) Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Related Document.

(e) If any Co-Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Control Party and the Trustee at the same time.

(f) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.2 Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 13.3 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Co-Issuers to the Control Party or the Trustee to take any action under the Indenture or any other Related Document, the Co-Issuers to the extent requested by the Control Party or the Trustee shall furnish to the Control Party and the Trustee (a) an Officer’s Certificate of the Co-Issuers in form and substance reasonably satisfactory to the Control Party and the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the Authorized Officers executing such certificate, all conditions precedent and covenants, if any, provided for in the Indenture or such other Related Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same. Such Opinion of Counsel shall be at the expense of the Co-Issuers.

Section 13.4 Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Related Document shall include:

(a) a statement that the Person giving such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not such condition or covenant has been complied with.

Section 13.5 Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 13.6 Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture. Each Insurer shall be deemed to be a third-party beneficiary of this Base Indenture and each applicable Series Supplement.

Section 13.7 Payment on Business Day.

In any case where any Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Payment Date, redemption date or maturity date, as the case may be.

Section 13.8 Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.9 Successors.

All agreements of each of the Co-Issuers in the Indenture, the Notes and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, no Co-Issuer may assign its obligations or rights under the Indenture or any Related Document, except with the written consent of the Control Party. All agreements of the Trustee in the Indenture shall bind its successors.

Section 13.10 Severability.

In case any provision in the Indenture, the Notes or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.11 Counterpart Originals.

The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.12 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.13 No Bankruptcy Petition Against the Securitization Entities.

Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 13.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document. In the event that any such Noteholder or Secured Party or the Trustee takes action in violation of this Section 13.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 13.14 Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Co-Issuers and at their expense accompanied by an Opinion of Counsel (which may be counsel to the Co-Issuers, the Trustee or any other counsel reasonably acceptable to the Control Party and the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders, the other Secured Party or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under the Indenture.

Section 13.15 Waiver of Jury Trial.

EACH OF THE CO-ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 13.16 Submission to Jurisdiction; Waivers.

Each of the Co-Issuers and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Co-Issuers or the Trustee, as the case may be, at its address set forth in Section 13.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.16 any special, exemplary, punitive or consequential damages.

Section 13.17 Permitted Asset Dispositions; Release of Collateral.

After consummation of a Permitted Assets Disposition, upon request of the Co-Issuers, the Trustee, at the written direction of the Control Party, shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at their expense to effect or evidence the release by the Trustee of the Secured Parties’ security interest in the property disposed of in connection with such Permitted Asset Disposition.

Section 13.18 Entire Agreement. This Base Indenture, together with the exhibits, annexes and schedules hereto and the other Related Documents, contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and writings with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Co-Issuers and the Trustee have caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

SONIC CAPITAL LLC, as Co-Issuer

By:	/s/ W. Scott McLain
Name:	W. Scott McLain
Title:	President

SONIC INDUSTRIES FRANCHISING LLC, as Co-Issuer

By:	/s/ W. Scott McLain
Name:	W. Scott McLain
Title:	President

AMERICA’S DRIVE-IN HOLDING INC., as Co-Issuer

By:	/s/ Ronald L. Matlock
Name:	Ronald L. Matlock
Title:	Vice President

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC, as Co-Issuer

By:	/s/ Ronald L. Matlock
Name:	Ronald L. Matlock
Title:	Vice President

AMERICA’S DRIVE-IN RESTAURANTS LLC, as Co-Issuer

By:	/s/ Ronald L. Matlock
Name:	Ronald L. Matlock
Title:	Vice President

[Signature Page to the Base Indenture]

SRI REAL ESTATE HOLDING LLC, as Co-Issuer

By:	/s/ Ronald L. Matlock
Name:	Ronald L. Matlock
Title:	Vice President

SRI REAL ESTATE PROPERTIES LLC, as Co-Issuer

By:	/s/ Ronald L. Matlock
Name:	Ronald L. Matlock
Title:	Vice President

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:	/s/ Kristen Driscoll
Name:	Kristen Driscoll
Title:	Vice President

[Signature Page to the Base Indenture]

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“ABS Leverage Ratio” means, as of the date of determination, the ratio of (i) the aggregate principal amount of each Series of Notes Outstanding (provided that, with respect to each Series of Class A-1 Senior Notes Outstanding, the aggregate principal amount of each such Series of Notes shall be deemed to be the Class A-1 Senior Notes Maximum Principal Amount for each such Series) to (ii) Historical Consolidated EBITDA as of such date.

“Account Agreement” means each agreement, if any, governing the establishment and maintenance of the Lock Box Account, the Concentration Account, the IP Holder Operating Account or any other Securitization Entity Operating Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement pursuant to which the Trustee is granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any Lock-Box related thereto, including, without limitation, with respect to the Lock-Box Account, the Concentration Account and the IP Holder Operating Account and any other Securitization Entity Operating Account.

“Accounting Date” means the date three (3) Business Days prior to each Payment Date. Any reference to an Accounting Date relating to a Payment Date means the Accounting Date occurring in the same calendar month as the Payment Date and any reference to an Accounting Date relating to a Monthly Collection Period means the Monthly Collection Period most recently ended prior to such Accounting Date.

“Accrued Insurer Premiums Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 37.5% of the Insurer Premiums for all Classes of Insured Senior Notes for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Accrued Insurer Premiums Make-Up Amount for such Interim Allocation Date, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Insurer Premiums for all Classes of Insured Senior Notes for each Interest Period ending in the next succeeding Monthly Collection Period, (B) the Carryover Accrued Insurer Premiums Amount for such Interim Allocation Date and (C) the Accrued Insurer Premiums Make-Up Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) the amount by which (i) the Insurer Premiums for all Classes of Insured Senior Notes for each Interest Period ending in the next succeeding Monthly Collection Period exceeds (ii) the aggregate amount previously allocated to the Insurer Premiums Account on each preceding Interim Allocation Date with respect to such Monthly Collection Period and (B) the Accrued Insurer Premiums Make-Up Amount for such Interim Allocation Date.

“Accrued Insurer Premiums Make-Up Amount” means, with respect to any Interim Allocation Date that occurs on or after a Payment Date on which amounts are withdrawn from the Insurer Premiums Account pursuant to Section 5.11(c) of the Base Indenture to cover any Class A-1 Senior Notes Insurer Premiums Adjustment Amount, (a) for the first such Interim Allocation Date, the amount, if any, which has been withdrawn therefrom and (b) for any subsequent Interim Allocation Date, the amount, if any, by which (i) the amount withdrawn therefrom exceeds (ii) the amount repaid to the Insurer Premiums Account on any previous Interim Allocation Date pursuant to clause (a) above or this clause (b) until the amount withdrawn therefrom has been repaid.

“Additional Class A-1 Senior Notes Commitment Fees Shortfall Interest” has the meaning set forth in Section 5.11(e) of the Base Indenture.

“Additional Senior Notes Insured Interest Shortfall Interest” has the meaning set forth in Section 5.11(b) of the Base Indenture.

“Additional Subordinated Notes Interest Shortfall Interest” shall have the meaning set forth in Section 5.11(h) of the Base Indenture.

“ADIC Holdco” means America’s Drive-In Holding Inc., a Kansas corporation, and its successors and assigns.

“ADIC Holdco By-Laws” means the by-laws of ADIC Holdco, as amended, supplemented or modified from time to time.

“ADIC Holdco Certificate of Incorporation” means the amended and restated articles of incorporation of ADIC Holdco, dated as of December 19, 2006, as amended by the certificate of amendment to articles of incorporation of ADIC Holdco, dated as of December 20, 2006, as further amended, supplemented or otherwise modified from time to time.

“ADIC Holdco Charter Documents” means the ADIC Holdco By-Laws and the ADIC Holdco Certificate of Incorporation.

“Advertising Cooperative” means an advertising cooperative established in a “designated market area” to promote and further the interests of Drive-Ins in such “designated market area” through the use of combined advertising contributions and with a membership comprised of Franchisees having a Drive-In in such “designated market area”.

“Advertising Co-Op Fees” means fees payable to an Advertising Cooperative by members of the Advertising Cooperative pursuant to the requirements set by the Advertising Cooperative in accordance with the terms of the Franchise Arrangements.

2

“Advertising Fees” means any fees payable by the Franchisees (including the Sonic Partnerships) pursuant to the Franchise Arrangements to be used by any “franchisor” for advertising activities in accordance with the terms of the Franchise Arrangements.

“Advertising Fund” means the fund administered by the Servicer, on behalf of the Franchisor and the Franchise Assets Holder, in accordance with the Servicing Agreement, to which the Franchisees (including the Sonic Partnerships) pay Advertising Fees.

“Advertising Fund Account” means deposit account no. 4009575044 entitled “BancFirst – Sonic Industries Inc. Advertising Fund in Trust for the Benefit of the Franchisees on Behalf of SI LLC and SIF LLC” maintained at BancFirst in the name of the Servicer, on behalf of the Franchisor and the Franchise Assets Holder, for the benefit of the Franchisees at a Qualified Institution into which the Servicer causes Advertising Fees to be deposited or any successor deposit account established by the Servicer for such purpose pursuant to the Servicing Agreement.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“After-Acquired IP Assets” means any intellectual property throughout the world created, developed or acquired by or on behalf of, and owned by the IP Holder after the Initial Closing Date.

“Agent” means any Registrar or Paying Agent.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Ambac” means Ambac Assurance Corporation, a Wisconsin stock insurance corporation, and its successors and assigns.

“Annual Noteholders’ Tax Statement” has the meaning set forth in Section 4.2 of the Base Indenture.

“Applicants” has the meaning set forth in Section 2.7(a) of the Base Indenture.

“Asset Disposition” means any Real Estate Asset Disposition or any other asset disposition permitted pursuant to Section 8.16 of the Base Indenture.

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“Asset Disposition Proceeds” means (a) any Real Estate Asset Disposition Proceeds or (b) the gross proceeds received from any Asset Disposition (other than a Real Estate Asset Disposition).

“Assignable “ means, with respect to any agreement, that (a) the terms of such agreement do not prohibit or restrict, or require the consent of any Person with respect to, the assignment of such agreement, (b) the assignment of such agreement will not result in the violation of the terms of such agreement, any applicable Requirements of Law or any other Contractual Obligation of the assignor and (c) the assignment of such agreement is enforceable against the account debtor thereunder under all applicable Requirements of Law, including each applicable UCC.

“Assignment” means any assignment delivered in accordance with the terms of the IP Assets Contribution Agreement.

“Assignment of Rents” means any grant of a security interest in all of the right, title and interest in and to any leases and rents of any Owned Property, as included in each Mortgage.

“Authorized Insurer Representative” means a Managing Director, Director, First Vice President, General Counsel or Assistant General Counsel of any Insurer or any other officer, employee or other agent of such Insurer who is authorized to give or receive instructions or notices or otherwise to act under the Indenture and the Related Documents on behalf of such Insurer.

“Authorized Officer” means, as to any Person, any of the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such Person.

“Available Cash Trap Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Cash Trap Reserve Account.

“Available Senior Notes Interest Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Senior Notes Interest Reserve Account.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of December 20, 2006, by and among the Co-Issuers and the Trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements.

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties or any thereof, including, without limitation, each account established pursuant to Article V of the Base Indenture.

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“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of the Base Indenture.

“Book-Entry Notes” means beneficial interests in the Notes of any Series, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Oklahoma City, Oklahoma or New York, New York.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Related Documents, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capped Class A-1 Senior Notes Administrative Expenses Amount” means, for each Interim Allocation Date with respect to any Monthly Collection Period, an amount equal to the lesser of (a) the Class A-1 Senior Notes Administrative Expenses that have become due and payable prior to such Interim Allocation Date and have not been previously paid and (b) the amount by which (i) $250,000 exceeds (ii) the aggregate amount of Class A-1 Senior Notes Administrative Expenses previously paid on each preceding Interim Allocation Date that occurred (x) in the case of a Interim Allocation Date occurring during the annual period following the Initial Closing Date and ending on the first anniversary of the Initial Closing Date, since the Initial Closing Date and (y) in the case of a Interim Allocation Date occurring during any other annual period beginning with the annual period following the first anniversary of the Initial Closing Date, since the most recent anniversary of the Initial Closing Date.

“Capped Securitization Operating Expenses Amount” means, for any Interim Allocation Date with respect to any Monthly Collection Period, an amount equal to the lesser of (a) the Securitization Operating Expenses that have become due and payable prior to such Interim Allocation Date and have not been previously paid and (b) the amount by which (i) $500,000 exceeds (ii) the aggregate amount of Securitization Operating Expenses previously paid on each preceding Interim Allocation Date that occurred (x) in the case of a Interim Allocation Date occurring during the annual period following the Initial Closing Date and ending on the first anniversary of the Initial Closing Date, since the Initial Closing Date and (y) in the case of an Interim Allocation Date occurring during any other annual period beginning with the annual period following the first anniversary of the Initial Closing Date, since the most recent anniversary of the Initial Closing Date; provided, however, that any Mortgage

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Recordation Fees shall be paid at clause (iii) of the Priority of Payments without regard to whether the amount set forth in clause (b)(ii) above exceeds $500,000 on any such Interim Allocation Date.

“Carryover Accrued Insurer Premiums Amount” means, (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period, the amount, if any, by which (i) the amount allocated to the Insurer Premiums Account on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Accrued Insurer Premiums Amount for such immediately preceding Interim Allocation Date.

“Carryover Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Class A-1 Senior Notes Commitment Fees Account with respect to Class A-1 Senior Notes Monthly Commitment Fees on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount for such immediately preceding Interim Allocation Date.

“Carryover Class A-1 Senior Notes Accrued Monthly Uninsured Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Uninsured Interest Account with respect to Class A-1 Senior Notes Monthly Uninsured Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Class A-1 Senior Notes Accrued Monthly Uninsured Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Senior Notes Accrued Monthly Insured Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Interest Account with respect to Senior Notes Monthly Insured Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Senior Notes Accrued Monthly Insured Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Senior Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Uninsured Interest Account with respect to Senior Notes Monthly Post-ARD Contingent Uninsured Interest on the immediately preceding

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Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Senior Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Senior Notes Accrued Scheduled Principal Payments Amount” means, (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Principal Payments Account with respect to Senior Notes Scheduled Principal Payments on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Senior Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Interim Allocation Date.

“Carryover Subordinated Notes Accrued Monthly Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Subordinated Notes Interest Account with respect to Subordinated Notes Monthly Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Subordinated Notes Accrued Monthly Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Subordinated Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount” means (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Subordinated Notes Uninsured Interest Account with respect to Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Subordinated Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount for such immediately preceding Interim Allocation Date.

“Carryover Subordinated Notes Accrued Scheduled Principal Payments Amount” means, (a) for the first Interim Allocation Date with respect to any Monthly Collection Period, zero, and (b) for any other Interim Allocation Date with respect to such Monthly Collection Period the amount, if any, by which (i) the amount allocated to the Subordinated Notes Principal Payments Account with respect to Subordinated Notes Scheduled Principal Payments on the immediately preceding Interim Allocation Date with respect to such Monthly Collection Period was less than (ii) the Subordinated Notes Accrued Scheduled Principal Amount for such immediately preceding Interim Allocation Date.

“Cash Trap Reserve Account” has the meaning set forth in Section 5.4(a) of the Base Indenture.

“Cash Trapping Amount” means, for any Interim Allocation Date during a Cash Trapping Period, the aggregate of all amounts required to be deposited in the Cash Trap Reserve Account on such Interim Allocation Date pursuant to any Series Supplement.

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“Cash Trapping Period” means any period designated as a “Cash Trapping Period” pursuant to the terms of any Series Supplement.

“Cash Trapping Release Amount” means the aggregate amount of funds on deposit in the Cash Trap Reserve Account that are required to be released pursuant to the terms of any Series Supplement.

“Cash Trapping Release Event Date” means any date on which any amount on deposit in the Cash Trap Reserve Account is required to be released pursuant to the terms of any Series Supplement.

“Charter Documents” means any of the Co-Issuers Charter Documents or the Franchisor Charter Documents.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Class A-1 Administrative Agent” means, with respect to any Class of Class A-1 Senior Notes, the Person identified as the “Class A-1 Administrative Agent” in the applicable Series Supplement.

“Class A-1 Senior Notes” means any Notes alphanumerically designated as “Class A-1” pursuant to the Series Supplement applicable to such Class of Notes.

“Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 37.5% of the Class A-1 Senior Notes Aggregate Monthly Commitment Fees for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Class A-1 Senior Notes Commitment Fee Make-Up Amount for such Interim Allocation Date, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Class A-1 Senior Notes Aggregate Monthly Commitment Fees for each Interest Period ending in the next succeeding Monthly Collection Period, (B) the Carryover Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount for such Interim Allocation Date and (C) the Class A-1 Senior Notes Commitment Fee Make-Up Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) the amount by which (i) the Class A-1 Senior Notes Aggregate Monthly Commitment Fees for each Interest Period ending in the next succeeding Monthly Collection Period exceed (ii) the aggregate amount previously allocated to the Class A-1 Senior Notes Commitment Fees Account with respect to Class A-1 Senior Notes Aggregate Monthly Commitment Fees on each preceding Interim Allocation Date with respect to such Monthly Collection Period and (B) the Class A-1 Senior Notes Commitment Fee Make-Up Amount for such Interim Allocation Date.

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“Class A-1 Senior Notes Commitment Fee Make-Up Amount” means, with respect to any Interim Allocation Date that occurs on or after a Payment Date on which amounts are withdrawn from the Class A-1 Senior Notes Commitment Fees Account pursuant to Section 5.11(d) of the Base Indenture to cover any Class A-1 Senior Notes Commitment Fee Adjustment Amount, (a) for the first such Interim Allocation Date, the amount, if any, which has been withdrawn therefrom and (b) for any subsequent Interim Allocation Date, the amount, if any, by which (i) the amount withdrawn therefrom exceeds (ii) the amount repaid to the Class A-1 Senior Notes Commitment Fees Account on any previous Interim Allocation Date pursuant to clause (a) above or this clause (b) until the amount withdrawn therefrom has been repaid.

“Class A-1 Senior Notes Accrued Monthly Uninsured Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Class A-1 Senior Notes Aggregate Monthly Uninsured Interest for each Interest Period ending in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Class A-1 Senior Notes Aggregate Monthly Uninsured Interest for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Carryover Class A-1 Senior Notes Accrued Monthly Uninsured Interest Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Class A-1 Senior Notes Aggregate Monthly Uninsured Interest for each Interest Period ending in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Senior Notes Uninsured Interest Account with respect to Class A-1 Senior Notes Monthly Uninsured Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Class A-1 Senior Notes Administrative Expenses” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Senior Notes Administrative Expenses” in the applicable Series Supplement.

“Class A-1 Senior Notes Aggregate Monthly Commitment Fees” means, for any Interest Period, with respect to all Class A-1 Senior Notes Outstanding, the aggregate amount of Class A-1 Senior Notes Monthly Commitment Fees due and payable on all such Class A-1 Senior Notes with respect to such Interest Period.

“Class A-1 Senior Notes Aggregate Monthly Uninsured Interest” means, for any Interest Period, with respect to all Class A-1 Senior Notes Outstanding, the aggregate amount of Class A-1 Senior Notes Monthly Uninsured Interest due and payable on all such Class A-1 Senior Notes with respect to such Interest Period.

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“Class A-1 Senior Notes Commitment Fee Adjustment Amount” means, for any Class of Class A-1 Senior Notes for any Interest Period, the aggregate amount, if any, for such Interest Period that is identified as the “Class A-1 Senior Notes Commitment Fee Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Senior Notes Commitment Fees Shortfall Amount” has the meaning set forth in Section 5.11(e) of the Base Indenture.

“Class A-1 Senior Notes Commitment Fees Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Class A-1 Senior Notes Insured Interest Adjustment Amount” means, for any Class of Class A-1 Senior Notes for any Interest Period, the aggregate amount, if any, for such Interest Period that is identified as a “Class A-1 Senior Notes Insured Interest Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Senior Notes Insurer Premiums Adjustment Amount” means, for any Class of Class A-1 Senior Notes for any Interest Period, the aggregate amount, if any, for such Interest Period that is identified as “Class A-1 Senior Notes Insurer Premiums Adjustment Amount” in the applicable Series Supplement or the applicable Insurance Agreement (or any fee letter referred to in such Insurance Agreement).

“Class A-1 Senior Notes Maximum Principal Amount” means, with respect to all Series of Class A-1 Notes Outstanding, the aggregate maximum principal amount of such Class A-1 Notes as identified in each applicable Series Supplement.

“Class A-1 Senior Notes Monthly Commitment Fees” means, for any Interest Period, with respect to any Class A-1 Senior Notes Outstanding, the aggregate amount of commitment fees due and payable, with respect to such Interest Period, on such Class A-1 Senior Notes that is identified as “Class A-1 Senior Notes Monthly Commitment Fees” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such commitment fees cannot be ascertained, an estimate of such commitment fees shall be used to calculate the Class A-1 Senior Notes Monthly Commitment Fees for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Class A-1 Senior Notes Administrative Expenses” or “Class A-1 Senior Notes Other Amounts” in any Series Supplement shall under no circumstances be deemed to constitute “Class A-1 Senior Notes Monthly Commitment Fees.”

“Class A-1 Senior Notes Monthly Uninsured Interest” means, for any Interest Period, with respect to any Class A-1 Senior Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Class A-1 Senior Notes that is identified as “Class A-1 Senior Notes Monthly Uninsured Interest” in the applicable Series Supplement.

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“Class A-1 Senior Notes Other Amounts” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Senior Notes Other Amounts” in the applicable Series Supplement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Co-Issuers” means, collectively, the Master Issuer, the Franchise Assets Holder, ADIC Holdco, the IP Holder, New ADIC, SRI Real Estate Holdco and the SRI Real Estate Assets Holder.

“Co-Issuers Charter Documents” means, collectively, the Master Issuer Charter Documents, the Franchise Assets Holder Charter Documents, the ADIC Holdco Charter Documents, the IP Holder Charter Documents, the New ADIC Charter Documents, the SRI Real Estate Holdco Charter Documents and the SRI Real Estate Assets Holder Charter Documents.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the G&C Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Documents” means, collectively, the Collateral Franchise Documents and the Collateral Transaction Documents.

“Collateral Franchise Documents” means, collectively, the Franchise Arrangements, the Contributed Third-Party Vendor Agreements, the New Third-Party Vendor Agreements and the Kansas Sonic Partnership Agreements.

“Collateral Transaction Documents” means the Initial Contribution Agreements, the Securitization Contribution Agreements, the Charter Documents, the IP License Agreements, the Holdco Agreement, the Performance Management Agreement, each Assignment, the Servicing Agreement and the Account Control Agreements.

“Collection Account” means account no. 106215 entitled “Citibank, N.A., as Trustee for the benefit of the Secured Parties, Securities Account of Sonic Capital LLC

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and SRI Real Estate Holding LLC” maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Collection Date” means the date upon which the Indenture is satisfied and discharged in accordance with its terms.

“Collections” means (a) all Franchise Royalty Fees, (b) all Initial Franchise Fees, (c) all Partner Drive-In Lease Payments, (d) all New Franchise Drive-In Lease Payments, (e) all Franchisee Insurance Proceeds, (f) all Securitization Entity Insurance Proceeds, (g) any Asset Disposition Proceeds deposited into the Collection Account, (h) all Kansas Sonic Partnership Distributions, (i) all Excluded Amounts, (j) any Investment Income earned with respect to amounts on deposit in the Lock-Box Account or the Concentration Account and (k) any other amounts deposited into the Lock-Box Account, the Concentration Account, any Excluded Amounts Lock-Box Account, any Excluded Amounts Concentration Account, the Advertising Fund Account, the System Marketing Fund Account, the Technology Fund Account or any Cooperative Advertising Fund Account.

“Company Order” and “Company Request” mean a written order or request signed in the name of each of the Co-Issuers by any Authorized Officer of each such Co-Issuer and delivered to the Trustee, the Control Party or the Paying Agent.

“Concentration Account” means account no. 4005107737 entitled “BancFirst – Sonic Capital LLC and SRI Real Estate Holding LLC Concentration” maintained jointly in the name of the Master Issuer and SRI Real Estate Holdco at BancFirst and pledged to the Trustee into which the Servicer causes Retained Collections (and other Collections) to be deposited or any successor account established jointly for the Master Issuer and SRI Real Estate Holdco by the Servicer for such purpose pursuant to the Base Indenture and the Servicing Agreement.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Net Interest Expense for such period, (ii) federal, state, local and foreign income taxes payable for such period, (iii) non-cash losses from the sale of fixed assets not in the ordinary course of business and other non-cash extraordinary or non-cash nonrecurring items, (iv) non-cash stock based compensation expense for such period, and (v) impairment losses on assets incurred during such period, and minus (b) to the extent added in calculating such Consolidated Net Income, gains from the sale of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items.

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“Consolidated Net Income” means, with respect to any Person for any period, the net income of such Person and its Subsidiaries (whether positive or negative), determined in accordance with GAAP, for that period.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, total interest expense, whether paid or accrued (including the interest component of Capital Leases), of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, and amortization of discount, but excluding interest expense not payable in cash (including interest accruing on deferred compensation obligations) other than amortization of discount, all as determined in conformity with GAAP.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Third-Party Vendor Agreements” means, collectively, each vendor or supply agreement listed on Schedule II of the SISI Contribution Agreement.

“Contribution Agreements” means, collectively, the Initial Contribution Agreements and the Securitization Contribution Agreements.

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“Control Party” means, at any time, (a) first, (i) if there is only one Series of Insured Senior Notes Outstanding at such time, the Insurer with respect to such Series of Insured Senior Notes until there has been and is continuing an Insurer Default with respect to such Insurer or all Insurer Obligations owing to such Insurer have been paid in full and no Policy is in effect with respect to such Insurer or (ii) if there is more than one Series of Insured Senior Notes Outstanding at such time, the Majority Insurers until there has been and is continuing an Insurer Default with respect to each Insurer insuring each such Series of Insured Senior Notes or all Insurer Obligations owing to each such Insurer have been paid in full and no Policy is in effect with respect to each such Insurer, (b) second, if no Insurer is the Control Party at such time, the Trustee acting at the direction or with the consent of the Majority Senior Noteholders so long as there are any Senior Notes Outstanding and (c) third, if there are no Senior Notes Outstanding at such time, the Trustee acting at the direction or with the consent of the Noteholders holding in excess of 50% of the Outstanding Principal Amount of the most senior Class of Notes Outstanding (excluding any Notes held by any Co-Issuer or any Affiliate of any Co-Issuer), with such seniority determined sequentially in order of alphabetical designation.

“Control Party Order” means a written order signed on behalf of the Control Party (if and for so long as an Insurer is the Control Party) by any Authorized Insurer Representative and delivered to the Trustee.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade, business, organization or other entity that is, along with such Person, treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

“Cooperative Advertising Fund Accounts” means each of the deposit accounts maintained in the name of the Servicer, on behalf of the Franchisor and the Franchise Assets Holder and the relevant Advertising Cooperative, for the benefit of the Franchisees who are members of such Advertising Cooperative, at a Qualified Institution into which the Servicer causes Advertising Co-Op Fees to be deposited or any successor deposit accounts established by the Servicer for such purpose pursuant to the Servicing Agreement.

“Copyrights” means all copyrights, including all copyright registrations and applications for registration thereof, all renewals and extensions thereof, and non- registered copyrights.

“Corporate Trust Office” shall mean (i) for note transfer purposes and for purposes of presentment and surrender of the Notes for the final distributions thereon, 111 Wall Street, 15th Floor, New York, New York 10005, Attention: Window and (ii) for all other purposes, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency & Trust – Sonic or at such other addresses as the Trustee may designate from time to time by notice to the Noteholders, the Insurers and the Co-Issuers.

“Credit Protection First Offer Procedure” means, in connection with any proposed issuance of additional Senior Notes by the Co-Issuers for which a Person to

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underwrite such Senior Notes has been identified with reasonably certainty, (i) the extension by the Co-Issuers to Ambac of a written offer to provide credit protection for such Senior Notes; which offer shall include the principal terms of the Senior Notes to be guaranteed (including the principal amount, tenor, amortization schedule and required shadow rating of such notes at issuance) and the fees and premiums to be paid to Ambac and (ii) the written acceptance or rejection of such offer by Ambac; provided that Ambac shall have ten (10) Business Days to accept or reject such offer in writing (it being agreed that any acceptance may be made subject to reasonable and customary conditions for financial guarantees of this type); provided further that, upon the failure of Ambac to accept such offer in accordance with the preceding proviso, the Co-Issuers shall have the opportunity to make an offer to provide credit protection for such proposed issuance of additional Senior Notes to an alternative monoline financial guaranty insurance company that is rated “AAA” or its equivalent by Moody’s and S&P or any successor related thereto (a “Monoline”) only if, and the Co-Issuers may not accept any offers to provide such credit protection from any alternative Monoline unless, such offer provides for better terms than the terms of credit protection so offered to and not so accepted by Ambac.

“Debt Service” means, with respect to any Payment Date, the sum of (a) the aggregate amount of accrued interest, commitment fees, letter of credit fees and insurer premiums and related commitment fees due and payable on each Series of Senior Notes Outstanding (but not with respect to any Subordinated Notes Outstanding) on such Payment Date (other than any interest or fees included in the definitions of “Senior Notes Monthly Post-ARD Contingent Uninsured Interest,” “Class A-1 Senior Notes Monthly Uninsured Interest,” “Class A-1 Senior Notes Administrative Expenses” or “Class A-1 Senior Notes Other Amounts”) and (b) with respect to any Series of Senior Notes Outstanding, the difference between (i) the Target Bond Balance Amount for the Payment Date preceding such Payment Date and (ii) the Target Bond Balance Amount for such Payment Date.

“Debt Service Coverage Ratio” or “DSCR” means, for any Payment Date, commencing with the third Payment Date following the Initial Closing Date, the ratio calculated (without rounding) by dividing (a) an amount equal to the sum of the Net Cash Flow for such Payment Date together with the Net Cash Flow for the two preceding Payment Dates by (b) an amount equal to the Debt Service for such Payment Date together with the Debt Service for the two preceding Payment Dates.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate” has the meaning set forth in the applicable Series Supplement.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of the Base Indenture.

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“Depository” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository Agreement” means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Co-Issuers, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Designated Foreign Country” means any Foreign Country that the Securitization Entities and the Servicer in consultation with the Control Party have designated pursuant to the terms of the Servicing Agreement as being a Foreign Country with respect to which the Securitization Entities are required to comply with certain provisions of the Related Documents as specified by the Control Party, all in accordance with the terms of the Servicing Agreement.

“Development Agreements” means, collectively, all Existing Development Agreements and all New Development Agreements.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“Drive-In” means a Sonic® Brand drive-in restaurant or any other Sonic® Brand restaurant related business establishment at which ready-to-eat food is sold to customers, in either case, located anywhere in the world.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

“Eligible Real Estate Assets” means real property that is leased by New ADIC or the SRI Real Estate Assets Holder to a Sonic Partnership to be used in connection with the operation of a Partner Drive-In.

“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement entered into by the Co-Issuers in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of the Base Indenture; provided, however, that no Policy shall be deemed to be an Enhancement.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

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“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement.

“Environmental Law” means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, agreements or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority with jurisdiction over any Securitization Entity or any assets thereof, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety as related to Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Environmental Remediation Expenses Amount” means the actual amount that any Securitization Entity or the Servicer, on such Securitization Entity’s behalf, is required to pay within thirty (30) days following any date of determination, for goods or services (including but not limited to reasonable fees and expenses of environmental professionals and legal counsel but excluding any amount payable to any Affiliate) contracted for in connection with conducting any environmental remediation procedures with respect to any environmental condition requiring remediation, as set forth in the Monthly Servicer’s Certificate.

“Equity Interests” means (i) any ownership, management or membership interests in any limited liability company or unlimited liability company, (ii) any general or limited partnership interest in any partnership, (iii) any common, preferred or other stock interest in any corporation, (iv) any share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (v) any ownership or beneficial interest in any trust or (vi) any option, warrant or other right to convert into or otherwise receive any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Event” means, with respect to any Plan: (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder (other than an event as to which the 30-day notice period is waived by regulation); (b) the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required contribution under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act of 2006); (d) the failure to make any required contribution to a Multiemployer Plan; (e) the filing pursuant to Section 412 of the Code of an application for a waiver of the minimum funding standard; (f) the provision by the administrator of any Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to

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terminate such Plan in a standard termination described in Section 4041(b) of ERISA or a distress termination described in Section 4041(c) of ERISA; (d) the complete or partial withdrawal by any Securitization Entity, or any member of the same Controlled Group as any Securitization Entity, from any Plan with two or more contributing sponsors or the termination of any such Plan, in each case, which results in liability pursuant to Section 4063 or 4064 of ERISA; (e) formal written notice from the PBGC of its intent to commence proceedings to terminate any Plan; (f) the imposition of liability on any Securitization Entity or any member of the same Controlled Group as any Securitization Entity, pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the assertion of a material claim (other than routine claims for benefits ) against such Plan or the assets thereof, or against any Securitization Entity or any member of the same Controlled Group as any Securitization Entity, in connection with such Plan; (h) receipt from the Internal Revenue Service of notice of the failure of such Plan to qualify under Section 401(a) of the Code or the failure of any trust forming part of such Plan to qualify for exemption from taxation under Section 501(a) of the Code; (i) the imposition of a lien in favor of the PBGC, or a Plan pursuant to Section 401(a)(29) or Section 412(n) of the Code or pursuant to ERISA; or (j) the complete or partial withdrawal by any Securitization Entity or any member of the same Controlled Group as any Securitization Entity from any Multiemployer Plan that has resulted or could reasonably be expected to result in material liability under ERISA.

“Estimated Gross Sales” means, with respect to the Monthly Collection Period ending immediately prior to any Payment Date, as calculated on the Accounting Date immediately preceding such Payment Date, an amount equal to the product of (a) the quotient of (i) the aggregate amount of Gross Sales with respect to each Franchise Drive-In for which the Servicer has received a Monthly P/L Statement with respect to such Monthly Collection Period on or before such Accounting Date divided by (ii) the number of Franchise Drive-Ins for which such Monthly P/L Statement has been so received by the Servicer and (b) the number of Open Franchise Drive-Ins as of the last day of such Monthly Collection Period.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

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(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c) the board of directors or board of managers (or similar body) of such Person shall vote to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of the Base Indenture.

“Excess Class A-1 Senior Notes Administrative Expenses Amount” means, for each Interim Allocation Date, an amount equal to the amount by which (a) the Class A-1 Senior Notes Administrative Expenses that have become due and payable prior to such Interim Allocation Date and have not been previously paid exceed (b) the Capped Class A-1 Senior Notes Administrative Expenses Amount for such Interim Allocation Date.

“Excess Securitization Operating Expenses Amount” means, for each Interim Allocation Date, an amount equal to the amount by which (a) the Securitization Operating Expenses that have become due and payable prior to such Interim Allocation Date and have not been previously paid exceed (b) the Capped Securitization Operating Expense Amount for such Interim Allocation Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means, collectively, any Advertising Fees, Advertising Co-Op Fees, Technology Fees, System Marketing Fees, Third-Party Vendor Agreement Fees, Existing Franchise Drive-In Lease Payments, Sonic Sign Lease Payments, Sonic Partnership Gross Sales and any other amounts deposited into the Lock-Box Account, the Concentration Account, any Excluded Amounts Lock-Box Account or any Excluded Amounts Concentration Account that are not required to be deposited into the Collection Account pursuant to Section 5.9 of the Base Indenture; provided that all amounts due under or in connection with any Franchise Arrangement, any Partner Drive-In Master Lease or any New Franchise Drive-In Lease and all Kansas Sonic Partnership Distributions shall under no circumstance be deemed to be or be characterized as Excluded Amounts.

“Excluded Amounts Concentration Account” means any concentration or other account established for the purpose of depositing Collections constituting Excluded Amounts therein, including, without limitation, any Securitization Entity Excluded Amounts Concentration Account; provided that each such account shall be an Eligible Account.

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“Excluded Amounts Lock-Box Account” means any lock-box account established for the purpose of depositing Collections constituting Excluded Amounts therein, including, without limitation, any Securitization Entity Excluded Amounts Lock-Box Account; provided that each such account shall be an Eligible Account.

“Existing Development Agreement” means, depending on the context in which it is used, each development agreement pursuant to which a Franchisee is given the right to develop and operate one or more Drive-Ins in a specific geographic area within the United States or Mexico listed on Schedule IX to the SISI Contribution Agreement or the rights and obligations of the franchisor under each such development agreement.

“Existing Franchise Agreement” means, depending on the context in which it is used, each franchise agreement pursuant to which a Franchisee operates a Drive-In in the United States or Mexico listed on Schedule VIII to the SISI Contribution Agreement or the rights and obligations of the franchisor under each such franchise agreement.

“Existing Franchise Arrangements” means, depending on the context in which it is used, the Existing Franchise Agreements and the Existing Development Agreements or the rights and obligations of the franchisor under each such agreement.

“Existing Franchise Drive-In Lease” means any lease with respect to any Owned Property entered into prior to the Initial Closing Date by any Franchisee (other than a Sonic Partnership), as tenant.

“Existing Franchise Drive-In Lease Payments” means any payment made by any Franchisee to SRI pursuant to any Existing Franchise Drive-In Lease.

“Existing Owned Property” means any Owned Property contributed pursuant to the Contribution Agreements on the Initial Closing Date.

“Existing Real Estate Assets” means, collectively, the Partner Drive-In Master Leases and the Owned Properties contributed pursuant to the Contribution Agreements on the Initial Closing Date.

“Existing Third-Party Vendor Agreements” means each vendor or supply agreement to which SISI is a party as of the Initial Closing Date.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Series Anticipated Repayment Date” means the Series Anticipated Repayment Date with respect the last Series of Notes Outstanding.

“Final Series Legal Final Maturity Date” means the Series Legal Final Maturity Date with respect the last Series of Notes Outstanding.

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“Financial Assets” shall have the meaning set forth in Section 5.7(b) of the Base Indenture.

“Foreign Country” means Mexico and any other country (other than the United States) in which a Franchisee operates a Drive-In.

“Franchise Agreements” means, collectively, all Existing Franchise Agreements and all New Franchise Agreements.

“Franchise Arrangements” means, collectively, all Existing Franchise Arrangements and all New Franchise Arrangements.

“Franchise Assets Contribution Agreement” means the Franchise Assets Contribution Agreement, dated as of December 20, 2006, by and between the Franchise Assets Holder and the Master Issuer, as amended, supplemented or otherwise modified from time to time.

“Franchise Assets Holder” means Sonic Industries Franchising LLC, a Delaware limited liability company, and its successors and assigns.

“Franchise Assets Holder Certificate of Formation” means the certificate of formation of the Franchise Assets Holder, dated as of November 20, 2006, as amended, supplemented or otherwise modified from time to time.

“Franchise Assets Holder Charter Documents” means the Franchise Assets Holder Certificate of Formation and the Franchise Assets Holder Operating Agreement.

“Franchise Assets Holder IP License Agreement” means the Franchise Assets Holder IP License Agreement, dated as of December 20, 2006, by and between the Franchise Assets Holder and the IP Holder, as amended, supplemented or otherwise modified from time to time.

“Franchise Assets Holder Operating Agreement” means the Limited Liability Company Agreement of the Franchise Assets Holder, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“Franchise Drive-In” means a Drive-In owned and operated by a Franchisee (other than a Sonic Partnership) pursuant to a Franchise Agreement.

“Franchise IP” means all of the IP Holder’s intellectual property rights, of any kind throughout the world, that are related to, or exploitable in connection with, the Sonic Brand or offering and/or selling related goods and services throughout the world, or in serving as a “franchisor” of the System, or in otherwise administering the System, including, without limitation, all such (a) Trademarks; (b) domain names; (c) Patents; (d) Copyrights; (e) Know-How; (f) After-Acquired IP Assets; (g) registrations, applications, reservations, renewals or extensions, relating to any of the foregoing; and (h) the right to bring an action at law or in equity for any infringement, dilution, or violation of, and to collect all damages, settlement and proceeds relating to, any of the foregoing.

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“Franchise IP License Agreements” means the Franchisor IP License Agreement and the Franchise Assets Holder IP License Agreement.

“Franchise Royalty Fees” means (a) all royalty fees, transfer fees, renewal fees, late fees, interest on late fees, license fees and any similar fees and (b) damages for breach and indemnities that serve as compensation for the loss of any fees set forth in clause (a) of this definition, due and to become due under or in connection with a Franchise Arrangement.

“Franchisee” means a Person identified as “franchisee”, “developer”, “licensee” or “partner” or any similar term identifying a party that is licensing the right to use the System under a Franchise Arrangement, including, without limitation, each Sonic Partnership.

“Franchisee Insurance Policy” means any insurance policy or policies maintained by a Franchisee in accordance with the requirements of its Franchise Arrangement, its New Franchise Drive-In Lease and/or its Partner Drive-In Master Lease.

“Franchisee Insurance Proceeds” means any amounts actually received by any Securitization Entity upon final resolution or settlement of a claim filed under a Franchisee Insurance Policy that serve as compensation for the loss of any Franchise Royalty Fees, New Franchise Drive-In Lease Payments or Partner Drive-In Lease Payments owed to any Securitization Entity.

“Franchisor” means Sonic Industries LLC, a Delaware limited liability company, and its successors and assigns.

“Franchisor Certificate of Formation” means the certificate of formation of the Franchisor, dated as of November 20, 2006, as amended, supplemented or otherwise modified from time to time.

“Franchisor Charter Documents” means the Franchisor Certificate of Formation and the Franchisor Operating Agreement.

“Franchisor IP License Agreement” means the Franchisor IP License Agreement, dated as of December 20, 2006, by and between the Franchisor and the IP Holder, as amended, supplemented or otherwise modified from time to time.

“Franchisor Operating Agreement” means the Limited Liability Company Agreement of the Franchisor, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“Free Cash Flow” means, with respect to any Securitization Entity as of any date of determination, all cash legally available to such Securitization Entity,

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including, without limitation, all IP Holder License Revenue, as of such date; provided that any amount of cash necessary for such Securitization Entity to seek to obtain and/or maintain franchise licenses and franchise registration exemptions shall for purposes of this definition not be deemed to be “legally available.”

“G&C Agreement” means the Guarantee & Collateral Agreement, dated as of December 20, 2006, by the Guarantor in favor of the Trustee, as amended, supplemented or otherwise modified from time to time.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Gross Sales” means the total amount received from the sale of all products and performance of all services from or though a Drive-In, including all insurance proceeds for loss of business due to a casualty or similar event at such Drive-In, but excluding discounts, sales taxes or other similar taxes and credits.

“Guarantor” means the Franchisor.

“Historical Consolidated EBITDA” means, as of the date of determination, the Consolidated EBITDA of Holdco for the four fiscal quarter period most recently ended on or prior to such date.

“Holdco” means Sonic Corp., a Delaware corporation, and its successors and assigns.

“Holdco Agreement” means the Parent Company Support Agreement, dated as of December 20, 2006, by Holdco in favor of the Trustee as amended, supplemented or otherwise modified from time to time.

“Holdco By-Laws” means the by-laws of Holdco, as amended, supplemented or modified from time to time.

“Holdco Certificate of Incorporation” means the certificate of incorporation of Holdco, dated as of August 31, 1990, as amended, supplemented or otherwise modified from time to time.

“Holdco Charter Documents” means the Holdco Certificate of Incorporation and the Holdco By-Laws.

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“Improvements” shall mean the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the real property constituting a part of each Owned Property.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money in any form, including derivatives, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, including all Capitalized Lease Obligations incurred by such Person, (c) notes payable, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (f) all Contingent Obligations of such Person in respect of any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any liability for federal, state, local or other Taxes owed or owing to any Governmental Authority.

“Indemnification Payments” means amounts due to be paid by (a) SISI pursuant to Section 7.1 of the SISI Contribution Agreement as a result of a breach of any representation or warranty made by SISI pursuant to Section 4.1(i) of the SISI Contribution Agreement or (b) SRI pursuant to Section 7.1 of either SRI Contribution Agreement as a result of a breach of any representation or warranty made by SRI pursuant to Section 4.1(i) of either SRI Contribution Agreement, as applicable.

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1 of the Base Indenture.

“Indenture Documents” means, collectively, this Indenture, the Notes, the G&C Agreement, the Account Control Agreements, any Variable Funding Note Purchase Agreement, any Mortgage (including any Assignment of Rents thereunder) and any other agreements relating to the issuance or the purchase of the Notes or the pledge of Collateral under any of the foregoing.

“Indenture Trustee Accounts” shall have the meaning set forth in Section 5.7(a) of the Base Indenture.

“Independent Accountant Fees” means all fees payable to the Independent Accountants by the Securitization Entities.

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“Independent Accountants” means the firm of independent accountants appointed pursuant to the Servicing Agreement or any successor independent accountant.

“Independent Manager” means, with respect to any Securitization Entity, the independent director or manager appointed to the board of directors or board of managers, as the case may be, pursuant to the terms of the Charter Documents of such Securitization Entity.

“Initial ABS Leverage Ratio” means the ABS Leverage Ratio as calculated on the Initial Closing Date.

“Initial Closing Date” means December 20, 2006.

“Initial Contribution Agreements” means, collectively, the SISI Contribution Agreement and the SRI Contribution Agreements.

“Initial Franchise Fees” means all initial franchise fees under any Franchise Agreement or similar fees under any Development Agreement due and to become due under or in connection with any Franchise Arrangement.

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Initial Series of Notes” means the Series of Notes (and each Class thereof) issued on the Initial Closing Date.

“Insurance Agreement” means any insurance agreement pursuant to which an Insurer issues a Policy to insure or financially guarantee the payment of principal of or interest on any Class or Series of Notes, as specified in the applicable Series Supplement.

“Insured Senior Notes” means any Class or Series of Senior Notes the payment of interest on, or principal of, which is insured or guaranteed by an Insurer in whole or in part.

“Insurer” means, for so long as any Insured Senior Notes are Outstanding or any amounts remain due under any Insurance Agreement, (a) with respect to the Initial Series of Notes, Ambac and (b) with respect to any other Class or Series of Insured Senior Notes, the applicable Monoline that insures or guarantees the payment of interest on, and principal of, such Class or Series pursuant to a surety bond, financial guaranty insurance policy or other similar contract.

“Insurer Default” has the meaning set forth in each applicable Series Supplement.

“Insurer Expenses” means, for any Monthly Collection Period, the aggregate amount of expenses owing to each Insurer pursuant to the terms of each applicable Insurance Agreement, including, without limitation, any Insurer Reimbursable

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Annual Surveillance Expenses or any Insurer Reimbursable Rapid Amortization Surveillance Expenses but excluding any Insurer Premiums and any Insurer Reimbursements, with respect to such Monthly Collection Period.

“Insurer Expenses Amount” means for each Interim Allocation Date an amount equal to the aggregate amount of Insurer Expenses due but unpaid as of such Interim Allocation Date.

“Insurer Fee Letter” has the meaning set forth in each applicable Insurance Agreement.

“Insurer Obligations” has the meaning set forth in each applicable Insurance Agreement.

“Insurer Premiums” means, for any Interest Period, with respect to any Class of Insured Senior Notes Outstanding, the aggregate amount of insurer premiums due and payable, with respect to such Interest Period, on such Class of Insured Senior Notes that is identified as “Insurer Premiums” in the applicable Series Supplement; provided, that if, on any Interim Allocation Date or other date of determination, the actual amount of any such premiums, or any portion thereof, cannot be ascertained, an estimate of such premiums shall be used to calculate the Insurer Premiums for such Interim Allocation Date, or other date of determination in accordance with the terms and provisions of the applicable Series Supplement.

“Insurer Premiums Account” shall have the meaning set forth in Section 5.6 of the Base Indenture.

“Insurer Reimbursable Annual Surveillance Expenses” has the meaning set forth in Section 8.6 of the Base Indenture.

“Insurer Reimbursable Rapid Amortization Surveillance Expenses” has the meaning set forth in Section 8.6 of the Base Indenture.

“Insurer Reimbursements” means, for any Monthly Collection Period, the aggregate amount of Reimbursements owing to any Insurer pursuant to the terms of each applicable Insurance Agreement with respect to such Monthly Collection Period.

“Insurer Reimbursements Amount” means for each Interim Allocation Date an amount equal to the aggregate amount of Insurer Reimbursements due but unpaid as of such Interim Allocation Date.

“Interest Period” means (a) solely with respect to any Class A-1 Senior Notes of any Series of Notes, a period commencing on and including the day that is two (2) Business Days prior to an Accounting Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Accounting Date and (b) with respect to any other Class of Notes of any Series of Notes, a period commencing on and including a Payment Date and ending on but excluding the next succeeding Payment

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Date; provided, however, that the initial Interest Period for any Series shall commence on and include the Series Closing Date and end on the date specified in the applicable Series Supplement; provided further that the Interest Period, with respect to each Series of Notes Outstanding, immediately preceding the Payment Date on which the last payment on the Notes of such Series is to be made shall end on such Payment Date.

“Interest Rate Hedge” means, with respect to any Series of Notes, any interest rate cap or swaps entered into by the Co-Issuers in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of the Base Indenture.

“Interest Rate Hedge Agreement” means any contract, agreement, instrument or document governing the terms of any Interest Rate Hedge.

“Interest Rate Hedge Provider” means the Person providing any Interest Rate Hedge as designated in the applicable Series Supplement.

“Interim Allocation Date” means, with respect to each Monthly Collection Period, the second Business Day after the last day of each Interim Collection Period which begins and ends during such Monthly Collection Period, commencing on January 3, 2007.

“Interim Collection Period” means any of the three periods occurring during (a) any Monthly Collection Period that does not occur during the month of February, with (i) the first such period commencing on the first day of such Monthly Collection Period and ending on and including the tenth day of such Monthly Collection Period, (ii) the second such period commencing on and including the eleventh day of such Monthly Collection Period and ending on and including the twenty-third day of such Monthly Collection Period and (iii) the third such period commencing on and including the twenty-fourth day of such Monthly Collection Period and ending on and including the last day of such Monthly Collection Period and (b) any Monthly Collection Period that occurs in the month of February, with (i) the first such period commencing on the first day of such Monthly Collection Period and ending on and including the tenth day of such Monthly Collection Period; (ii) the second such period commencing on and including the eleventh day of such Monthly Collection Period and ending on and including the twentieth day of such Monthly Collection Period and (iii) the third such period commencing on and including the twenty-first day of such Monthly Collection Period and ending on and including the last day of such Monthly Collection Period, commencing with the period from and including the Initial Closing Date and ending on and including December 31, 2006.

“Interim Collections” means all Collections received during any Interim Collection Period.

“Interim Servicer’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

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“Interim Servicing Fee” means for each Interim Allocation Date with respect to any Monthly Collection Period an amount equal the product of (a) the sum of (i) $875,000 plus (ii) $50,000 for every 100 Open Drive-Ins as of the last day of the immediately preceding Monthly Collection Period (subject to a 2% increase to the sum set forth in this clause (a) as of each anniversary of the Initial Closing Date) multiplied by (b) a fraction, the numerator of which is equal to the number of days in the Interim Collection Period immediately preceding such Interim Allocation Date and the denominator of which is the number of days in such Monthly Collection Period.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Income” means, with respect to the Lock-Box Account, the Concentration Account, the Collection Account, any other Base Indenture Account and any Series Accounts, for any Monthly Collection Period the excess, if any, of (a) the sum of all investment interest and other earnings on such account during such Monthly Collection Period over (b) any investment losses incurred in respect of such account during such Monthly Collection Period.

“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.

“IP Assets Contribution Agreement” means the IP Assets Contribution Agreement, dated as of December 20, 2006, by and between the IP Holder and ADIC Holdco, as amended, supplemented or otherwise modified from time to time.

“IP Holder” means America’s Drive-In Brand Properties LLC, a Kansas limited liability company, and its successors and assigns.

“IP Holder Certificate of Formation” means the articles of formation of the IP Holder, dated as of November 21, 2006, as amended, supplemented or otherwise modified from time to time.

“IP Holder Charter Documents” means the IP Holder Certificate of Formation and the IP Holder Operating Agreement.

“IP Holder License Revenue” means, as of the date of determination, all amounts on deposit in the IP Holder Operating Account or any other Securitization Entity Operating Account, without duplication, as of such date.

“IP Holder Operating Account” means account no. 4005107834 entitled “BancFirst – America’s Drive-In Brand Properties LLC” maintained in the name of the IP Holder at BancFirst and pledged to the Trustee into which the Servicer causes IP License Fees to be deposited or any successor account that is an Eligible Account established for the IP Holder by the Servicer for such purpose pursuant to the Base Indenture and the Servicing Agreement.

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“IP Holder Operating Agreement” means the Limited Liability Company Agreement of the IP Holder, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“IP License Agreements” means the Franchise IP License Agreements, the Master Issuer IP Sublicense Agreement and the SISI IP License Agreement.

“IP License Fees” means all fees due to the IP Holder pursuant to any IP License Agreement, including, without limitation, any “royalty payment” or “annual true-up payment” paid thereunder.

“ITU Application” means any pending intent-to-use Trademark application filed or owned by ADIC Holdco for which a verified statement of use has not been accepted by the United States Patent and Trademark Office as of the Initial Closing Date.

“Kansas Assets Contribution Agreement” means the Kansas Assets Contribution Agreement, dated as of December 20, 2006, by and between New ADIC and ADIC Holdco, as amended, supplemented or otherwise modified from time to time.

“Kansas Owned Property” means collectively, those parcels of real property located in Kansas in which New ADIC owns the fee estate, together with any Improvements thereon.

“Kansas Partner Drive-In” means any Partner Drive-In located in the State of Kansas.

“Kansas Partner Drive-In Master Lease” means any master lease, which was contributed by ADIC Holdco to New ADIC pursuant to the Kansas Assets Contribution Agreement, entered into by certain Kansas Sonic Partnerships, as tenants, in connection with the lease by any such Kansas Sonic Partnership of any Kansas Owned Property, with Old ADIC, as landlord prior to the Initial Closing Date, or New ADIC, as landlord after the Initial Closing Date.

“Kansas Sonic Partnership” means any Sonic Partnership that owns and operates one or more Drive-Ins in the State of Kansas.

“Kansas Sonic Partnership Agreement” means, with respect to any Kansas Sonic Partnership, the Sonic Partnership Agreement governing such Kansas Sonic Partnership.

“Kansas Sonic Partnership Distributions” means any payment of a dividend or other distribution with respect to any Equity Interest of a Kansas Sonic Partnership owned by New ADIC pursuant to any Kansas Sonic Partnership Agreement.

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“Kansas Sonic Partnership Interests” means, with respect to each Kansas Sonic Partnership, all Equity Interests of such Kansas Sonic Partnership owned, prior to the Initial Closing Date, by Old ADIC and, after the Initial Closing Date, by New ADIC.

“Know-How” means all trade secrets and all other confidential or proprietary know-how, inventions, processes, procedures, techniques, discoveries, technical information and data, specifications, research and development information, engineering drawings, operating and maintenance manuals, recipes, and other similar information and rights.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Lock-Box” means a post-office box at a Qualified Institution established in connection with the establishment of the Lock-Box Account or any Excluded Amounts Lock-Box Account.

“Lock-Box Account” means account no.4009575086 entitled “BancFirst – Sonic Capital LLC and SRI Real Estate Holding LLC Lockbox” maintained jointly in the name of the Master Issuer and SRI Real Estate Holdco at BancFirst and pledged to the Trustee into which the Servicer causes Retained Collections (and other Collections) to be deposited or any successor account established for the Master Issuer and SRI Real Estate Holdco by the Servicer for such purpose pursuant to the Base Indenture and the Servicing Agreement.

“Luxembourg Agent” has the meaning specified in Section 2.4(c) of the Base Indenture.

“Majority Insurers” means, as of any date of determination, any one or more Insurers (other than any Insurer with respect to which an Insurer Default has occurred and is continuing) for which the aggregate Policy Exposure is greater than 50% of the aggregate Policy Exposure under each Policy issued by any Insurer (other than any Insurer with respect to which an Insurer Default has occurred and is continuing).

“Majority Noteholders” means Noteholders holding in excess of 50% of the Aggregate Outstanding Principal Amount (excluding any Notes held by any Co-Issuer or any Affiliate of any Co-Issuer).

“Majority Senior Noteholders” means Senior Noteholders holding in excess of 50% of the Outstanding Principal Amount of Senior Notes (excluding any Senior Notes held by any Co-Issuer or any Affiliate of any Co-Issuer).

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“Master Issuer” means Sonic Capital LLC, a Delaware limited liability company, and its successors and assigns.

“Master Issuer Certificate of Formation” means the certificate of formation of the Master Issuer, dated as of November 20, 2006, as amended, supplemented or otherwise modified from time to time.

“Master Issuer Charter Documents” means the Master Issuer Certificate of Formation and the Master Issuer Operating Agreement.

“Master Issuer Entities” means, collectively, the Master Issuer and each Subsidiary of the Master Issuer.

“Master Issuer IP Sublicense Agreement” means the Master Issuer IP Sublicense Agreement, dated as of December 20, 2006, by and among the Master Issuer, the Franchisor and the Franchise Assets Holder, as amended, supplemented or otherwise modified from time to time.

“Master Issuer Operating Agreement” means the Limited Liability Company Agreement of the Master Issuer, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means, with respect to any occurrence, event or condition, individually or in the aggregate, and including, without limitation, any previously undisclosed environmental liability:

(a) a material adverse effect on the ability of the Co-Issuers to perform their payment and other obligations with respect to the Notes, the ability of the Guarantor to perform its payment and other obligations under the G&C Agreement or the ability of the Servicer to perform its obligations pursuant to the Servicing Agreement;

(b) a material adverse effect on the ability of any Sonic Entity to perform its material obligations under any of the Related Documents;

(c) a material adverse change in or effect on (i) the enforceability of any material term of the Collateral Franchisee Documents taken as a whole, (ii) the likelihood of the payment of all amounts due and payable by the Franchisees under the terms of the Collateral Franchisee Documents taken as a whole or (iii) the value of the Collateral Franchisee Documents and/or the Franchise Royalty Fees payable under the Collateral Franchisee Documents taken as a whole;

(d) a material adverse change in or effect on (i) the enforceability of the Franchise IP taken as a whole or any material part of the Franchise IP, (ii) the value of the Franchise IP taken as a whole, (iii) the transferability or the transfer of any material portion of the Franchise IP to the IP Holder or the ownership thereof by the IP Holder or (iv) the validity, status, perfection or priority of the Lien in any material part of the Franchise IP created under the Base Indenture; or

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(e) an adverse effect on (i) the validity or enforceability of any Related Document or the rights and remedies of the Co-Issuers, the Guarantor, the Trustee or the Control Party under or with respect to any Related Document or (ii) the validity, status, perfection or priority of the Lien of the Trustee in any material portion of the Collateral.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to any applicable Environmental Law.

“Monoline” has the meaning set forth in the definition of “Credit Protection First Offer Procedure.”

“Monthly Collection Period” means each period from and including the first day of a calendar month to and including the last day of such calendar month, commencing with the period from and including the Initial Closing Date to and including January 31, 2007.

“Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit C to the applicable Series Supplement.

“Monthly P/L Statement” means, with respect to any Monthly Collection Period, the profit and loss statement delivered by each Franchisee pursuant to the terms of the applicable Franchise Arrangement with respect to amounts paid to the Securitization Entities during such Monthly Collection Period.

“Monthly Retained Collections” means with respect to any Monthly Collection Period the aggregate amount of Retained Collections deposited into the Collection Account during such Monthly Collection Period.

“Monthly Servicer’s Certificate” has the meaning specified in Section 4.1(b) of the Base Indenture.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage” means an agreement, including, without limitation, a mortgage, deed of trust, deed to secure debt or any other document, creating or evidencing a Lien on any property, including, without limitation, any Assignment of Rents thereunder.

“Mortgage Filing Fees” means any fees, taxes or other amounts required to be paid to any applicable Governmental Authority in connection with the recordation of any Mortgage.

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“Mortgage Recordation Event” means (a) the occurrence of a Rapid Amortization Event together with (b) a written direction by the Control Party that the Trustee or its agent shall be required to record each Mortgage pursuant to Section 3.1(c) of the Base Indenture, such confirmation to be provided to the Trustee and its designee in writing after the Control Party obtains knowledge of the occurrence of such event in the sole discretion of the Control Party.

“Mortgage Recordation Fees” means any Mortgage Filing Fees or other amounts or expenses incurred by the Trustee in connection with the recordation of any Mortgage as required by Section 3.1(c) of the Base Indenture.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001 of ERISA.

“Net Cash Flow” means, for any Payment Date and the immediately preceding Monthly Collection Period, an amount equal to the excess, if any, of (a) Monthly Retained Collections with respect to such Monthly Collection Period over (b) the sum of (i) the Securitization Operating Expenses paid on each Interim Allocation Date with respect to such Monthly Collection Period, (ii) the Interim Servicing Fees paid to the Servicer on each Interim Allocation Date with respect to such Monthly Collection Period, (iii) the amount of Class A-1 Senior Notes Administrative Expenses paid on each Interim Allocation Date with respect to such Monthly Collection Period, (iv) any Real Estate Disposition Proceeds deposited into the Collection Account during such Monthly Collection Period and (v) all Investment Income to the extent such Investment Income has been distributed to the Collection Account and is included in Monthly Retained Collections with respect to such Monthly Collection Period. For purposes of calculating Debt Service Coverage Ratio in respect of the first Payment Date after the Initial Closing Date, Net Cash Flow will be deemed to be the product of (i) the difference between clauses (a) and (b) above and (ii) a fraction, the numerator of which is the number of days elapsed between the Initial Closing Date and, but not including, such Payment Date and the denominator of which is the number of days elapsed between the Initial Closing Date and the last day of the first Monthly Collection Period.

“New ADIC” means America’s Drive-In Restaurants LLC, a Kansas limited liability company, and its successors and assigns.

“New ADIC Certificate of Formation” means the articles of formation of New ADIC, dated as of November 21, 2006, as amended, supplemented or otherwise modified from time to time.

“New ADIC Charter Documents” means the New ADIC Certificate of Formation and the New ADIC Operating Agreement.

“New ADIC Operating Agreement” means the Limited Liability Company Agreement of New ADIC, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

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“New Development Agreement” means, depending on the context in which it is used, each new development agreement entered into by the Franchisor after the Initial Closing Date pursuant to which a Franchisee is given the right to develop and operate one or more Drive-Ins in a specific geographic area within the United States or any Foreign Country or the rights and obligations of the Franchisor under each such development agreement.

“New Franchise Agreements” means, depending on the context in which it is used, each new license or franchise agreement or master franchise agreement entered into by the Franchisor after the Initial Closing Date pursuant to which a Franchisee is given the right to operate a Drive-In within the United States or any Foreign Country or the rights and obligations of the Franchisor under each such franchise agreement.

“New Franchise Arrangements” means, depending on the context in which it is used, the New Franchise Agreements and the New Development Agreements or the rights and obligations of the Franchisor under each such agreement.

“New Franchise Drive-In Lease” means any lease with respect to any Owned Property entered into after the Initial Closing Date by any Franchisee (other than a Sonic Partnership), as tenant, and SRI Real Estate Assets Holder or New ADIC, as landlord.

“New Franchise Drive-In Lease Payments” means, with respect to any Interim Collection Period, the amount of Rent paid by any Franchisee to the SRI Real Estate Assets Holder or New ADIC, as the case may be, pursuant to any New Franchise Drive-In Lease during such Interim Collection Period.

“New Owned Property” means any Owned Property acquired by New ADIC or the SRI Real Estate Assets Holder after the Initial Closing Date.

“New Third-Party Vendor Agreements” means each new vendor agreement or supply agreement entered into by the Master Issuer after the Initial Closing Date.

“New York UCC” shall have the meaning set forth in Section 5.7(b) of the Base Indenture.

“Non-Cash Proceeds Notes” means, with respect to any Real Estate Asset Disposition for Non-Cash Proceeds, a promissory note or other instrument evidencing indebtedness owing to New ADIC or the SRI Real Estate Assets Holder, as the case may be, constituting consideration relating to such Real Estate Asset Disposition.

“Non-Kansas Owned Property” means collectively, those parcels of real property located in any state other than Kansas in which SRI Real Estate Assets Holder owns the fee estate, together with any Improvements thereon.

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“Non-Kansas Partner Drive-In Master Lease” means any master lease, which was contributed by SRI to the SRI Real Estate Assets Holder pursuant to the Real Estate Assets Contribution Agreement, entered into by certain Sonic Partnerships, as tenants, in connection with the lease by any such Sonic Partnership of any Non-Kansas Owned Property, with SRI, as landlord prior to the Initial Closing Date, or the SRI Real Estate Assets Holder, as landlord after the Initial Closing Date.

“Non-Kansas Real Estate Assets” means, collectively all Non-Kansas Owned Properties, all Non-Kansas Partner Drive-In Master Leases and all New Franchise Drive-In Leases with respect to Non-Kansas Owned Property.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Rate” means, with respect to any Series or any Class of any Series of Notes, the annual rate at which interest accrues on the Notes of such Series or such Class of such Series of Notes (or the formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Obligations” means (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Co-Issuers on the Notes or owing by the Guarantor pursuant to the G&C Agreement, (b) the payment and performance of all other obligations, covenants and liabilities of the Co-Issuers or the Guarantor arising under the Indenture, the Notes, any other Indenture Document or any Insurance Agreement, including, without limitation, the payment of Insurer Premiums, Insurer Reimbursements and Insurer Expenses and (c) the obligation of the Co-Issuers to pay all Trustee Fees and Mortgage Recordation Fees to the Trustee when due and payable as provided in the Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of each Co-Issuer.

“Old ADIC” means America’s Drive-In Corp., a Kansas corporation.

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“Open Drive-In” means, as of the date of determination, each Drive-In; provided, however, that with respect to any Franchisee who operates any such Drive-In, if such Franchisee has not made at least one payment in full of Franchise Royalty Fees with respect to such Drive-In within 60 days of such date, such Drive-In shall not be deemed to be an “Open Drive-In.”

“Open Franchise Drive-In” means, as of the date of determination, each Franchise Drive-In that is open for business as of such date.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and the Control Party. The counsel may be an employee of, or counsel to, the Co-Issuers, Holdco, SRI or SISI, as the case may be.

“Organizational Expenses” means any expenses incurred by any Securitization Entity in connection with the maintenance of its existence in the State of Delaware or the State of Kansas, as the case may be, or in any other state in which a Securitization Entity is organized, and in connection with its qualification to do business in any jurisdiction.

“Outstanding” means with respect to the Notes, all Notes theretofore authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Notes which have not been presented for payment but funds for the payment of which are on deposit in the appropriate account and are available for payment in full of such Notes and (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to a Trust Officer is presented that any such Notes are held by a purchaser for value.

“Outstanding Principal Amount” means, with respect to each Series of Notes, the amount calculated in accordance with the applicable Series Supplement.

“Owned Property” means any Non-Kansas Owned Property and any Kansas Owned Property.

“Partner Drive-In” means a Drive-In owned and operated by a Sonic Partnership pursuant to a Sonic Partnership Agreement.

“Partner Drive-In Master Leases” means, collectively, the Non-Kansas Partner Drive-In Master Lease and the Kansas Partner Drive-In Master Lease.

“Partner Drive-In Lease Payments” means, with respect to any Interim Collection Period, the amount of Rent paid by any Sonic Partnership to the SRI Real Estate Assets Holder or New ADIC, as the case may be, pursuant to any Partner Drive-In Master Lease during such Interim Collection Period.

“Patents” means all patents, patent applications and statutory invention registrations, designs and improvements described and claimed therein, patentable

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inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted).

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 20th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on February 20, 2007. Any reference to a Monthly Collection Period relating to a Payment Date means the Monthly Collection Period most recently ended prior to such Payment Date, and any reference to an Interest Period relating to a Payment Date means the Interest Period most recently ended prior to such Payment Date.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Performance Management Agreement” means the Performance Management Agreement, dated as of December 20, 2006, by and among the Securitization Entities, the Servicer, the Trustee and the Performance Manager, as amended, supplemented or otherwise modified from time to time.

“Performance Manager” means FTI Consulting, Inc., a Maryland corporation, in its capacity as Performance Manager pursuant to the Performance Management Agreement, and any successor Performance Manager.

“Performance Manager Fees” means all compensation and indemnification payments, if any, payable by the Securitization Entities to the Performance Manager under the terms of the Performance Management Agreement (including any related fee letter agreement) and all expenses of the Performance Manager required to be reimbursed by the Securitization Entities pursuant to the Performance Management Agreement.

“Permitted Asset Dispositions” has the meaning set forth in Section 8.16 of the Base Indenture.

“Permitted Investments” means any one or more negotiable instruments or securities, purchased at or for less than their par value, payable in Dollars, issued by an entity organized under the laws of the United States of America or any state thereof (or by the United States of America) and represented by instruments in registered form or in book-entry form which evidence (excluding any security with the “r” symbol attached to its rating and any security the payments on which are subject to withholding tax):

(a) obligations that are direct obligations the full and timely payment of which is to be made by, or obligations that are fully guaranteed as to principal and

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interest by, the United States of America other than financial contracts whose value depends on the values or indices of asset values; provided that such obligations are backed by the full faith and credit of the United States of America and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(b) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated in the highest short-term debt rating category respectively by Moody’s and by S&P and which is subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment the long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P and from Moody’s in the highest long-term debt rating category respectively;

(c) commercial paper having (i) original maturities of not more than 270 days and a remaining term to maturity upon purchase of not later than the Business Day preceding the next Payment Date, (ii) a rating from Moody’s and S&P in the highest short-term debt rating category, respectively, (iii) a predetermined fixed amount of principal due at maturity (that cannot vary or change) and (iv) a fixed interest rate or an interest rate tied to a single interest rate index plus a single fixed spread;

(d) bankers’ acceptances issued by any depositary institution or trust company described in clause (b) above;

(e) investments in money market funds that have as one of their investment objectives the maintenance of a constant net asset value rated “Aaa” by Moody’s and “AAA” by S&P or otherwise approved in writing by the Control Party and the Rating Agencies; and

(f) any other instruments or securities, if approved in writing by the Control Party and the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes;

provided that (i) no investment described hereunder shall evidence either the right to receive (A) only interest with respect to such investment or (B) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations and (ii) such Permitted Investments are either (A) at all times available for withdrawal or liquidation at par or (B) mature prior to the immediately succeeding Payment Date.

“Permitted Liens” means (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which

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adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Related Documents in favor of the Trustee for the benefit of the Secured Parties, (c) encumbrances constituting (i) a ground lessor’s fee interest, (ii) zoning restrictions, (iii) easements, (iv) restrictions of record on the use of real property, (v) restrictions on transfers or assignment of leases, which, in the case of each of clause (i), (ii), (iii), (iv) or (v) above, do not detract from the value of the encumbered property or impair the use thereof in the business of any Securitization Entity, (vi) the interest of a lessee in Owned Property leased to a Sonic Partnership and (vii) any license granted with respect to the Franchise IP pursuant to any Franchise Arrangement, any Third-Party Vendor Agreement or any IP License Agreement, (d) statutory Liens of landlords, mechanics, materialmen, warehousemen, carriers or similar statutory Liens for which no filing or perfection has been made and which secure obligations that (i) are not yet due and are incurred in the ordinary course of business or (ii) are being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established, (f) deposits or pledges of cash or cash equivalents made (i) in connection with casualty insurance maintained in accordance with the Related Documents or (ii) to secure statutory obligations or surety or appeal bonds, (g) Liens arising from judgements, decrees or attachments in circumstances not constituting an Event of Default and (h) any Liens not securing Indebtedness that attach to any Owned Property in an aggregate outstanding amount not exceeding $500,000 at any time.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, trust, unincorporated organization or Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA including any Multiemployer Plan.

“Policy” means any note guaranty insurance policy, together with all endorsements thereto, delivered by any Insurer to the Trustee for the benefit of the Holders of all applicable Insured Senior Notes pursuant to the related Insurance Agreement, as amended, supplemented or otherwise modified from time to time as specified in the applicable Series Supplement.

“Policy Exposure” means, as of any date of determination with respect to each Insurer, the sum of (i) the aggregate undrawn amount of the related Policy or Policies issued by such Insurer on such date and (ii) any Insurer Reimbursements then due and owing to such Insurer.

“Post-Default Capped Trustee Expenses Amount” means an amount equal to the lesser of (a) all reasonable expenses payable by the Co-Issuers to the Trustee pursuant to the Indenture after the occurrence and during the continuation of an Event of Default in connection with any obligations of the Trustee in connection with such Event of Default; provided, however, that such expenses are not included within the Capped Securitization Operating Expense Amount and (b) the amount by which (i) $100,000

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exceeds (ii) the aggregate amount of such expenses previously paid on each preceding Interim Allocation Date that occurred (x) in the case of a Interim Allocation Date occurring during the annual period following the Initial Closing Date and ending on the first anniversary of the Initial Closing Date, since the Initial Closing Date and (y) in the case of a Interim Allocation Date occurring during any other annual period beginning with the annual period following the first anniversary of the Initial Closing Date, since the most recent anniversary of the Initial Closing Date.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“Potential Servicer Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Servicer Termination Event.

“Preference Amount” shall have the meaning set forth in each Policy, as applicable.

“Principal Amount” means, with respect to each Series of Notes, the amount so specified in the applicable Series Supplement.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations described in Section 5.10 of the Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or

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any state thereof and subject to supervision and examination by Federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $250,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “A2” by Moody’s and “A” by S&P.

“Rapid Amortization DSCR Threshold” means, with respect to any annual period, the Debt Service Coverage Ratio for such annual period as set forth in the following table:

Annual Period	DSCR
February 20, 2007 to January 19, 2008	1.50
January 20, 2008 to January 19, 2009	1.25
January 20, 2009 to January 19, 2010	1.05
January 20, 2010 to January 19, 2011	0.95
January 20, 2011 to January 19, 2012	0.85
January 20, 2012 to December 19, 2012	0.75

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agency” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Fees” means any reasonable fees or expenses due to the Rating Agencies in connection with Rating any Series or Class of Notes.

“Real Estate Asset Disposition” means any Real Estate Asset Disposition for Cash Proceeds or any Real Estate Asset Disposition for Non-Cash Proceeds; provided that entering into any Partner Drive-In Master Lease by any Sonic Partnership or entering into any New Franchise Drive-In Lease by any Franchisee (other than a Sonic Partnership) after the Initial Closing Date will not be deemed to be a “Real Estate Asset Disposition.”

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“Real Estate Asset Disposition for Non-Cash Proceeds” means any sale, transfer or other disposition of Owned Property to the extent that the consideration for which is in the form of a Non-Cash Proceeds Note.

“Real Estate Asset Disposition Proceeds” means the cash proceeds actually received from any Real Estate Asset Disposition whether at the time of such Real Estate Asset Disposition with respect to a Real Estate Asset Disposition for Cash Proceeds or when paid in respect of a Non-Cash Proceeds Note with respect to a Real Estate Asset Disposition for Non-Cash Proceeds, in each case, net of reasonable attorneys’ fees, accountants’ fees and other reasonable out-of-pocket expenses actually incurred in connection therewith.

“Real Estate Asset Disposition for Cash Proceeds” means any sale, transfer or other disposition of any Owned Property to the extent the consideration for which is in the form of cash.

“Real Estate Asset Dispositions Threshold” means, with respect to any fiscal year of the Co-Issuers, $10,000,000.

“Real Estate Assets Contribution Agreement” means the Real Estate Assets Contribution Agreement, dated as of December 20, 2006, by and between the SRI Real Estate Assets Holder and SRI, as amended, supplemented or otherwise modified from time to time.

“Real Estate Interests Contribution Agreement” means the Real Estate Interests Contribution Agreement, dated as of December 20, 2006, by and between the SRI Real Estate Holdco and SRI, as amended, supplemented or otherwise modified from time to time.

“Record Date” means, with respect to any Payment Date, the last day of the immediately preceding calendar month.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Reimbursements” means the reimbursement obligations of the Co-Issuers (including any interest thereon), with respect to any payment made by any Insurer under each applicable Policy, pursuant to the terms of the related Insurance Agreement and any indemnification payable thereunder by the Co-Issuers.

“Reinvested”, and any derivatives thereof, means with respect to the use of proceeds from any Real Estate Asset Disposition in accordance with Section 8.16 of the Base Indenture to purchase an Eligible Real Estate Asset, the date on which New

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ADIC or SRI Real Estate Assets Holder, as the case may be, enters into a legally binding contract to purchase an Eligible Real Estate Asset; provided, however, if the closing with respect to such contact does not occur within 180 days after the execution of such contract or if such contract is terminated, then the Real Estate Assets Disposition Proceeds that were to be used in connection with such purchase shall be (a) promptly deposited into the Collection Account if such Real Estate Asset Disposition Proceeds are below the Real Estate Asset Disposition Threshold or (b) used to prepay the Outstanding Principal Amount of any Notes Outstanding if such Real Estate Asset Disposition Proceeds are at or above the Real Estate Asset Disposition Threshold, in each case, in accordance with Section 8.16 of the Base Indenture.

“Related Documents” means the Indenture Documents, the Collateral Transaction Documents, the Account Agreements, any Insurance Agreement, any Policy, any Insurer Fee Letter, the Depository Agreements, any Variable Funding Note Purchase Agreement, any Swap Agreement, any Interest Rate Hedge Agreement, any Enhancement Agreement and any other agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Rents” shall mean, with respect to each Owned Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of any Securitization Entity or its agents from any and all sources arising from or attributable to the Owned Property, and proceeds, if any, from business interruption or other loss of income insurance.

“Required Rating” means (i) a short-term certificate of deposit rating from Moody’s of “P-1” and from S&P of at least “A-1” and (ii) a long-term unsecured debt rating of not less than “Aa3” by Moody’s and “AA-“ by S&P.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Residual Amount” means for any Interim Allocation Date with respect to any Monthly Collection Period an amount equal to the amount, if any, by which the amount allocated to the Collection Account on such Interim Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Interim Allocation Date pursuant to clauses (i) through (xxiii) of the Priority of Payments.

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“Retained Collections” means (whether characterized as Free Cash Flow, IP Holder License Revenue or otherwise) all (a) Franchise Royalty Fees, (b) Initial Franchise Fees, (c) Partner Drive-In Lease Payments, (d) New Franchise Drive-In Lease Payments, (e) Kansas Sonic Partnership Distributions, (f) Real Estate Disposition Proceeds deposited into the Collection Account in accordance with Section 8.16(a)(i) of the Base Indenture, (g) Franchisee Insurance Proceeds, (h) Securitization Entity Insurance Proceeds, (i) Investment Income deposited into, or on deposit in, the Collection Account and (j) any Retained Collections Contributions.

“Retained Collections Contributions” means, with respect to any Monthly Collection Period, a cash contribution made by SISI or SRI to the Master Issuer or SRI Real Estate Holdco, as the case may be, at any time prior to the Final Series Legal Final Maturity Date that are deemed to be “Retained Collections” by the Control Party, in its sole discretion.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series or any Class of any Series of Notes, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series or Class on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Monthly Collection Period, as of the last Interim Allocation Date with respect to such Monthly Collection Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payments Account after the third Interim Allocation Date with respect to such Monthly Collection Period, is less than the Senior Notes Scheduled Principal Payments Amount for the next succeeding Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1 of the Base Indenture.

“Secured Parties” means the Insurers, the Noteholders and the Trustee in its individual capacity, together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 5.7(a) of the Base Indenture.

“Securitization Contribution Agreements” means, collectively, the Franchise Assets Contribution Agreement, the IP Assets Contribution Agreement and the Kansas Assets Contribution Agreement.

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“Securitization Entities” means, collectively, the Master Issuer, the Franchisor, the Franchise Assets Holder, ADIC Holdco, the IP Holder, New ADIC, SRI Real Estate Holdco and the SRI Real Estate Assets Holder.

“Securitization Entity Excluded Amounts Concentration Account” means any concentration or other account established by the Master Issuer or any other Securitization Entity for the purpose of depositing Collections constituting Excluded Amounts therein; provided that each such account shall be an Eligible Account.

“Securitization Entity Excluded Amounts Lock-Box Account” means any lock-box account established by the Master Issuer or any other Securitization Entity for the purpose of depositing Collections constituting Excluded Amounts therein; provided that each such account shall be an Eligible Account.

“Securitization Entity Indemnities” means all indemnification obligations that the Securitization Entities have to their officers, directors or managers under their Charter Documents.

“Securitization Entity Insurance Proceeds” means any amounts received by any Securitization Entity upon settlement of a claim filed under any insurance policy maintained by the Securitization Entities in accordance with Section 8.28 of the Base Indenture.

“Securitization Entity Lease” means, collectively, the Partner Drive-In Master Leases and the New Franchise Drive-In Leases.

“Securitization Entity Operating Account” the IP Holder Operating Account and any other Eligible Account maintained in the name of a Securitization Entity and pledged to the Trustee into which the Servicer causes IP License Fees to be deposited or any successor account that is an Eligible Account established for a Securitization Entity by the Servicer for such purpose pursuant to the Base Indenture and the Servicing Agreement, including, without limitation, account no. 4005107826 entitled “BancFirst – America’s Drive-In Holding Inc. (ADIC Holdco)” maintained in the name of ADIC Holdco at BancFirst , account no. 4005107761 entitled “BancFirst – Sonic Industries Franchising LLC” maintained in the name of the Franchise Assets Holder at BancFirst and account no. 402895007 entitled “BancFirst – Sonic Industries LLC” maintained in the name of the Franchisor at BancFirst.

“Securitization Operating Expenses” means all (a) Trustee Fees, (b) Independent Accountant Fees, (c) Organizational Expenses, (d) Rating Agency Fees, (e) Securitization Entity Indemnities, (f) Performance Manager Fees, (g) Mortgage Recordation Fees and (h) fees incurred by the Securitization Entities in connection with the replacement of the Servicer.

“Senior Debt” means the issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Subordinated Debt.

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“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A” and identified as “Senior Notes” in the applicable Series Supplement that constitute Senior Debt.

“Senior Notes Accrued Monthly Insured Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 37.5% of the Senior Notes Aggregate Monthly Insured Interest for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Senior Notes Accrued Monthly Insured Interest Make-Up Amount for such Interim Allocation Date, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Senior Notes Aggregate Monthly Insured Interest for each Interest Period ending in the next succeeding Monthly Collection Period, (B) the Carryover Senior Notes Accrued Monthly Insured Interest Amount for such Interim Allocation Date and (C) the Senior Notes Accrued Monthly Insured Interest Make-Up Amount for such Interim Allocation Period and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) the amount, if any, by which (i) the Senior Notes Aggregate Monthly Insured Interest for each Interest Period ending in the next succeeding Monthly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Interest Account with respect to Senior Notes Aggregate Monthly Insured Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period and (B) the Senior Notes Accrued Monthly Insured Interest Make-Up Amount for such Interim Allocation Period.

“Senior Notes Accrued Monthly Insured Interest Make-Up Amount” means, with respect to any Interim Allocation Date that occurs on or after a Payment Date on which amounts are withdrawn from the Senior Notes Interest Account pursuant to Section 5.11(a) of the Base Indenture to cover any Class A-1 Senior Notes Insured Interest Adjustment Amount (a) for the first such Interim Allocation Date, the amount, if any, which has been withdrawn therefrom and (b) for any subsequent Interim Allocation Date, the amount, if any, by which (i) the amount withdrawn therefrom exceeds (ii) the amount repaid to the Senior Notes Interest Account on any previous Interim Allocation Date pursuant to clause (a) above or this clause (b) until the amount withdrawn therefrom has been repaid.

“Senior Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Senior Notes Aggregate Monthly Post-ARD Uninsured Interest for each Interest Period ending in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period,

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an amount equal to the sum of (A) 50% of the Senior Notes Aggregate Monthly Post-ARD Contingent Uninsured Interest for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Carryover Senior Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Senior Notes Aggregate Monthly Post-ARD Contingent Uninsured Interest for each Interest Period ending in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Senior Notes Uninsured Interest Account with respect to the Senior Notes Monthly Post-ARD Contingent Uninsured Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Senior Notes Accrued Scheduled Principal Payments Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Senior Notes Aggregate Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Senior Notes Aggregate Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period and (B) the Carryover Senior Notes Accrued Scheduled Principal Payments Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Senior Notes Aggregate Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Senior Notes Principal Payments Account with respect to Senior Notes Aggregate Scheduled Principal Payments on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Senior Notes Aggregate Monthly Insured Interest” means, for any Interest Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Monthly Insured Interest due and payable on all such Senior Notes with respect to such Interest Period.

“Senior Notes Aggregate Monthly Post-ARD Contingent Uninsured Interest” means, for any Interest Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Monthly Post-ARD Contingent Uninsured Interest accrued on all such Senior Notes with respect to such Interest Period.

“Senior Notes Aggregate Scheduled Principal Payments” means, for any Payment Date, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Scheduled Principal Payments due and payable on all such Senior Notes on such Payment Date.

“Senior Notes Available Reserve Account Amount” means, as of any date of determination, collectively, the amount on deposit in the Senior Notes Interest Reserve Account and the amount on deposit in the Cash Trap Reserve Account.

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“Senior Notes Insured Interest Shortfall Amount” has the meaning set forth in Section 5.11(b) of the Base Indenture.

“Senior Notes Interest Reserve Account” shall have the meaning set forth in Section 5.3(a) of the Base Indenture.

“Senior Notes Interest Reserve Account Deficit Amount” means, on any Interim Allocation Date with respect to a Monthly Collection Period, an amount equal to the amount, if any, by which (a) the Senior Notes Interest Reserve Amount exceeds (b) the amount on deposit in the Senior Notes Interest Reserve Account on such date.

“Senior Notes Interest Reserve Amount” means, for any Interim Allocation Date, the aggregate of all amounts required to be on deposit in the Senior Notes Interest Reserve Account on such Interim Allocation Date pursuant to any Series Supplement.

“Senior Notes Interest Reserve Step-Down Date” means any date on which any amount on deposit in the Senior Notes Interest Reserve Account is required to be released pursuant to the terms of any Series Supplement.

“Senior Notes Interest Reserve Step-Down Release Amount” means the aggregate amount of funds on deposit in the Senior Notes Interest Reserve Account that are required to be released on any Senior Notes Interest Reserve Step-Down Date pursuant to the terms of any Series Supplement.

“Senior Notes Interest Account” shall have the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Monthly Insured Interest” means, for any Interest Period, (a) with respect to any Senior Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Senior Notes that is identified as “Senior Notes Monthly Insured Interest” in the applicable Series Supplement plus (b) with respect to any Class A-1 Senior Notes Outstanding, the aggregate amount of any letter of credit fees due and payable, with respect to such Interest Period, on such Class A-1 Senior Notes pursuant to the applicable Variable Funding Note Purchase Agreement that are identified as “Senior Notes Monthly Insured Interest” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such interest or letter of credit fees cannot be ascertained, an estimate of such interest or letter of credit fees shall be used to calculate the Senior Notes Monthly Insured Interest for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Monthly Post-ARD Contingent Uninsured Interest,” “Class A-1 Senior Notes Administrative Expenses,” “Class A-1 Senior Notes Monthly Commitment Fees” or “Class A-1 Senior Notes Other Amounts” in any Series Supplement shall under no circumstances be deemed to constitute “Senior Notes Monthly Insured Interest.”

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“Senior Notes Monthly Post-ARD Contingent Uninsured Interest” means, for any Interest Period, with respect to any Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on such Senior Notes that is identified as “Senior Notes Monthly Post-ARD Contingent Uninsured Interest” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest shall be used to calculate the Senior Notes Monthly Post-ARD Contingent Uninsured Interest for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Monthly Insured Interest” in any Series Supplement shall under no circumstances be deemed to constitute “Senior Notes Monthly Post-ARD Contingent Uninsured Interest”.

“Senior Notes Principal Payments Account” shall have the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Scheduled Principal Payments” means, with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Notes Scheduled Principal Payments Deficiency Amount” means, with respect to any Monthly Collection Period and as calculated as of the last day of such Monthly Collection Period, the amount, if any, by which (a) the Senior Notes Aggregate Scheduled Principal Payments (including any Senior Notes Scheduled Principal Payments Deficiency Amounts due but unpaid from any previous Monthly Collection Period) due and payable on the Payment Date in the next succeeding Monthly Collection Period exceeds (b) the amount on deposit on such last day of such Monthly Collection Period in the Senior Notes Principal Payments Account with respect to Senior Notes Scheduled Principal Payments due and payable on the Payment Date in the next succeeding Monthly Collection Period.

“Senior Notes Uninsured Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to any Series of Notes, the “Anticipated Repayment Date” set forth in the related Series Supplement.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement.

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“Series Legal Final Maturity Date” means, with respect to any Series, the “Legal Final Maturity Date” set forth in the related Series Supplement.

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Servicer” means SISI, as servicer, under the Servicing Agreement, and any successor thereto.

“Servicer Termination Event” means the occurrence of an event specified in Section 6.1 of the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of December 20, 2006, by and among SISI, as servicer, the Co-Issuers, the Franchisor and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Servicing Standard” has the meaning set forth in the Servicing Agreement.

“SISI” means Sonic Industries Services Inc., an Oklahoma corporation, formerly known as Sonic Industries Inc., and its successors and assigns.

“SISI By-Laws” means the by-laws of SISI, as amended, supplemented or modified from time to time.

“SISI Certificate of Incorporation” means the certificate of incorporation of SISI, dated as of September 26, 1973, as amended, supplemented or otherwise modified from time to time.

“SISI Charter Documents” means the SISI Certificate of Incorporation and the SISI By-Laws.

“SISI Contribution Agreement” means the SISI Contribution Agreement, dated as of December 20, 2006, by and between SISI and the Master Issuer, as amended, supplemented or otherwise modified from time to time.

“SISI IP License Agreement” means the SISI License Agreement, dated as of December 20, 2006, by and between SISI and the IP Holder, as amended, supplemented or otherwise modified from time to time.

“Sonic Brand” means the business offered throughout the world under or in connection with the Sonic® name and Trademarks or any Trademarks related to, based on or derivative thereof.

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“Sonic Entity” means Holdco and each of its direct and indirect Subsidiaries, now existing or hereafter created, including, without limitation, SISI, SRI and the Securitization Entities.

“Sonic Partnership Agreement” means, with respect to any Sonic Partnership, the general partnership agreement, the limited partnership agreement or the limited liability company agreement, as applicable, of such Sonic Partnership.

“Sonic Partnership” means any general partnership, limited partnership or limited liability company that owns and operates one or more Drive-Ins and which is controlled by any Sonic Entity through their ownership of a majority of the Equity Interests of such entity.

“Sonic Partnership Gross Sales” means the total amount received from the sale of all products and performance of all services from or through a Partner Drive-In, including all insurance proceeds for loss of business due to a casualty or similar event at such Partner Drive-In, but excluding discounts, sales taxes or other similar taxes and credits.

“Sonic Sign Leases” means any sign lease agreement entered into by any Franchisee, as lessee, and SISI, as lessor, with respect to the lease of an outdoor advertising sign displaying the “Sonic” name to be placed at the Drive-In operated by such Franchisee.

“Sonic Sign Lease Payments” means, with respect to any Interim Collection Period, the amount paid by any Franchisee pursuant to any Sonic Sign Lease during such Interim Collection Period.

“Sonic System” or “System” means the system of Sonic Brand Drive-Ins.

“Sonic Systemwide Sales” means (a) as of any Sonic Systemwide Sales Calculation Date, the Gross Sales with respect to all Drive-Ins for the twelve-month period ended on the last day of the immediately preceding month and (b) as of any Payment Date, the sum of (i) the Estimated Gross Sales with respect to all Franchise Drive-Ins for the month ended on the last day of the month immediately preceding such Payment Date plus (ii) the Gross Sales with respect to all Partner Drive-Ins for the month ended on the last day of the month immediately preceding such Payment Date plus (iii) the Gross Sales with respect to all Drive-Ins for the eleven-month period ended on the last day of the month immediately prior to such immediately preceding month; provided that for the purposes of calculating Sonic Systemwide Sales for the first Payment Date after the Initial Closing Date, Gross Sales with respect to all Drive-Ins will be calculated for the twelve-month period ended on December 31, 2006.

“Sonic Systemwide Sales Calculation Date” means the last day of each calendar month.

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“Sonic Systemwide Sales Calculation Date Report” has the meaning set forth in Section 4.1(k) of the Base Indenture.

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinions delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with any of SISI, SRI or Holdco.

“SRI” means Sonic Restaurants Inc., an Oklahoma corporation, and its successors and assigns.

“SRI By-Laws” means the by-laws of SRI, as amended, supplemented or modified from time to time.

“SRI Certificate of Incorporation” means the certificate of incorporation of SRI, dated as of July 12, 1978, as amended, supplemented or otherwise modified from time to time.

“SRI Charter Documents” means the SRI Certificate of Incorporation and the SRI By-Laws.

“SRI Contribution Agreements” means, collectively, the Real Estate Interests Contribution Agreement and the Real Estate Assets Contribution Agreement.

“SRI Real Estate Assets Holder” means SRI Real Estate Properties LLC, a Delaware limited liability company, and its successors and assigns.

“SRI Real Estate Assets Holder Certificate of Formation” means the certificate of formation of the SRI Real Estate Assets Holder, dated as of November 20, 2006, as amended, supplemented or otherwise modified from time to time.

“SRI Real Estate Assets Holder Charter Documents” means the SRI Real Estate Assets Holder Certificate of Formation and the SRI Real Estate Assets Holder Operating Agreement.

“SRI Real Estate Assets Holder Operating Agreement” means the Limited Liability Company Agreement of the SRI Real Estate Assets Holder, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“SRI Real Estate Entities” means, collectively, SRI Real Estate Holdco and each Subsidiary of SRI Real Estate Holdco.

“SRI Real Estate Holdco” means SRI Real Estate Holding LLC, a Delaware limited liability company, and it successors and assigns.

“SRI Real Estate Holdco Certificate of Formation” means the certificate of formation of the SRI Real Estate Holdco, dated as of November 20, 2006, as amended, supplemented or otherwise modified from time to time.

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“SRI Real Estate Holdco Charter Documents” means the SRI Real Estate Holdco Certificate of Formation and the SRI Real Estate Holdco Operating Agreement.

“SRI Real Estate Holdco Operating Agreement” means the Limited Liability Company Agreement of the SRI Real Estate Holdco, dated as of December 11, 2006, as amended, supplemented or otherwise modified from time to time.

“SRI Subservicing Agreement” means the Subservicing Agreement, dated as of December 20, 2006, by and between SISI and SRI, as amended, supplemented or otherwise modified from time to time.

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Subordinated Debt” means any issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class B” through “Class Z” pursuant to the Series Supplement applicable to such Indebtedness) subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Notes.

“Subordinated Debt Provisions” means, with respect to the issuance of any Series of Notes that includes Subordinated Debt, the terms of such Subordinated Debt shall include the following provisions: (a) the Series Anticipated Repayment Date for such Subordinated Debt shall not be earlier than the sixth anniversary of the Series Closing Date with respect to such Subordinated Debt, (b) if the Senior Debt issued on the Initial Closing Date is refinanced on or prior to the Payment Date following the sixth anniversary of the Initial Closing Date and any such Subordinated Debt having a Series Anticipated Repayment Date on or before the Series Anticipated Repayment Date of such Senior Debt is not refinanced on or prior to the Payment Date following the sixth anniversary of the Initial Closing Date, such Subordinated Debt shall begin to amortize on the date that the Senior Debt is refinanced pursuant to a targeted principal payment schedule to be set forth in the applicable Series Supplement, (c) if the Senior Debt issued on the Initial Closing Date is not refinanced on or prior to the Payment Date following the sixth anniversary of the Initial Closing Date, such Subordinated Debt shall not be permitted to be refinanced and (d) any and all Liens on the Collateral created in favor of any holder of Subordinated Debt in connection with the issuance thereof shall be expressly junior in priority to all Liens on the Collateral in favor any holder of Senior Debt.

“Subordinated Notes” means, with respect to any Class of Notes, any such Class given an alphabetic designation other than “A”.

“Subordinated Notes Accrued Monthly Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Subordinated Notes Aggregate Monthly Interest for each Interest Period ending in the

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next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Subordinated Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period and (B) the Carryover Subordinated Notes Accrued Monthly Interest Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount, if any, by which (i) the Subordinated Notes Aggregate Monthly Interest for each Interest Period ending in the next succeeding Monthly Collection Period exceeds (ii) the aggregate amount previously allocated to the Subordinated Notes Interest Account with respect to Subordinated Notes Aggregate Monthly Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Subordinated Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Subordinated Notes Aggregate Monthly Post-ARD Contingent Uninsured Interest for the Interest Period ending in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Subordinated Notes Aggregate Monthly Post-ARD Contingent Uninsured Interest for the Interest Period ending in the next succeeding Monthly Collection Period and (B) the Carryover Subordinated Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Subordinated Notes Aggregate Monthly Post-ARD Contingent Uninsured Interest for the Interest Period ending in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Subordinated Notes Uninsured Interest Account with respect to Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Subordinated Notes Accrued Scheduled Principal Payments Amount” means, with respect to any Monthly Collection Period, (a) on the first Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to 37.5% of the Subordinated Notes Aggregate Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period, (b) on the second Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the sum of (A) 50% of the Subordinated Notes Accrued Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period and (B) the Carryover Subordinated Notes Accrued Scheduled Principal Payments Amount for such Interim Allocation Date and (c) on the third Interim Allocation Date to occur with respect to such Monthly Collection Period, an amount equal to the amount by which (A) the Subordinated Notes Accrued Scheduled Principal Payments for the Payment Date occurring in the next succeeding Monthly Collection Period exceeds (B) the aggregate amount previously allocated to the Subordinated Notes

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Principal Payments Account with respect to Subordinated Notes Aggregate Scheduled Principal Payments on each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Subordinated Notes Aggregate Monthly Interest” means, for any Interest Period, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Monthly Interest due and payable on all such Subordinated Notes with respect to such Interest Period.

“Subordinated Notes Aggregate Monthly Post-ARD Contingent Uninsured Interest Amount” means, for any Interest Period, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest accrued on all such Subordinated Notes with respect to such Interest Period.

“Subordinated Notes Aggregate Scheduled Principal Payments” means, for any Payment Date, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Scheduled Principal Payments due and payable on all such Subordinated Notes on such Payment Date.

“Subordinated Notes Interest Account” shall have the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Interest Shortfall Amount” shall have the meaning set forth in Section 5.11(h) of the Base Indenture.

“Subordinated Notes Monthly Interest” means, for any Interest Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Class of Subordinated Notes that is identified as “Subordinated Notes Monthly Interest” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses shall be used to calculate the Subordinated Notes Monthly Interest for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest” in any Series Supplement shall under no circumstances be deemed to constitute “Subordinated Notes Monthly Interest”.

“Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest” means, for any Interest Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on each such Class of Subordinated Notes that is identified as “Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest” in the applicable Series Supplement; provided that if, on any Interim Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest shall be used to calculate the Subordinated Notes Monthly Post-ARD Contingent Uninsured

55

Interest for such Interim Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Subordinated Notes Monthly Interest” in any Series Supplement shall under no circumstances be deemed to constitute “Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest”.

“Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest Amount” means the aggregate amount of all accrued but unpaid Subordinated Notes Monthly Post-ARD Contingent Uninsured Interest owed on the Subordinated Notes.

“Subordinated Notes Principal Payments Account” shall have the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Scheduled Principal Payments” means, with respect to any Class of Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Subordinated Notes.

“Subordinated Notes Uninsured Interest Account” shall have the meaning set forth in Section 5.6 of the Base Indenture.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article XII of the Base Indenture.

“Supplemental Servicing Fee” means for each Interim Allocation Date with respect to any Monthly Collection Period the amount, approved in writing by the Control Party in its sole discretion, by which (i) the expenses incurred or other amounts charged by the Servicer since the beginning of such Monthly Collection Period in connection with the performance of the Servicer’s obligations under the Servicing Agreement exceed (ii) the Interim Servicing Fees received and to be received by the Servicer from the Master Issuer and SRI Real Estate Holdco on such Interim Allocation Date and each preceding Interim Allocation Date with respect to such Monthly Collection Period.

“Swap Agreement” means one or more interest rate swap contracts, interest rate cap agreements or similar contracts entered into by the Co-Issuers in connection with the issuance of a Series of Notes, as specified in the applicable Series Supplement, providing limited protection against interest rate risks.

56

“System Marketing Fees” means any fees payable by the Franchisees (including the Sonic Partnerships) pursuant to the Franchise Arrangements to be used by any “franchisor” for marketing activities in accordance with the terms of the Franchise Arrangements.

“System Marketing Fund” means the fund administered by the Servicer, on behalf of the Franchisor and the Franchise Assets Holder, in accordance with the Servicing Agreement, to which the Franchisees (including the Sonic Partnerships) pay System Marketing Fees.

“System Marketing Fund Account” means deposit account no. 4005072615 entitled “Sonic Industries Inc. Marketing Fund in Trust for the Benefit of the Franchisees on Behalf of SI LLC and SIF LLC” maintained in the name of the Servicer, on behalf of the Franchisor and the Franchise Assets Holder, for the benefit of the Franchisees at a Qualified Institution into which the Servicer causes System Marketing Fees and Advertising Co-Op Fees to be deposited or any successor deposit account established by the Servicer for such purpose pursuant to the Servicing Agreement.

“Target Bond Balance Amounts” means, with respect to any Series or any Class of any Series of Notes, any amounts that indicate the target amount of principal that will be Outstanding on each Payment Date prior to the applicable Series Anticipated Repayment Date that are identified as “Target Bond Balance Amounts” in the applicable Series Supplement.

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) treated as indebtedness at the time of their issuance and (b) such new Series of Notes will as of the date of issuance be treated as indebtedness.

“Technology Fees” means any fees payable by Third-Party Vendors pursuant to Third-Party Vendor Agreements to be used by any “franchisor” for technology expenditures in accordance with the terms of the Franchise Arrangements.

“Technology Fund” means the fund administered by the Servicer, on behalf of the Franchisor and the Franchise Assets Holder, in accordance with the Servicing Agreement, to which Third-Party Vendors pay Technology Fees pursuant to the Third-Party Vendor Agreements.

57

“Technology Fund Account” means deposit account no. 4005077048 entitled “Sonic Technology Fund LLC In Trust for the Benefit of the Franchisees on behalf of SI LLC and SIF LLC” maintained in the name of the Technology Fund for the benefit of the Franchisees at a Qualified Institution into which the Servicer causes Technology Fees to be deposited or any successor deposit account established by the Servicer for such purpose pursuant to the Servicing Agreement.

“Third-Party Vendor Agreement Fees” means any fees and/or rebates due and to become due to any Securitization Entity pursuant to any Third-Party Vendor Agreement.

“Third-Party Vendor Agreements” means all Existing Third-Party Vendor Agreements and all New Third-Party Vendor Agreements.

“Third-Party Vendors” means any vendor or supplier party to a Third-Party Vendor Agreement that offers goods or services to the Sonic System.

“Title Insurance Policy” means a policy issued by a title insurance company which insures the holder of such policy against loss resulting from defects of title to a specifically described parcel of real property or from the enforcement of Liens existing against it.

“Trademarks” means all trademarks, service marks, trade dress, trademark rights in designs and logos and other indicia of origin, whether registered or unregistered, and all goodwill of any business associated and connected therewith or symbolized thereby.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, in each case having direct responsibility for the administration of this Indenture, and also any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Trustee Fees” means the fees payable by the Co-Issuers to the Trustee pursuant to the fee letter between the Co-Issuers and the Trustee and all expenses and indemnities payable by the Co-Issuers to the Trustee pursuant to the Indenture, including, without limitation, any expenses incurred by the Trustee in connection with any inspection pursuant to Section 8.6 of the Base Indenture.

58

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Variable Funding Note Purchase Agreement” means any note purchase agreement entered into by the Co-Issuers in connection with the issuance of Class A-1 Senior Notes that is identified as a “Variable Funding Note Purchase Agreement” in the applicable Series Supplement.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(l) of ERISA.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

59

Exhibit A

Interim Servicer’s Certificate

Sonic Capital LLC

Sonic Industries LLC

Sonic Industries Franchising LLC

America’s Drive-In Holdings Inc.

America’s Drive-In Brand Properties LLC

America’s Drive-In Restaurants LLC

SRI Real Estate Holding LLC

SRI Real Estate Properties LLC

Interim Allocation Date		1
Dates / Periods

Next Payment Date

Current Monthly Collection Period
Beginning Date		___________
Ending Date		___________

Definitions on Timing

Interim Collection Period		1

Interim Collection Period		___________
Beginning Date		___________
Ending Date		___________

Interim Allocation Date

Collections and Retained Collections

Interim Collection Period		1
Collections
Franchise Royalty Fees	$	___________
Initial Franchise Fees	$	___________
Partner Drive-In Lease Payments	$	___________
New Franchise Drive-In Lease Payments	$	___________
Kansas Sonic Partnership Distributions	$	___________
Real Estate Asset Disposition Proceeds	$	___________
Franchisee Insurance Proceeds	$	___________
Securitization Entity Insurance Proceeds	$	___________
Excluded Amounts	$	___________
Investment Income related to Lock-Box Account or Concentration Account	$	___________
Any other amounts deposited or unapplied cash	$	___________

Total Collections during Interim Collection Period	$	___________

Retained Collections
Franchise Royalty Fees	$	___________
Initial Franchise Fees	$	___________
Partner Drive-In Lease Payments	$	___________
New Franchise Drive-In Lease Payments	$	___________
Kansas Sonic Partnership Distributions	$	___________
Real Estate Disposition Proceeds deposited into Collection Account	$	___________
Franchisee Insurance Proceeds	$	___________
Securitization Entity Insurance Proceeds	$	___________
Investment Income deposited into Collection Account or related thereto	$	___________
Retained Collections Contributions	$	___________

Retained Collections during Interim Collection Period	$	___________

Indemnification Payments received during Interim Collection Period	$	___________

Fees, Expenses and Debt Service

Fees and expenses payable on Interim Allocation Date
Interim Servicing Fee	$	___________
Capped Securitization Entities Operating Expenses Amount	$	___________
Class A-1 Senior Notes Accrued Monthly Commitment Fee Amounts	$	___________
Insurer Expenses Amounts	$	___________
Insurer Reimbursements Amounts	$	___________
Capped Class A-1 Senior Notes Administrative Expenses Amount	$	___________
Supplemental Servicing Fee	$	___________
Excess Securitization Entities Operating Expenses Amount	$	___________
Excess Class A-1 Senior Notes Administrative Expenses Amount	$	___________
Class A-1 Senior Notes Other Amounts	$	___________
Environmental Remediation Expenses Amount	$	___________

Accrued amounts related to Notes

Senior Notes Accrued Monthly Insured Interest Amount	$	___________
Accrued Insurer Premiums Amount	$	___________
Senior Notes Accrued Scheduled Principal Payments Amount	$	___________
Senior Notes Scheduled Principal Payments Deficiency Amount	$	___________
Subordinated Notes Accrued Monthly Interest Amount	$	___________

Interim Servicer’s Certificate

Sonic Capital LLC

Sonic Industries LLC

Sonic Industries Franchising LLC

America’s Drive-In Holdings Inc.

America’s Drive-In Brand Properties LLC

America’s Drive-In Restaurants LLC

SRI Real Estate Holding LLC

SRI Real Estate Properties LLC

	Interim Allocation Date		1

Subordinated Notes Accrued Scheduled Principal Payments Amount		$	___________
Senior Notes Accrued Monthly Post-ARD Uninsured Interest Amount		$	___________
Class A-1 Senior Notes Accrued Monthly Uninsured Amount		$	___________

Principal Balances

Series 2006-1 Class A-1 Advances
Beginning of Interim Collection Period		$	___________
End of Interim Collection Period		$	___________
Series 2006-1 Swingline Notes outstanding
Beginning of Interim Collection Period		$	___________
End of Interim Collection Period		$	___________
Series 2006-1 L/C Notes outstanding
Beginning of Interim Collection Period		$	___________
End of Interim Collection Period		$	___________
Series 2006-1 Class A-2 Outstanding Principal Amount
Beginning of Interim Collection Period		$	___________
End of Interim Collection Period		$	___________

Priority of Payments

Funds Available
Interim Collection Period			1
Retained Collections		$	___________
Indemnification Payments		$	___________

Triggers

Cash Trapping Percentage			N/A
Rapid Amortization Period			N/A

Priority of Payments

Interim Collection Period			1
i.	Indemnification Payments to Senior Notes Principal Payments Account	$	___________
ii.	Payment of Interim Servicing Fee to the Servicer	$	___________
iii.	a. Capped Securitization Entities Operating Expenses Amount to Master Issuer and SRI Real Estate Holdco	$	___________
	b. Post-Default Capped Trustee Expenses Amount to Trustee	$	___________
iv.	Senior Notes Accrued Monthly Insured Interest Amount allocated to Senior Notes Interest Account	$	___________
v.	Accrued Insurer Premiums Amount allocated to Insurer Premiums Account	$	___________
vi.	Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount allocated to Class A-1 Senior Notes Commitment Fee Account	$	___________
vii.	Insurer Expenses Amount paid to Insurer	$	___________
viii.	Insurer Reimbursements Amount paid to Insurer	$	___________
ix.	Capped Class A-1 Senior Notes Administrative Expenses Amount to Class A-1 Administrative Agent	$	___________
x.	Deposit of Senior Notes Interest Reserve Account Deficit Amount to Senior Notes Interest Reserve Account	$	___________
xi.	Supplemental Servicing Fee paid to the Servicer	$	___________
xii.	a. Senior Notes Accrued Scheduled Principal Payments Amount allocated to Senior Notes Principal Payments Account
	b. Senior Notes Scheduled Principal Payments Deficiency Amount allocated to Senior Notes Principal Payments Account	$	___________
xiii.	Deposit of Cash Trapping Amount to Cash Trap Reserve Account	$	___________
xiv.	If Rapid Amortization Period, all remaining funds to Senior Notes Principal Payments Account	$	___________
xv.	Excess Securitization Entities Operating Expenses Amount to Master Issuer and SRI Real Estate Holdco	$	___________
xvi.	Excess Class A-1 Senior Notes Administrative Expenses Amount to Class A-1 Administrative Agent	$	___________
xvii.	Class A-1 Senior Notes Other Amounts to Class A-1 Administrative Agent	$	___________
xviii.	Subordinated Notes Accrued Monthly Interest Amount allocated to Subordinated Notes Interest Account	$	___________
xix.	If Rapid Amortization Period, all remaining funds allocated to Subordinated Notes Principal Payments Account	$	___________
xx.	Subordinated Notes Accrued Scheduled Principal Payments Amount allocated to Subordinated Notes Principal Payments Account	$	___________
xxi.	a. Senior Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount allocated to Senior Notes Uninsured Interest Account	$	___________
	b. Class A-1 Senior Notes Accrued Monthly Uninsured Interest Amount allocated to Senior Notes Uninsured Interest Account	$	___________
xxii.	Subordinated Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount allocated to Subordinated Notes Uninsured Interest Account	$	___________
xxiii.	Payment of Environmental Remediation Expenses Amount	$	___________

xxiv.	Total Residual Amount	$	___________

Interim Servicer’s Certificate

Sonic Capital LLC

Sonic Industries LLC

Sonic Industries Franchising LLC

America’s Drive-In Holdings Inc.

America’s Drive-In Brand Properties LLC

America’s Drive-In Restaurants LLC

SRI Real Estate Holding LLC

SRI Real Estate Properties LLC

Interim Allocation Date		1

Allocations to Series 2006-1 Notes

Interim Collection Period		1
(a) Indemnification Payments
Allocated to Series 2006-1 Class A-1 Notes	$	___________
Allocated to Series 2006-1 Class A-2 Notes	$	___________
(b) Senior Notes Monthly Insured Interest
Series 2006-1 Class A-1 Monthly Insured Interest	$	___________
Series 2006-1 Class A-2 Monthly Insured Interest	$	___________
(c) Insurer Premiums
Series 2006-1 Insurer Premiums	$	___________
(d) Class A-1 Monthly Commitment Fees
Series 2006-1 Class A-1 Monthly Commitment Fees	$	___________
(e) Insurer Expenses
Series 2006-1 Insurer Expenses	$	___________
(f) Insurer Reimbursement Amounts
Series 2006-1 Insurer Reimbursements Amounts	$	___________
(g) Class A-1 Senior Notes Administrative Expenses
Series 2006-1 Class A-1 Administrative Expenses	$	___________
(h) Senior Notes Accrued Scheduled Principal Payments Amount
Series 2006-1 Class A-2 Scheduled Principal Payments Amount	$	___________
(i) Senior Notes Scheduled Principal Payments Deficiency Amount
Related to Series 2006-1 Class A-2 Notes	$	___________
(j) Allocation of funds for payment of Senior Notes principal during Rapid Amortization Period
Allocated to Series 2006-1 Class A-1 Notes	$	___________
Allocated to Series 2006-1 Class A-2 Notes	$	___________
(k) Class A-1 Senior Notes Other Amounts
Series 2006-1 Class A-1 Other Amounts	$	___________
(l) Senior Notes Monthly Post-ARD Contingent Uninsured Interest
Series 2006-1 Class A-1 Monthly Post-ARD Contingent Uninsured Interest	$	___________
Series 2006-1 Class A-2 Monthly Post-ARD Uninsured Interest	$	___________
(m) Class A-1 Senior Notes Monthly Uninsured Interest
Series 2006-1 Monthly Uninsured Interest	$	___________

Reserve Accounts

Interim Collection Period		1
Available Senior Notes Interest Reserve Account Amount at beginning of Interim Collection Period	$	___________
Less Withdrawals Related to:
Shortfall related to Senior Notes Aggregate Monthly Insured Interest on a Payment Date	$	___________
Shortfall related to Insurer Premiums due on a Payment Date	$	___________
Shortfall related to Class A-1 Senior Notes Aggregate Monthly Commitment Fees on a Payment Date	$	___________
Amount withdrawn following Rapid Amortization Event	$	___________
Withdrawal related to Senior Notes Interest Reserve Step-Down Date Release Amount	$	___________
Withdrawal related to reduction in Senior Notes Interest Reserve Amount	$	___________
Withdrawal related to Legal Final Maturity Date	$	___________
Plus Deposits Related to:
Senior Notes Interest Reserve Account Deficit Amount deposited pursuant to (10) of Priority of Payments	$	___________
Available Interest Reserve Account Amount at end of Interim Collection Period	$	___________
Cash Trapping Amounts on deposit in Cash Trap Reserve Account at beginning of Interim Collection Period	$	___________
Less Withdrawals Related to:
Shortfall related to Senior Notes Aggregate Monthly Insured Interest on a Payment Date	$	___________
Shortfall related to Insurer Premiums due on a Payment Date	$	___________
Shortfall related to Class A-1 Senior Notes Aggregate Monthly Commitment Fees on a Payment Date	$	___________
Cash Trapping Release Amount	$	___________
Amount withdrawn following Rapid Amortization Event	$	___________
Plus Deposits:
Cash Trapping Amounts deposited pursuant to (13) of Priority of Payments	$	___________
Cash Trapping Amounts on deposit in Cash Trap Reserve Account at end of Interim Collection Period	$	___________

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Interim Servicer’s Certificate this ________________________________________________________________________________

Sonic Industries Services Inc. as Servicer on behalf of the Co-Issuers and certain subsidiaries thereto,

by: __________________________________________________________________________________

Exhibit B

Monthly Servicer’s Certificate

Sonic Capital LLC

Sonic Industries LLC

Sonic Industries Franchising LLC

America’s Drive-In Holdings Inc.

America’s Drive-In Brand Properties LLC

America’s Drive-In Restaurants LLC

SRI Real Estate Holding LLC

SRI Real Estate Properties LLC

For the Monthly Collection Period starting on and ending on

Payment Date

Collateral Performance

Open Drive-Ins
	Franchise	Partner	Total
Open Drive-Ins at end of prior Monthly Collection Period	—	—	—
Drive-In Openings during Monthly Collection Period	—	—	—
Permanent Drive-In Closures during Monthly Collection Period	—	—	—

Net Change in Drive-Ins during Monthly Collection Period	—	—	—
Open Drive-Ins at end of Monthly Collection Period	—	—	—

	Franchise	Partner	Total
Same-Store Sales Growth for fiscal quarter ended [ ]	—	—	—

Other Statistics

Number of Drive-Ins who have not paid any Franchise Royalty Fees in prior 60 days as of end of fiscal quarter ended [ ] as % of total Open Drive-Ins as of end of fiscal quarter ended [ ]		____________
Average royalty rate for fiscal quarter ended [ ]		____________

Collections / Indemnification Payments during Monthly Collection Period
Total for MCP
Collections
Franchise Royalty Fees		$—
Initial Franchise Fees		$—
Partner Drive-In Lease Payments		$—
New Franchise Drive-In Lease Payments		$—
Kansas Sonic Partnership Distributions		$—
Real Estate Asset Disposition Proceeds		$—
Franchisee Insurance Proceeds		$—
Securitization Entity Insurance Proceeds		$—
Excluded Amounts		$—
Investment Income related to Lock-Box Account or Concentration Account		$—
Any other amounts deposited or unapplied cash		$—

Total Collections during Monthly Collection Period		$—
Retained Collections
Franchise Royalty Fees		$—
Initial Franchise Fees		$—
Partner Drive-In Lease Payments		$—
New Franchise Drive-In Lease Payments		$—
Kansas Sonic Partnership Distributions		$—
Real Estate Disposition Proceeds deposited into Collection Account		$—
Franchisee Insurance Proceeds		$—
Securitization Entity Insurance Proceeds		$—
Investment Income deposited into Collection Account or related thereto		$—
Retained Collections Contributions		$—

Retained Collections during Monthly Collection Period		$—

Indemnification Payments		$—

Covenants

Calculation of DSCR

Net Cash Flow for Monthly Collection Period
Monthly Retained Collections		$—
LESS: Securitization Entities Operating Expenses paid during Monthly Collection Period		$—
Interim Servicing Fees paid during Monthly Collection Period		$—

Monthly Servicer’s Certificate

Sonic Capital LLC

Sonic Industries LLC

Sonic Industries Franchising LLC

America’s Drive-In Holdings Inc.

America’s Drive-In Brand Properties LLC

America’s Drive-In Restaurants LLC

SRI Real Estate Holding LLC

SRI Real Estate Properties LLC

For the Monthly Collection Period starting on and ending on

Class A-1 Senior Notes Administrative Expenses paid during Monthly Collection Period		$—
Investment Income (if included in Monthly Retained Collections) earned during Monthly Collection Period		$—

Net Cash Flow for Monthly Collection Period		$—
Debt Service for Monthly Collection Period
Series 2006-1 Class A-1 Monthly Insured Interest		$—
Series 2006-1 Class A-2 Monthly Insured Interest		$—
Insurer Premiums		$—
Series 2006-1 Class A-1 Monthly Commitment Fees		$—
Difference between Target Bond Balance amount for preceding Payment Date and Target Bond Balance Amount for Such Payment Date		$—

Debt Service for Monthly Collection Period		$—
Net Cash Flow for 2nd prior Payment Date		$—
Net Cash Flow for immediately prior Payment Date		$—
Net Cash Flow for current Payment Date		$—

Total Net Cash Flow for Calculation of DSCR		$—
Debt Service for 2nd prior Payment Date		$—
Debt Service for immediately prior Payment Date		$—
Debt Service for current Payment Date		$—

Total Debt Service for Calculation of DSCR		$—

Debt Service Coverage Ratios
Debt Service Coverage Ratios	Payment Date	Debt Service Coverage Ratio
	[current Payment Date]	[ ] x
	[prior Payment Date]	[ ] x
	[2nd prior Payment Date]	[ ] x
	[3rd prior Payment Date]	[ ] x
	[4th prior Payment Date]	[ ] x
	[5th prior Payment Date]	[ ] x

DSCR Tests

Series 2006-1 Cash Trapping DSCR Threshold	Year	DSCR
	1	1.75 x
	2	1.50 x
	3	1.25 x
	4	1.15 x
	5	1.05 x
	6	1.05 x
Rapid Amortization DSCR Threshold	Year	DSCR
	1	1.50 x
	2	1.25 x
	3	1.05 x
	4	0.95 x
	5	0.85 x
	6	0.75 x
Series 2006-1 Interest Reserve Step-Down Threshold	Year	DSCR
	2	2.35 x
	3	2.10 x
	4	2.00 x
	5	2.00 x
	6	2.00 x
Year of current Payment Date for DSCR Tests	________	______

Sonic Systemwide Sales Triggers

Trigger Level
Rapid Amortization Event	$ 2,750,000,000

Monthly Servicer’s Certificate

Sonic Capital LLC

Sonic Industries LLC

Sonic Industries Franchising LLC

America’s Drive-In Holdings Inc.

America’s Drive-In Brand Properties LLC

America’s Drive-In Restaurants LLC

SRI Real Estate Holding LLC

SRI Real Estate Properties LLC

For the Monthly Collection Period starting on and ending on

Event of Default	$2,250,000,000
Sonic Systemwide Sales as of end of fiscal quarter ended [ ] (including estimate of Franchise Drive-In Gross Sales for prior MCP)	$—		* Quarterly only
Pass / Fail	[	]	* Results of test reported monthly

Monthly Servicer’s Certificate

Sonic Capital LLC

Sonic Industries LLC

Sonic Industries Franchising LLC

America’s Drive-In Holdings Inc.

America’s Drive-In Brand Properties LLC

America’s Drive-In Restaurants LLC

SRI Real Estate Holding LLC

SRI Real Estate Properties LLC

For the Monthly Collection Period starting on and ending on

Commencement of Certain Events
		Commenced?	Commencement Date

Series 2006-1 Cash Trapping Period		No	N/A
Potential Rapid Amortization Event		No	N/A
Rapid Amortization Event		No	N/A
Default		No	N/A
Event of Default		No	N/A
Servicer Termination Event		No	N/A
Series 2006-1 Interest Reserve Step-Down Date		No	N/A

Series 2006-1 Notes

Series 2006-1 Debt Service Amount

Series 2006-1 Class A-2 Monthly Insured Interest			$—
Series 2006-1 Class A-1 Monthly Insured Interest			$—
Series 2006-1 Insurer Premiums			$—
Difference between Target Bond Balance amount for preceding Payment Date and Target Bond Balance Amount for Such Payment Date			$—

Series 2006-1 Debt Service Amount			$—

Outstanding Principal Amounts

Series 2006-1 Class A-1 Notes
Beginning of Monthly Collection Period			$—
End of Monthly Collection Period			$—

Series 2006-1 Class A-2 Outstanding Principal Amount
Beginning of Monthly Collection Period			$—
End of Monthly Collection Period			$—

Series 2006-1 Prepayments

Amount of Series 2006-1 Class A-2 Notes to be prepaid on Payment Date			$—
Series 2006-1 Class A-2 Make-Whole Prepayment Premium			$—

Priority of Payments

Priority of Payments During Monthly Collection Period

Total for MCP
i.		Indemnification Payments to Senior Notes Principal Payments Account	$—
ii.		Payment of Interim Servicing Fee to the Servicer	$—
iii.	a.	Capped Securitization Entities Operating Expenses Amount to Master Issuer and SRI Real Estate Holdco	$—
	b.	Post-Default Capped Trustee Expenses Amount to Trustee	$—
iv.		Senior Notes Accrued Monthly Insured Interest Amount allocated to Senior Notes Interest Account	$—
v.		Accrued Insurer Premiums Amount allocated to Insurer Premiums Account	$—
vi.		Class A-1 Senior Notes Accrued Monthly Commitment Fee Amount allocated to Class A-1 Senior Notes Commitment Fee Account	$—
vii.		Insurer Expenses Amount paid to Insurer	$—
viii.		Insurer Reimbursements Amount paid to Insurer	$—
ix.		Capped Class A-1 Senior Notes Administrative Expenses Amount to Class A-1 Administrative Agent	$—
x.		Deposit of Senior Notes Interest Reserve Account Deficit Amount to Senior Notes Interest Reserve Account	$—
xi.		Supplemental Servicing Fee paid to the Servicer	$—
xii.	a.	Senior Notes Accrued Scheduled Principal Payments Amount to Senior Notes Principal Payments Account	$—
	b.	Senior Notes Scheduled Principal Payments Deficiency Amount to Senior Notes Principal Payments Account	$—
xiii.		Deposit of Cash Trapping Amount to Cash Trap Reserve Account	$—
xiv.		If Rapid Amortization Period, all remaining funds to Senior Notes Principal Payments Account	$—
xv.		Excess Securitization Entities Operating Expenses Amount to Master Issuer and SRI Real Estate Holdco	$—
xvi.		Excess Class A-1 Senior Notes Administrative Expenses Amount to Class A-1 Administrative Agent	$—

Monthly Servicer’s Certificate

Sonic Capital LLC

Sonic Industries LLC

Sonic Industries Franchising LLC

America’s Drive-In Holdings Inc.

America’s Drive-In Brand Properties LLC

America’s Drive-In Restaurants LLC

SRI Real Estate Holding LLC

SRI Real Estate Properties LLC

For the Monthly Collection Period starting on and ending on

xvii.		Class A-1 Senior Notes Other Amounts to Class A-1 Administrative Agent	$—
xviii.		Subordinated Notes Accrued Monthly Interest Amount allocated to Subordinated Notes Interest Account	$—
xix.		If Rapid Amortization Period, all remaining funds allocated to Subordinated Notes Principal Payments Account	$—
xx.		Subordinated Notes Accrued Scheduled Principal Payments Amount allocated to Subordinated Notes Principal Payments Account	$—
xxi.	a.	Senior Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount allocated to Senior Notes Uninsured Interest Account	$—
	b.	Class A-1 Senior Notes Accrued Monthly Uninsured Interest Amount allocated to Senior Notes Uninsured Interest Account	$—
xxii.		Subordinated Notes Accrued Monthly Post-ARD Contingent Uninsured Interest Amount allocated to Subordinated Notes Uninsured Interest Account	$—
xxiii.		Payment of Environmental Remediation Expenses Amount	$—
xxiv.		Total Residual Amount	$—

Allocations with respect to Series 2006-1
Total for MCP
(a) Indemnification Payments
Allocated to Series 2006-1 Class A-1 Notes			$—
Allocated to Series 2006-1 Class A-2 Notes			$—
(b) Senior Notes Monthly Insured Interest
Series 2006-1 Class A-1 Monthly Insured Interest			$—
Series 2006-1 Class A-2 Monthly Insured Interest			$—
(c) Insurer Premiums
Series 2006-1 Insurer Premiums			$—
(d) Class A-1 Monthly Commitment Fees
Series 2006-1 Class A-1 Monthly Commitment Fees			$—
(e) Insurer Expenses
Series 2006-1 Insurer Expenses			$—
(f) Insurer Reimbursement Amounts
Series 2006-1 Insurer Reimbursements Amounts			$—
(g) Class A-1 Senior Notes Administrative Expenses
Series 2006-1 Class A-1 Administrative Expenses			$—
(h) Senior Notes Accrued Scheduled Principal Payments Amount
Series 2006-1 Class A-2 Scheduled Principal Payments Amount			$—
(i) Senior Notes Scheduled Principal Payments Deficiency Amount
Related to Series 2006-1 Class A-2 Notes			$—
(j) Allocation of funds for payment of Senior Notes principal during Rapid Amortization Period
Allocated to Series 2006-1 Class A-1 Notes			$—
Allocated to Series 2006-1 Class A-2 Notes			$—
(k) Class A-1 Senior Notes Other Amounts
Series 2006-1 Class A-1 Other Amounts			$—
(l) Senior Notes Monthly Post-ARD Uninsured Interest
Series 2006-1 Class A-1 Monthly Post-ARD Uninsured Interest			$—
Series 2006-1 Class A-2 Monthly Post-ARD Uninsured Interest			$—
(m) Class A-1 Senior Notes Monthly Uninsured Interest
Series 2006-1 Monthly Uninsured Interest			$—

Capped Expenses and Reserve Accounts

Securitization Entities Operating Expenses / Post-Default Trustee Expenses
Annual Securitization Entities Operating Expenses Cap Amount			$500,000
Securitization Entities Operating Expenses Paid since Initial Closing Date / most recent anniversary			$—

Remaining Securitization Entities Operating Expenses capacity under cap			$500,000
Post-Default Trustee Expenses Cap			$100,000
Post-Default Capped Trustee Expenses Amounts paid since Initial Closing Date / most recent anniversary			$—

Remaining Post-Default Trustee Expenses capacity under cap			$100,000

Class A-1 Senior Notes Administrative Expenses
Annual Class A-1 Senior Notes Administrative Expenses Cap Amount			$250,000

Monthly Servicer’s Certificate

Sonic Capital LLC

Sonic Industries LLC

Sonic Industries Franchising LLC

America’s Drive-In Holdings Inc.

America’s Drive-In Brand Properties LLC

America’s Drive-In Restaurants LLC

SRI Real Estate Holding LLC

SRI Real Estate Properties LLC

For the Monthly Collection Period starting on and ending on

Class A-1 Senior Notes Administrative Expenses Paid since Initial Closing Date / most recent anniversary	$—

Remaining Class A-1 Senior Notes Administrative Expenses capacity under cap	$250,000

Reconciliation of Reserve Accounts
Total for MCP
Senior Notes Interest Reserve Account
Initial balance at end of prior Monthly Collection Period	$—
Less Withdrawals:
Shortfall related to Senior Notes Aggregate Monthly Insured Interest on a Payment Date	$—
Shortfall related to Insurer Premiums due on a Payment Date	$—
Shortfall related to Class A-1 Senior Notes Aggregate Monthly Commitment Fees on a Payment Date	$—
Amount withdrawn following Rapid Amortization Event	$—
Withdrawal related to Senior Notes Interest Reserve Step-Down Date Release Amount	$—
Withdrawal related to reduction in Senior Notes Interest Reserve Amount	$—
Withdrawal related to Legal Final Maturity Date	$—
Plus Deposits:
Senior Notes Interest Reserve Account Deficit Amount deposited pursuant to (10) of Priority of Payments	$—

Balance of Senior Notes Interest Reserve Account at end of Monthly Collection Period	$—

Cash Trap Reserve Account
Initial balance at end of prior Monthly Collection Period	$—
Less Withdrawals:
Shortfall related to Senior Notes Aggregate Monthly Insured Interest on a Payment Date	$—
Shortfall related to Insurer Premiums due on a Payment Date	$—
Shortfall related to Class A-1 Senior Notes Aggregate Monthly Commitment Fees on a Payment Date	$—
Cash Trapping Release Amount	$—
Amount withdrawn following Rapid Amortization Event	$—
Plus Deposits:
Cash Trapping Amounts deposited pursuant to (13) of Priority of Payments	$—

Balance of Cash Trap Reserve Account at end of Monthly Collection Period	$—

Asset Dispositions Summary

Real Estate Dispositions

Real Estate Asset Disposition Proceeds during current fiscal year	$—
Real Estate Asset Disposition Threshold	$10,000,000

Remaining capacity under Real Estate Asset Disposition Threshold	$—
Real Estate Asset Disposition Proceeds held in Concentration Account for Reinvestment as of prior MCP	$—
PLUS: Real Estate Asset Disposition Proceeds deposited into Concentration Account during current MCP	$—
LESS: Real Estate Asset Disposition Proceeds Reinvested in Eligible Real Estate Assets	$—
Real Estate Asset Disposition Proceeds Transferred to Collection Account	$—

Real Estate Asset Disposition Proceeds held in Concentration Account for Reinvestment as of end of current MCP	$—

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate this _____________________________________________________________________________

Sonic Industries Services Inc. as Servicer on behalf of the Co-Issuers and certain subsidiaries thereto,

by: _______________________________________________________________________________

Exhibit C-1

Grant of Security Interest in Trademarks

GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Grant”), dated as of December 20, 2006, made by AMERICA’S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company (“Grantor”), in favor of CITIBANK, N.A., a national banking association, as trustee (“Secured Party”) (collectively referred to as the “Parties”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, Grantor is the owner of the Trademarks that are Registered in the United States and set forth in Schedule 1 attached hereto, including all goodwill of any business associated and connected therewith or symbolized thereby (collectively, the “Trademark Collateral”);

WHEREAS, pursuant to the Base Indenture, dated as of the date hereof, by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries Franchising LLC, a Delaware limited liability company, America’s Drive-In Holding Inc., a Kansas corporation, America’s Drive-In Restaurants LLC, a Kansas limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the “Agreement”), Grantor granted to the Secured Party a continuing security interest in, and lien on, the Franchise IP, including the Trademark Collateral; and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm and evidence the security interest in the Trademark Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1. Grantor hereby grants to the Secured Party a continuing security interest in, and lien on, the Trademark Collateral, in each case, now existing or hereafter acquired.

2. The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the Trademark Collateral. Grantor hereby requests the PTO to file and record this Grant together with the annexed Schedule 1.

C-1-1

3. Grantor hereby acknowledges and agrees that the security interest in the Trademark Collateral may only be terminated in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC.

By:
Name:
Title:

C-1-2

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the 20th day of December, 2006, before me the undersigned, personally appeared                                                                  , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

C-1-3

Schedule 1 to Exhibit C-1 – Trademark Collateral

C-1-4

Exhibit C-2

Grant of Security Interest in Patents

GRANT OF SECURITY INTEREST IN PATENTS (the “Grant”), dated as of December 20, 2006, made by AMERICA’S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company (“Grantor”), in favor of CITIBANK, N.A., a national banking association, as trustee (“Secured Party”) (collectively referred to as the “Parties”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, Grantor is the owner of the Patents that are Registered in the United States and set forth in Schedule 1 attached hereto (collectively, the “Patent Collateral”);

WHEREAS, pursuant to the Base Indenture, dated as of the date hereof, by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries Franchising LLC, a Delaware limited liability company, America’s Drive-In Holding Inc., a Kansas corporation, America’s Drive-In Restaurants LLC, a Kansas limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the “Agreement”), Grantor granted to the Secured Party a continuing security interest in, and lien on, the Franchise IP, including the Patent Collateral; and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm and evidence the security interest in the Patent Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1. Grantor hereby grants to the Secured Party a continuing security interest in, and lien on, the Patent Collateral, in each case now existing or hereafter acquired.

2. The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the Patent Collateral. Grantor hereby requests the PTO to file and record this Grant together with the annexed Schedule 1.

3. Grantor hereby acknowledges and agrees that the security interest in the Patent Collateral may only be terminated in accordance with the terms of the Agreement.

C-2-1

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC

By:
Name:
Title:

C-2-2

STATE OF OKLAHOMA	)
: ss.:
COUNTY OF OKLAHOMA	)

On the 20th day of December, 2006, before me the undersigned, personally appeared                                                  , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

C-2-3

Schedule 1 to Exhibit C-2 – Patent Collateral

C-2-4

Exhibit C-3

Grant of Security Interest in Copyrights

GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Grant”), dated as of December 20, 2006, made by AMERICA’S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company (“Grantor”), in favor of CITIBANK, N.A., a national banking association, as trustee (“Secured Party”) (collectively referred to as the “Parties”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, Grantor is the owner of the Copyrights that are Registered in the United States and set forth in Schedule 1 attached hereto (collectively, the “Copyright Collateral”);

WHEREAS, pursuant to the Base Indenture, dated as of the date hereof, by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries Franchising LLC, a Delaware limited liability company, America’s Drive-In Holding Inc., a Kansas corporation, America’s Drive-In Restaurants LLC, a Kansas limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the “Agreement”), Grantor granted to the Secured Party a continuing security interest in, and lien on, the Franchise IP, including the Copyright Collateral; and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of filing the same with the United States Copyright Office (the “Copyright Office”) to confirm, evidence and perfect the security interest in the Copyright Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1. Grantor hereby grants to the Secured Party a continuing security interest in, and lien on, the Copyright Collateral, in each case now existing or hereafter acquired.

2. The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the Copyright Collateral. Grantor hereby acknowledges the sufficiency and completeness of this Grant to perfect the security interest in the Copyright Collateral for the Secured Party, and Grantor hereby requests the Copyright Office to file and record the same together with the annexed Schedule 1.

C-3-1

3. Grantor hereby acknowledges and agrees that the security interest in the Copyright Collateral may only be terminated in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC

By:
Name:
Title:

C-3-2

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the 20th day of December, 2006, before me the undersigned, personally appeared                                                      , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

C-3-3

Schedule 1 to Exhibit C-3 – Copyright Collateral

C-3-4

Exhibit D-1

Supplemental Grant of Security Interest in Trademarks

SUPPLEMENTAL GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Grant”), dated as of             ,         , made by AMERICA’S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company (“Grantor”), in favor of CITIBANK, N.A., a national banking association, as trustee (“Secured Party”) (collectively referred to as the “Parties”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, pursuant to the Base Indenture, dated as of December 20, 2006 by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries Franchising LLC, a Delaware limited liability company, America’s Drive-In Holding Inc., a Kansas corporation, America’s Drive-In Restaurants LLC, a Kansas limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the “Agreement”), Grantor granted to the Secured Party a continuing security interest in, and lien on, the Franchise IP, including Trademarks;

WHEREAS, since the date of the Agreement, the Grantor has acquired the additional Trademarks that are Registered in the United States and set forth on Schedule 1 attached hereto, including the goodwill of any business associated or connected therewith or symbolized thereby (collectively, the “After-Acquired Trademark Collateral); and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm and evidence the security interest in the After-Acquired Trademark Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1. Grantor hereby grants to the Secured Party a continuing security interest in, and lien on, the After-Acquired Trademark Collateral, in each case, now existing or hereafter acquired; provided, however that the grant of security interest shall not include any application for a Trademark that would be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, any United States Trademark application that is based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not affect the status or validity of such Trademark.

D-1-1

2. The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the After-Acquired Trademark Collateral. Grantor hereby requests the PTO to file and record this Grant together with the annexed Schedule 1.

3. Grantor hereby acknowledges and agrees that the security interest in the After-Acquired Trademark Collateral may only be terminated in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC.

By:
Name:
Title:

D-1-2

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the          day of                 ,             , before me the undersigned, personally appeared                                                  , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

D-1-3

Schedule 1 to Exhibit D-1

After-Acquired Trademark Collateral

D-1-4

Exhibit D-2

Supplemental Grant of Security Interest in Patents

SUPPLEMENTAL GRANT OF SECURITY INTEREST IN PATENTS (the “Grant”), dated as of             ,         , made by AMERICA’S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company (“Grantor”), in favor of CITIBANK, N.A., a national banking association, as trustee (“Secured Party”) (collectively referred to as the “Parties”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, pursuant to the Base Indenture, dated as of December 20, 2006 by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries Franchising LLC, a Delaware limited liability company, America’s Drive-In Holding Inc., a Kansas corporation, America’s Drive-In Restaurants LLC, a Kansas limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the “Agreement”), Grantor granted to the Secured Party a continuing security interest in, and lien on, the Franchise IP, including Patents;

WHEREAS, since the date of the Agreement, the Grantor has acquired the additional Patents that are Registered in the United States and set forth on Schedule 1 attached hereto (collectively, the “After-Acquired Patent Collateral); and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm and evidence the security interest in the After-Acquired Patent Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1. Grantor hereby grants to the Secured Party a continuing security interest in, and lien on, the After-Acquired Patent Collateral, in each case now existing or hereafter acquired.

2. The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the After-Acquired Patent Collateral. Grantor hereby requests the PTO to file and record this Grant together with the annexed Schedule 1.

D-2-1

3. Grantor hereby acknowledges and agrees that the security interest in the After-Acquired Patent Collateral may only be terminated in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC

By:
Name:
Title:

D-2-2

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the          day of             ,         , before me the undersigned, personally appeared                                                      , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

D-2-3

Schedule 1 to Exhibit D-2

After-Acquired Patent Collateral

D-2-4

Exhibit D-3

Supplemental Grant of Security Interest in Copyrights

SUPPLEMENTAL GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Grant”), dated as of ______, ____, made by AMERICA’S DRIVE-IN BRAND PROPERTIES LLC, a Kansas limited liability company (“Grantor”), in favor of CITIBANK, N.A., a national banking association, as trustee (“Secured Party”) (collectively referred to as the “Parties”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth (or incorporated) in the Agreement (as defined below).

WHEREAS, pursuant to the Base Indenture, dated as of December 20, 2006 by and among Grantor, Secured Party, Sonic Capital LLC, a Delaware limited liability company, Sonic Industries Franchising LLC, a Delaware limited liability company, America’s Drive-In Holding Inc., a Kansas corporation, America’s Drive-In Restaurants LLC, a Kansas limited liability company, SRI Real Estate Holding LLC, a Delaware limited liability company, and SRI Real Estate Properties LLC, a Delaware limited liability company (the “Agreement”), Grantor granted to the Secured Party a continuing security interest in, and lien on, the Franchise IP, including Copyrights;

WHEREAS, since the date of the Agreement, the Grantor has acquired the additional Copyrights that are Registered in the United States and set forth on Schedule 1 attached hereto (collectively, the “After-Acquired Copyright Collateral”); and

WHEREAS, pursuant to the Agreement, Grantor agreed to execute and deliver to the Secured Party this Grant for purposes of filing the same with the United States Copyright Office (the “Copyright Office”) to confirm, evidence and perfect the security interest in the After-Acquired Copyright Collateral granted pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, the Grantor agrees as follows:

1. Grantor hereby grants to the Secured Party a continuing security interest in, and lien on, the After-Acquired Copyright Collateral, in each case now existing or hereafter acquired.

2. The Parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the After-Acquired Copyright Collateral. Grantor hereby acknowledges the sufficiency and completeness of this Grant to perfect the security interest in the After-Acquired Copyright Collateral for the Secured Party, and hereby requests the Copyright Office to file and record this Grant together with the annexed Schedule 1.

D-3-1

3. Grantor hereby acknowledges and agrees that the security interest in the After-Acquired Copyright Collateral may only be terminated in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC

By:
Name:
Title:

D-3-2

STATE OF OKLAHOMA	)
: ss:
COUNTY OF OKLAHOMA	)

On the          day of             ,         , before me the undersigned, personally appeared                                                      , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

D-3-3

Schedule 1 to Exhibit D-3

After-Acquired Copyright Collateral

D-3-4

Schedule 7.7: Tax Assessments

NONE.

Schedule 7.7 to Base Indenture

Schedule 7.13: Non-Perfected Liens

None, except as described in Section 3.1(c) of the Base Indenture.

Schedule 7.13 to Base Indenture

Schedule 7.19: Insurance

Entity: Sonic Restaurants, Inc.

Property / General Liability Insurance Carrier: Lexington Insurance Company

Carrier A.M. Best Rating: A+ XV

Policy Inception Date: 5/01/06        Policy Expiration Date: 5/01/07

Policy Number: SIP6994800

SRI Property Coverage Summary

Limits:
Building, Personal Property & Business Interruption	$1,500,000 Any One Location
Service Interruption (Off Premises Power) - Property Damage
Property Perils:	$25,000 Any One Location
Boiler – Breakdown:	$25,000 Any One Location
Waiting Period:	None
Service Interruption (Off Premises Power) Business Income
Property Perils:	$25,000 Any One Location
Boiler – Breakdown:	$25,000 Any One Location
Waiting Period:	24 Hours as respects Boiler only
Service Interruption – Overhead Transmission Lines	Included
Signs
Attached to Buildings:	Included in $1,5000,000 Any One Location
Detached:	Included in $1,5000,000 Any One Location
Perils Included for Detached Signs:	All Risk

Fences	Included in $1,5000,000 Any One Location
Perils Included:	All Risk
Back-up of Sewers & Drains	Included
Terrorism	Included
Deductibles:
All Perils except as shown below	$2,500 Per Location
Named Windstorm (Tier 1 Counties and all of Florida)	$25,000 Per Location
Wind & Hail for Properties within 15 miles of Florida’s Coast	$50,000 Per Location
Earthquake	$25,000 Per Occurrence
Earthquake – New Madrid Fault Locations	$50,000 Per Occurrence
Flood	$25,000 Per Location
Flood – Zones A & V	$100,000 Per Location

SRI General Liability Coverage Summary

Limits:
Each Occurrence	$1,000,000
Personal & Advertising Injury	$1,000,000
Fire Legal Liability	$1,000,000
Products/Completed Operations Aggregate	$2,000,000
General Aggregate – Per Location	$2,000,000
Employee Benefits Liability	$1,000,000
Hired & Non-Owned Auto Liability	$1,000,000
Deductibles:
General Liability:	None
Hired & Non-Owned Auto Liability:	None

Schedule 7.19 to Base Indenture

Entity: Sonic Corp.

Property / General Liability Insurance Carrier: Hartford Fire Insurance Company

Carrier A.M. Best Rating: A+ XV

Policy Inception Date: 9/01/06        Policy Expiration Date: 9/01/07

Policy Number(s): 37UUNTZ143, 37MSTZ2351

Sonic Corp. Property Coverage Summary

Limits:
Blanket Personal Property	$6,575,000
Extra Expense	$1,500,000
Fine Arts	$34,000
Earthquake – per occurrence / annual aggregate	$5,000,000
Building Ordinance, Demolition and Increased Cost of Construction	25% of building value
Accounts Receivable	$250,000
Newly Acquired Property
Real Property	$1,000,000
Personal Property	$500,000
-Reporting Period	180 Days
Transit – Per Occurrence	$150,000
Debris Removal	25% of Property Damage Claim
Civil Authority	30 Days
Boiler & Machinery Limits and Sublimits:
Combined Property Damage and Business Interruption/Extra Expense	Same as property limits
Expediting Expenses	$100,000
Hazardous Substances	$100,000
Ammonia Contamination	$100,000
Water Damage	Same as property limits
Business Income/Extra Expense	Same as property limits
Personal Property at Undescribed Locations:
At Any One Exhibition	$50,000
At Any One Installation	$25,000
At Any Other Not Owned, Leased or Regularly Operated Premises	$100,000
Valuation:
Personal Property	Replacement Cost
Deductibles:
All Risk	$5,000
Business Income/Extra Expense	72 Hour Waiting Period – Civil Authority
Earthquake:	$100,000
Boiler And Machinery:
Property Damage	$5,000
Business Income	72 Hour Waiting Period – Civil Authority

Sonic Corp. Electronic Data Processing Coverage Summary

Limits:
EDP Equipment	$3,500,000
EDP Data & Media	$700,000
EDP Extra Expense	$700,000
Newly Acquired Property – EDP Equipment	$500,000
Reporting Period	180 Days
Deductible:	$5,000

Schedule 7.19 to Base Indenture

Sonic Corp. General Liability Coverage Summary

Limits:
Per Occurrence	$1,000,000
Personal & Advertising Injury	$1,000,000
Products/Completed Operations Aggregate	$2,000,000
General Aggregate Per Location	$2,000,000
Employee Benefits Liability – Each Employee/Aggregate	$1,000,000/$2,000,000
Fire Damage Legal Liability	$300,000
Premises Medical Payments	$10,000
Extensions:
Blanket Contractual	Included
Broad Form Property Damage	Included
Limited Worldwide Coverage (Suits brought in US)	Included
Host Liquor Liability	Included
Incidental Medical Malpractice	Included
Non-Owned Watercraft Liability	Included subject to 51 feet in length or less
Automatic Coverage for Newly Acquired Organizations	Included subject to 180 day reporting
Extended or Expected Injury - Bodily Injury & property Damage	Included
Non-Owned Aircraft Liability	Included if aircraft is hired, chartered or loaned with a paid crew
Broad Form Vendors	Included
Additional Insureds	Blanket if required by written contract
Major Exclusions:
Pollution	Excluded with exception for hostile fire and building heating equipment
Asbestos	Excluded
Employment Related Practices	Excluded
Discrimination	Covered unless committed at the direction of any executive officer, director, stockholder, partner or member of the insured
Co-Employee Injury	Excluded except coverage is provided for executive officers and directors
Deductible:	None

Entity: Sonic Corp.

Umbrella Liability Insurance Carrier (s): Zurich / Great American

Carrier A.M. Best Rating: A XV / A XIV

Policy Inception Date: 5/01/06        Policy Expiration Date: 5/01/07

Policy Number(s): AUC534624601 / TUE5093889

Primary Umbrella Limits: $25,000,000

Excess Umbrella Limits: $25,000,000

Total Umbrella Limits: $50,000,000

Schedule 7.19 to Base Indenture